As filed with the Securities and Exchange Commission on September 13, 1996
                                                            Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              THE LEHIGH GROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                               5063              13-1920670
(State or Other Jurisdiction      (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or Organization)  Classification Code Number)  Identification
                                                                  Number)

                              THE LEHIGH GROUP INC.
                               810 SEVENTH AVENUE
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 333-2620
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                      ------------------------------------

                               SALVATORE J. ZIZZA
                              THE LEHIGH GROUP INC.
                               810 SEVENTH AVENUE
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 333-2620

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                      ------------------------------------

                                   Copies to:

         ROBERT A. BRUNO                           ILAN K. REICH, ESQ.
      THE LEHIGH GROUP INC.             OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
       810 SEVENTH AVENUE                           505 PARK AVENUE
            27TH FLOOR                          NEW YORK, NEW YORK 10022
   NEW YORK, NEW YORK 10019                           (212) 753-7200
         (212) 333-2620

                      ------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. o

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                                             Proposed Maximum
     Title of Each Class of                Amount to be            Proposed Maximum         Aggregate Offering        Amount of
   Securities to be Registered              Registered         Offering Price Per Share           Price           Registration Fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock                                22,954,529               $0.469                 $10,765,674             $3,713
==================================================================================================================================

(1) Based on the closing price of Lehigh common stock on the New York Stock Exchange on September 11, 1996.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              THE LEHIGH GROUP INC.
                              CROSS REFERENCE SHEET

         PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING THE LOCATION
                  OF INFORMATION REQUIRED BY PART I OF FORM S-4


ITEM NO.  CAPTION                                      LOCATION OR CAPTION IN PROSPECTUS
- --------  -------                                      ---------------------------------
Item 1    Forepart of Registration Statement and       Outside Front Cover Page
          Outside Front Cover Page of Prospectus

Item 2    Inside Front and Outside Back Cover          Inside Front Cover Page; Table of
          Pages of Prospectus                          Contents; Available Information

Item 3    Risk Factors, Ratio of Earnings to Fixed     Summary; Special Factors; Business
          Charges and Other Information                Information Regarding Lehigh and Merger
                                                       Sub; Business Information Regarding DHB

Item 4    Terms of the Transaction                     Proposal No. 1 -- The Merger; Certain
                                                       Federal Income Tax Consequences;
                                                       Description of Lehigh's Capital Stock;
                                                       Comparison of Certain Rights of
                                                       Stockholders

Item 5    Pro Forma Financial Information              Financial Statements

Item 6    Material Contracts with the Company          Not Applicable
          Being Acquired

Item 7    Additional Information Required for          Not Applicable
          Reoffering by Persons and Parties
          Deemed to Be Underwriters

Item 8    Interests of Named Experts and Counsel       Legal Matters; Experts

Item 9    Disclosure of Commission Position on         Not Applicable
          Indemnification for Securities Act
          Liabilities

Item 10   Information with Respect to S-3              Not Applicable
          Registrants

Item 11   Incorporation of Certain Information by      Not Applicable
          Reference

Item 12   Information with Respect to S-2 or S-3       Not Applicable
          Registrants

Item 13   Incorporation of Certain Information by      Not Applicable
          Reference

Item 14   Information with Respect to Registrants      Summary; Special Factors; Business
          Other than S-2 or S-3 Registrants            Information Regarding Lehigh and Merger
                                                       Sub; Lehigh Management's Discussion and
                                                       Analysis of Financial Condition and Results
                                                       of Operations; Business Information
                                                       Regarding DHB; DHB Management's
                                                       Discussion and Analysis of Financial
                                                       Condition and Results of Operations;
                                                       Financial Statements

ITEM NO.  CAPTION                                      LOCATION OR CAPTION IN PROSPECTUS
- --------  -------                                      ---------------------------------

Item 15   Information with Respect to S-3              Not Applicable
          Companies

Item 16   Information with Respect to S-2 or S-3       Not Applicable
          Companies

Item 17   Information with Respect to Companies        Not Applicable
          Other than S-2 or S-3 Companies

Item 18   Information if Proxies, Consents or          Summary; Introduction; Proposal No. 1 --
          Authorizations are to be Solicited           The Merger; Proposal No. 2 -- The
                                                       Certificate Amendments; Proposal No. 3 --
                                                       Election of Directors; Proposal No. 4 --
                                                       Ratification of Independent Auditors;
                                                       Ratification of DHB's Independent
                                                       Auditors; Security Ownership of Certain
                                                       Beneficial Owners of Lehigh

Item 19   Information if Proxies, Consents or          Not Applicable
          Authorizations are not to be Solicited,
          or in an Exchange Offer

                              THE LEHIGH GROUP INC.
                               810 SEVENTH AVENUE
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10019

                                                              September   , 1996

Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders of The Lehigh Group Inc. ("Lehigh"), which will be held on October __, 1996, at ______________________________________ at ____ Eastern Time (the "Special
Meeting").

         At this meeting, you will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the proposed merger (the "Merger") of Lehigh Management Corp., a wholly-owned subsidiary of Lehigh ("Merger Sub") into DHB Capital Group Inc. ("DHB"), pursuant to an Agreement and Plan of Reorganization dated as of July 8, 1996 and the related Agreement of Merger (together, the "Merger Agreement") among Lehigh, DHB and Merger Sub.

         If the Merger Proposal is approved by stockholders, immediately prior to the effectiveness of the Merger, Lehigh will be obligated to effect a 21.845 to 1 reverse stock split, thereby reducing the number of outstanding shares of the Common Stock, $.001 par value, of Lehigh (the "Lehigh Common Stock") from approximately 10.4 million shares to approximately 470,000 shares (the "Reverse Stock Split"). Approval of the Merger Proposal shall constitute approval of the Reverse Stock Split. In the Merger each share of the Common Stock of DHB (the "DHB Common Stock") would be exchanged for one post- reverse-split share of Lehigh Common Stock. As a result of these actions, immediately following the Merger, current Lehigh stockholders will own 3% and DHB stockholders will own 97% of Lehigh.

         You will also be asked at the Special Meeting to vote on: (1) the adoption of amendments to the Restated Certificate of Incorporation of Lehigh, which will amend the current Certificate of Incorporation by: (A) changing the name of the corporation from "The Lehigh Group Inc." to "The DHB Group, Inc." in accordance with the terms of the Merger Agreement; (B) eliminating cumulative voting for directors; (C) eliminating action by stockholders by written consent;
(D) fixing the number of members of the Board of  Directors  at between  six and nine, as determined from time-to-time by the Board of Directors; and (E) requiring any further amendment to the provisions of the Certificate of
Incorporation addressed by items (B) through (D) to require the vote of the holders of at least 60% of the outstanding shares of Lehigh Common Stock
(collectively, the "Certificate Amendments"); (2) the election of eight directors to the Board of Directors; (3) ratification of the appointment of BDO Seidman, LLP as the independent certified public accountants for Lehigh for the fiscal year ending December 31, 1996; and (4) such other business as may properly come before the Special Meeting or any adjournments thereof.

         The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the Merger and certain additional information. You are urged to read and carefully consider this information.

         THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER AND THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, LEHIGH. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

         All stockholders are invited to attend the Special Meeting in person. Approval of the Merger Proposal requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon. Adoption of the Certificate Amendments eliminating cumulative voting for directors and fixing the number of directors at between six and nine requires the affirmative vote of the holders of a majority of the outstanding shares of Lehigh common stock or 80% of such shares voting at the Special Meeting, whichever is greater. Adoption of the other Certificate Amendments requires the affirmative vote of a majority of the outstanding shares of Lehigh Common Stock. The election of directors requires the affirmative vote of a plurality of the votes cast by all stockholders represented and entitled to vote thereon. As of the Record Date for the Special Meeting, DHB is the beneficial owner of 6,000,000 shares of Lehigh Common Stock which represents approximately 37% of the issued and outstanding Lehigh Common Stock. DHB is contractually obligated to vote those shares in accordance with the recommendation of Lehigh's Board of Directors.

         Because of the significance of the proposed transaction to Lehigh, your participation in the Special Meeting, in person or by proxy, is especially important.

         In order that your shares may be represented at the Special Meeting, you are urged to complete, sign, date and return promptly the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                         Sincerely,



                                         /s/ Salvatore J. Zizza
                                         ----------------------
                                         Salvatore J. Zizza
                                         President and Chief Executive Officer

                             DHB CAPITAL GROUP INC.
                              11 OLD WESTBURY ROAD
                          OLD WESTBURY, NEW YORK 11568

                                                              September   , 1996
Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders (in lieu of this year's Annual Meeting) of DHB Capital Group Inc. ("DHB"), which will be held on October ____, 1996, at ________________________________ at
________ Eastern Time (the "Special Meeting").

         At this meeting, you will be asked to consider and vote upon a proposed merger (the "Merger") involving DHB and The Lehigh Group Inc. ("Lehigh"), pursuant to which Lehigh Management Corp., a wholly-owned subsidiary of Lehigh ("Merger Sub") will be merged with and into DHB, with DHB being the surviving corporation. Upon consummation of the Merger, DHB will become a wholly-owned subsidiary of Lehigh (which is voting on a proposal to change its name to "The DHB Group, Inc."), and stockholders of DHB will receive 97% of the common stock of Lehigh immediately following the Merger.

         THE BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, DHB AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

         All stockholders are invited to attend the Special Meeting in person. Approval of the Merger requires the affirmative vote of a majority of the outstanding shares of common stock of DHB. As a stockholder of DHB holding approximately 60% of the common stock of DHB, I will be voting in favor of the transaction.

         The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the Merger and certain additional information. You are urged to read and carefully consider this information.

         In order that your shares may be represented at the Special Meeting, you are urged promptly to complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                          Sincerely,




                                          /s/ David H. Brooks
                                          -------------------
                                          David H. Brooks
                                          Chairman and Chief Executive Officer

                              THE LEHIGH GROUP INC.
                               810 SEVENTH AVENUE
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10019

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         To Be Held on October ___, 1996


         NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of The Lehigh Group Inc. ("Lehigh") will be held on October ___, 1996, at _____________________________ at ____ __.m., Eastern Time (the "Special
Meeting"), for the following purposes:

         1. To consider and to vote on a proposal (the "Merger Proposal") to approve the proposed merger (the "Merger") of Lehigh Management Corp., a Delaware corporation and a wholly-owned subsidiary of Lehigh ("Merger Sub"), with and into DHB Capital Group Inc. ("DHB"), pursuant to an Agreement and Plan of Reorganization dated as of July 8, 1996 and the related Agreement of Merger (together, the "Merger Agreement"), among Lehigh, DHB and Merger Sub, a copy of which is attached to the accompanying Joint Proxy Statement/Prospectus as Appendix A. Approval of the Merger shall constitute approval of a 21.845 to 1 reverse stock split of the Lehigh common stock to be effected immediately prior to the effectiveness of the Merger.

         2. To approve the adoption of amendments to the Restated Certificate of Incorporation of Lehigh which will amend the current Certificate of Incorporation by: (A) changing the name of the corporation from "The Lehigh Group Inc." to "DHB Group Inc." in accordance with the terms of the Merger Agreement; (B) eliminating cumulative voting for directors; (C) eliminating action by stockholders by written consent; (D) fixing the number of members of the Board of Director at between six and nine, as determined from time-to-time by the Board of Directors; and (E) requiring any further amendment to the provisions of the Certificate of Incorporation addressed by items (B) through
(D) to require the vote of the holders of at least 60% of the outstanding shares of Lehigh Common Stock (collectively, the "Certificate Amendments").

         3. To elect eight directors of Lehigh to serve for a one year term and until their successors are elected and qualify;

         4. To confirm the appointment of BDO Seidman, LLP as the independent certified public accountants for Lehigh for the year ending December 31, 1996; and

         5. To transact such other business as may properly come before the meeting.

         The foregoing items of business are more fully described in the Joint Proxy Statement/Prospectus accompanying this Notice.

         Only stockholders of record at the close of business on September ___, 1996 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         All stockholders are invited to attend the Special Meeting in person. Approval of the Merger Proposal requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon. Adoption of the Certificate Amendments eliminating cumulative voting for directors and fixing the number of directors at between six and nine requires the affirmative vote of the holders of a majority of the outstanding shares of Lehigh common stock or 80% of such shares voting at the Special Meeting, whichever is greater. Adoption of the other Certificate Amendments requires the affirmative vote of a majority of the outstanding shares of Lehigh common stock. The election of directors requires the affirmative vote of a plurality of the votes cast by all stockholders represented and entitled to vote thereon. As of the Record Date for the Special Meeting, DHB is the beneficial owner of 6,000,000 shares of Lehigh common stock which represents approximately 37% of the issued and outstanding shares of Lehigh common stock. DHB is contractually obligated to vote those shares in accordance with the recommendation of Lehigh's Board of Directors.

         THE BOARD OF DIRECTORS OF LEHIGH RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE MERGER PROPOSAL AND THE OTHER MATTERS TO BE PRESENTED AT THE SPECIAL MEETING.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Robert A. Bruno
                                             -------------------
                                             Robert A. Bruno
                                             Secretary

New York, New York
September __, 1996

                             YOUR VOTE IS IMPORTANT

         To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. To revoke a proxy, you must submit to the Secretary of Lehigh prior to voting, either a signed instrument of revocation or a duly executed proxy bearing a date or time later than the proxy being revoked. If you attend the meeting, you may vote in person even if you previously returned a proxy.

                             DHB CAPITAL GROUP INC.
                              11 OLD WESTBURY ROAD
                          OLD WESTBURY, NEW YORK 11568

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            IN LIEU OF ANNUAL MEETING

                         To Be Held on October ___, 1996

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of DHB Capital Group Inc. ("DHB") will be held on October ___, 1996, at ______________________________ at _____ Eastern Time for the following purposes:

         1. To consider and vote upon the approval and adoption of an Agreement and Plan of Merger dated as of June 8, 1996 and the related Agreement of Merger (together, the "Merger Agreement") among DHB, The Lehigh Group Inc. ("Lehigh") and Lehigh Management Corp., a Delaware corporation and a wholly-owned subsidiary of Lehigh ("Merger Sub"). A copy of the Merger Agreement is set forth as Appendix A to the attached Joint Proxy Statement/Prospectus. The Merger Agreement provides for, among other things, the proposed merger (the "Merger") of Merger Sub with and into DHB, with DHB to be the surviving corporation; and

         2. Ratification of the appointment of Capraro, Centofranchi, Kramer & Co., P.C. as the independent certified public accountants for DHB for the fiscal year ending December 31, 1996.

         3. To transact such other business as may properly come before the meeting.

         The foregoing items of business are more fully described in the Joint Proxy Statement/Prospectus accompanying this Notice.

         Only stockholders of record at the close of business on September __, 1996 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         Approval  of  the  Merger  and  the  Merger   Agreement   requires  the
affirmative vote of a majority of the outstanding shares of DHB common stock.

         THE BOARD OF DIRECTORS OF DHB RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE MERGER AND THE MERGER AGREEMENT.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Mary Kreidell
                                            -----------------
                                            Mary Kreidell
                                            Secretary

Old Westbury, New York
September ___, 1996

                             YOUR VOTE IS IMPORTANT

         To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. To revoke a proxy, you must submit to the Secretary of DHB, prior to voting, either a signed instrument of revocation or a duly executed proxy bearing a date or time later than the proxy being revoked. If you attend the meeting, you may vote in person even if you previously returned a proxy.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

AVAILABLE INFORMATION........................................................2

SUMMARY  ....................................................................3
         The Companies.......................................................3
         Meetings of Stockholders of Lehigh and DHB..........................3
         The Merger..........................................................4
         Price Range of Common Stock.........................................8

SPECIAL FACTORS..............................................................9
         Special Factors Related to Lehigh...................................9
         Special Factors Relating to DHB....................................10
         The Business of the Armor Group of DHB.............................10
         Other Business Activities of DHB...................................12
         The Management of DHB..............................................13

INTRODUCTION................................................................14
         Meetings of Stockholders...........................................14
         Purpose of Meetings................................................14
         Voting Requirements at Meetings....................................15
         Proxies  ..........................................................16

PROPOSAL NO. 1 -- THE MERGER................................................17
         General  ..........................................................17
         Background to the Merger...........................................17
         Lehigh Reasons For the Merger; Recommendation of the Lehigh Board..19
         DHB Reasons for the Merger; Recommendation of the DHB Board........20
         Federal Income Tax Consequences....................................21
         Accounting Treatment...............................................21
         Interests of Certain Members of Lehigh and DHB Management
          in the Merger.....................................................21
         Management After the Merger........................................21
         Stock Options......................................................22
         No Appraisal Rights................................................22
         Trading Market.....................................................23
         Effective Time.....................................................23
         The Merger.........................................................23
         Exchange of Shares.................................................23
         Fractional Shares..................................................24
         Registration and Listing of Share Consideration....................25
         Representations and Warranties.....................................25
         Covenants..........................................................25
         No Solicitation; Transaction Moratorium............................25
         Access to Information..............................................26
         Additional Covenants...............................................26
         Conditions to the Merger...........................................26
         Termination and Termination Expenses...............................26
         Indemnification....................................................27
         Governmental and Regulatory Approvals..............................27

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................28
         Consequences to Lehigh and DHB.....................................28
         Consequences to Lehigh and DHB Stockholders........................28
         Limitations on Description.........................................28

PROPOSAL NO. 2 -- THE CERTIFICATE AMENDMENTS................................30
         Part  A --  Changing  the  Name  of  the  Corporation  from
                   "The  Lehigh  Group  Inc."  to  "The DHB Group, Inc."....30

         Part B -- Eliminating Cumulative Voting for Directors..............30
         Part C -- Eliminating Action by Stockholders by Written Consent....32
         Part D -- Fixing the Number of Directors at between Six and Nine...33

         Part  E  --  Requiring   any   Further   Amendment   to   the
                      Provisions of the  Certificate of  Incorporation
                      addressed  by Parts (B)  through  (D) to Require
                      the Vote of the  holders  of at Least 60% of the
                      Outstanding     Shares    of    Lehigh    Common
                      Stock.................................................33

PROPOSAL NO. 3 -- ELECTION OF DIRECTORS.....................................34

PROPOSAL NO 4 -- RATIFICATION OF INDEPENDENT AUDITORS.......................46

RATIFICATION OF DHB'S INDEPENDENT AUDITORS..................................46

BUSINESS INFORMATION REGARDING LEHIGH AND MERGER SUB .......................48
         Lehigh   ..........................................................48
         Merger Sub.........................................................50

LEHIGH MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................51
         Results of Operations..............................................51

DESCRIPTION OF LEHIGH'S CAPITAL STOCK.......................................55

BUSINESS INFORMATION REGARDING DHB..........................................57
         Declaration of 50% Stock Dividend..................................57
         Ballistic-Resistant Equipment......................................57
         Protective Athletic Equipment......................................58
         Orthopedic Products................................................58

DHB MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............................. 60

DESCRIPTION OF DHB'S CAPITAL STOCK..........................................65
         DHB Common Stock...................................................65
         Preferred Shares...................................................65

COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS................................67
         Election and Removal of Directors..................................67
         Quorum at Meetings of Stockholders.................................67
         Special Meetings of Stockholders...................................67
         Action of Stockholders by Written Consent..........................68
         Amendment of Certificate of Incorporation..........................68

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF LEHIGH...................69

LEGAL MATTERS...............................................................72

EXPERTS  ...................................................................72

FINANCIAL STATEMENTS.......................................................F-1

APPENDIX A:  MERGER AGREEMENT..............................................A-1

                   JOINT PROXY STATEMENT/PROSPECTUS


   THE LEHIGH GROUP INC.                            DHB CAPITAL GROUP INC.
PROXY STATEMENT FOR SPECIAL                      PROXY STATEMENT FOR SPECIAL
 MEETING OF STOCKHOLDERS                          MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER __, 1996                    IN LIEU OF ANNUAL MEETING
                                                 TO BE HELD ON OCTOBER __, 1996



                         THE LEHIGH GROUP INC.
                      PROSPECTUS FOR COMMON STOCK


         This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are being furnished in connection with the solicitation of proxies by the Boards of Directors of The Lehigh Group Inc., a Delaware corporation ("Lehigh"), and DHB Capital Group Inc., a Delaware corporation ("DHB"), to be used at the Special Meeting of Stockholders of Lehigh to be held on October __, 1996 at ______ Eastern Time at _______________, (the "Lehigh Meeting"), and the Special Meeting of Stockholders of DHB to be held on October __, 1996 at __________, Eastern Time at _____________ (the "DHB Meeting" and, together with the Lehigh Meeting, the "Meetings"). This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of each of Lehigh and DHB on or about September __, 1996.

         At the Lehigh Meeting the stockholders of Lehigh, and at the DHB Meeting the stockholders of DHB, will consider and vote on Proposal No. 1 (the "Merger Proposal") -- to approve and adopt the Agreement and Plan of Reorganization, dated as of July 8, 1996 and the related Agreement of Merger (together, the "Merger Agreement"), among Lehigh, DHB and Lehigh Management Corp., a Delaware corporation and a wholly-owned subsidiary of Lehigh ("Merger Sub"). The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into DHB, with DHB to be the surviving corporation (the "Surviving Corporation"). If the Merger Proposal is approved by stockholders of both Lehigh and DHB, immediately prior to the effectiveness of the Merger, Lehigh will be obligated to effect a 21.845 to 1 reverse stock split, thereby reducing the number of outstanding shares from approximately 10.4 million shares to approximately 470,000 shares (the "Reverse Stock Split"). Approval of the Merger Proposal shall constitute approval of the Reverse Stock Split. In the Merger, each share of the Common Stock, $.001 par value, of DHB (the "DHB Common Stock") would be exchanged for one post-reverse- split share of the Common Stock, $.001 par value, of Lehigh (the "Lehigh Common Stock"). In accordance with the Merger Agreement, in exchange for all of the issued and outstanding capital stock of the Surviving Corporation, Lehigh shall issue to DHB's stockholders shares (the "Shares") of Lehigh Common Stock that would equal 97% of the total issued and outstanding Lehigh Common Stock upon consummation of the Merger. Immediately following the Reverse Stock Split and the Merger, existing Lehigh stockholders would own 3% of the outstanding Lehigh Common Stock.

         At the Lehigh  Meeting,  the  stockholders of Lehigh will also vote on:
Proposal No. 2 -- the adoption of  amendments  to the  Restated  Certificate  of
Incorporation of Lehigh, which will amend the current Certificate of Incorporation by: (A) changing the name of the corporation from "The Lehigh Group Inc." to "The DHB Group, Inc." in accordance with the terms of the Merger Agreement; (B) eliminating cumulative voting for directors; (C) eliminating action by stockholders by written consent; (D) fixing the number of members of the Board of Directors at between six and nine, as determined from time to time by the Board of Directors; and (E) requiring any further amendment to the provisions of the Certificate of Incorporation addressed by items (B) through
(D) to require the vote of the holders of at least 60% of the outstanding shares of Lehigh Common Stock (collectively, the "Certificate Amendments"); Proposal No. 3 -- the election of eight directors to the Board of Directors; and Proposal No. 4 -- ratification of the appointment of BDO Seidman, LLP as the independent certified public accountants for Lehigh for the fiscal year ending December 31, 1996.

         Also at the DHB Meeting, the stockholders of DHB will consider and vote upon the ratification of the appointment of Capraro, Centofranchi, Kramer & Co., P.C. as the independent certified public accountants for DHB for the fiscal year ending December 31, 1996.

     STOCKHOLDERS OF LEHIGH AND DHB SHOULD CAREFULLY CONSIDER THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE
   FACTORS DISCUSSED UNDER THE HEADING "SPECIAL FACTORS" AT PAGE 9.

  THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         --------------------

 The date of this Joint Proxy Statement/Prospectus is September __, 1996.
                         --------------------

         This Joint Proxy Statement/Prospectus also serves as a Prospectus of Lehigh under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Lehigh Common Stock issuable in the Merger.

         No person is authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement/Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction in which such offer or solicitation may not lawfully be made. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

                         AVAILABLE INFORMATION

         Lehigh and DHB are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each company files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by each of Lehigh and DHB can be inspected and copied at the public reference facilities at the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549, at the SEC's Regional Office at Seven World Trade Center, New York, New York 10048 and at the SEC's Regional Office at Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60621. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material and other information concerning DHB can be inspected and copied at the offices of The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Such material and other information concerning Lehigh can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, Inc., New York, New York 10005. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

         Lehigh has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act covering the securities described herein. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document if filed with the SEC or attached as an appendix hereto. For further information, reference is hereby made to the Registration Statement and the exhibits filed therewith. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                                SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This Summary does not contain a complete statement of all material features of the proposals to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Joint Proxy Statement/Prospectus and in the Appendices annexed hereto.

THE COMPANIES


Lehigh.....................  Lehigh  (formerly  The LVI Group Inc.)  through its wholly owned subsidiary, HallMark Electrical Supplies Corp. ("HallMark"), is engaged in the distribution of electrical supplies for the construction industry both domestically (primarily in the New York Metropolitan area) and for export. See "Business Information Regarding Lehigh and Merger Sub."

DHB.......................   DHB, through various  subsidiaries,  is engaged in:
                             (i)   the   manufacture    and    distribution   of
                             ballistic-resistant   equipment   and  apparel  and
                             related   products   used  by   police   and  other
                             law-enforcement  and security  personnel;  (ii) the
                             manufacture and distribution of protective athletic
                             equipment and apparel,  such as elbow, breast, hip,
                             groin,  knee, shin and ankle  supports,  and wrist,
                             elbow,   groin  and  knee  braces;  and  (iii)  the
                             orthopedic products business.

                             DHB was originally incorporated as a New York corporation in 1992. Effective April 17, 1995 (the "Reincorporation Date"), DHB was reincorporated (the "Reincorporation") in Delaware. Any reference in this Joint Proxy Statement/Prospectus to DHB for any period ending prior to the Reincorporation Date includes the New York corporation. See "Business Information Regarding DHB."

MEETINGS OF STOCKHOLDERS OF LEHIGH AND DHB

Time, Date, Place and
  Purposes................   The Lehigh Special  Meeting will be held on October
                             __,   1996   at   _________,   Eastern   Time,   at
                             _______________________.

                             The DHB Special Meeting will be held on October __,
                             1996    at    _________,     Eastern    Time,    at
                             __________________________.

                             At the Meetings, Lehigh and DHB stockholders will be asked to consider and vote upon proposals to approve the Merger Agreement, a copy of which is attached hereto as Appendix A. Lehigh stockholders will also be asked to consider certain charter amendments and the election of eight directors. See "Introduction -- Meetings of Stockholders and -- Purpose of Meetings."

Record Date, Vote Required.  The record date for  stockholders of Lehigh and DHB entitled to vote upon the Merger is September __, 1996 (the "Record Date"). Approval of the Merger Proposal by the Lehigh stockholders requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon. Approval of the Merger Proposal by the DHB stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of DHB's Common Stock. If the Merger is not approved by the stockholders of both Lehigh and DHB, neither the Merger not the Reverse Stock Split will be effected and the current directors of Lehigh and DHB will continue to serve. The presence, either in person or by properly executed proxy, at the Meetings of the holders of a majority of the outstanding shares entitled to vote at each such Meeting is necessary to constitute a quorum at each such Meeting.

                             For  the   effect  of   abstentions   and   "broker
                             non-votes," see "Introduction-- Voting Requirements at Meetings."

THE MERGER

Effect of the Merger.......  If the Merger is  approved by the  stockholders  of
                             Lehigh and DHB and other conditions to closing specified in the Merger Agreement are satisfied or waived, then Merger Sub will be merged with and into DHB, with DHB being the surviving corporation of the Merger. The surviving corporation will continue to be a wholly-owned subsidiary of Lehigh whose name will be changed to "The DHB Group, Inc." On the Effective Date of the Merger, DHB will continue to possess all of its assets and liabilities, and the separate corporate existence of Merger Sub will cease. See "Proposal No. 1 -- The Merger."

Effective Date of the
  Merger..................   The Merger shall become  effective (the  "Effective
                             Time") when the  following  actions shall have been
                             completed: (i) the Merger Agreement shall have been
                             adopted and approved by the stockholders of each of
                             Lehigh,  DHB and  Merger  Sub (ii)  all  conditions
                             precedent  to  the   consummation   of  the  Merger
                             specified in the Merger Agreement shall have been satisfied or duly waived by the party entitled to satisfaction; and (iii) a Certificate of Merger shall have been filed with the Secretary of State of Delaware, all of which must occur on or before December 15, 1996. See "Proposal No. 1 -- The
                             Merger."

Terms of the Merger.......   The  Merger  Agreement  provides  that  immediately
                             prior to the Effective Time,  Lehigh would effect a
                             21.845  to 1  reverse  stock  split,  reducing  the
                             number of  outstanding  shares of the Common Stock,
                             $.001 par value (the "Lehigh Common  Stock"),  from
                             approximately  10.4 million shares to approximately
                             470,000  shares.  In the  Merger  each share of DHB
                             Common   Stock   would   be   exchanged   for   one
                             post-reverse-stock  split  share of  Lehigh  Common
                             Stock.  As  a  result,  immediately  following  the
                             Merger,   current  Lehigh   stockholders  will  own
                             approximately 3% and DHB stockholders will own approximately 97% of Lehigh Common Stock. See
                             "Proposal No. 1 -- The Merger."

The Board of Directors
  and Management of Lehigh
  Following Consummation
  of the Merger;
  Change of Control.......   Upon consummation of the Merger,  only three of the
                             eight  members  of the  Board  of  Lehigh  will  be
                             current  directors  of  Lehigh,  and Mr.  David  H.
                             Brooks,  currently  the  Chairman  of the Board and
                             Chief  Executive  Officer of DHB, will be the Chief
                             Executive  Officer of Lehigh (which will be renamed
                             "The DHB Group, Inc."), thereby effectively causing
                             a change  of  control  of  Lehigh.  Mary  Kreidell,
                             currently  Chief  Financial   Officer,   Treasurer,
                             Secretary  and a Director of DHB, will become Chief
                             Financial  Officer,  Treasurer  and  a  Director of
                             Lehigh.

                             Mr. Salvatore J. Zizza, the Chairman and Chief Executive Officer of Lehigh, will become President and Chief Operating Officer, and Mr. Robert A. Bruno, Esq., Vice President and General Counsel of Lehigh, will continue in that position. Both Messrs. Zizza and Bruno have entered into new employment agreements which will become effective upon completion of the Merger. See "Proposal No. 3 -- Election of Directors."


Exchange of Shares........   Before the  Effective  Date of the  Merger,  Lehigh
                             will appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing
                             DHB  Common  Stock  for  certificates  representing
                             Lehigh Common Stock. Lehigh will deposit with the Exchange Agent, for the benefit of holders of DHB
                             Common Stock, certificates representing shares of Lehigh Common Stock issuable pursuant to the Merger
                             Agreement  in  exchange  for  shares of DHB  Common
                             Stock evidencing the right to receive one share of Lehigh Common Stock for each share of DHB Common
                             Stock. Promptly after the Effective Date of the Merger the Exchange Agent will send to each holder of DHB Common Stock a letter of transmittal to be used in such exchange. See "Proposal No. 1 -- The
                             Merger."

Conditions to the Merger;
  Termination.............   The parties'  obligations  to consummate the Merger
                             are  subject  to  their   respective   stockholders
                             approval and a number of other conditions,  each of
                             which  may be  waived  either  before  or after the
                             Meetings. Such other conditions include that, on or
                             before the Effective  Time:  no action,  lawsuit or
                             other  proceeding  shall have been instituted which
                             seeks to or does prohibit or restrain  consummation
                             of the  Merger;  and there  shall not have been any
                             material  adverse change affecting either Lehigh or
                             DHB since July 8, 1996. The Merger Agreement may be
                             terminated at any time before the  Effective  Time,
                             whether before or after the Meetings, by the mutual
                             written consent of the parties,  by any party if it
                             is not  willing to waive a condition  that  another
                             party cannot  satisfy by the Effective  Time, or by
                             any  party  if the  Merger  is not  consummated  by
                             December  15,  1996  for any  reason  other  than a
                             breach  by  the  party  giving  such  notice.   See
                             "Proposal No. 1 -- The Merger."

Recommendation of the
  Boards of Directors of
  Lehigh and DHB..........   The Board of  Directors  of each of Lehigh  and DHB
                             has   approved   the  Merger   Agreement   and  the
                             transactions  contemplated  thereby.  THE BOARDS OF
                             DIRECTORS OF LEHIGH AND DHB  RECOMMEND  APPROVAL OF
                             THE MERGER AGREEMENT BY THE STOCKHOLDERS OF EACH OF
                             LEHIGH AND DHB RESPECTIVELY. For a discussion of the reasons favoring the Merger considered by the Boards of Directors in approving the Merger, see
                             "Proposal No. 1 -- The Merger."

Significant Stockholders'
  Voting Intentions.......   Mr. David H. Brooks,  the Chairman of the Board and
                             Chief   Executive   Officer   of  DHB,   who  holds
                             approximately  60% of the  outstanding  DHB  Common
                             Stock,  and DHB, which holds  approximately  37% of
                             the  outstanding  Lehigh  Common  Stock,  have both
                             indicated  that  they  will  vote  their  ownership
                             interests   at  the  DHB  Meeting  and  the  Lehigh
                             Meeting,  respectively,  in  favor  of  the  Merger
                             Proposal. In addition, certain officers,  directors
                             and other stockholders of Lehigh, who together hold
                             approximately  __% of the Lehigh Common Stock, have
                             indicated  that they will be voting in favor of the
                             Merger  Proposal.   See  "Proposal  No.  1  --  The
                             Merger."


Opinion of Financial
  Advisor.................   Neither  Lehigh nor DHB has  requested  or obtained
                             the opinion of any financial advisor in connection with the Merger. See "Proposal No. 1 -- The Merger
                             -- Lehigh Reasons for the Merger; Recommendation of the Lehigh Branch" and "-- DHB Reasons for the
                             Merger; Recommendation of the DHB Branch."

Governmental and
  Regulatory Approvals....   Neither Lehigh nor DHB believes that any government
                             or   regulatory    approvals   are   required   for
                             consummation of the Merger, other than compliance with applicable securities laws and the filing of the Certificate of Merger under Delaware law. See
                             "Proposal No. 1 -- The Merger."


Certain United States
  Federal Income Tax
  Consequences.............  See "Certain Federal Income Tax Consequences" for a
                             discussion of the treatment of the Merger and the Reverse Stock Split for federal income tax purposes.


Accounting Treatment.......  Both Lehigh and DHB intend to treat the Merger as a
                             "purchase" of Lehigh by DHB for accounting and financial reporting purposes. See "Unaudited Pro Forma Combined Financial Statements" in the Financial Statements portion of this Joint Proxy Statement/Prospectus.

Appraisal Rights...........  The  stockholders  of Lehigh  and DHB will not have any appraisal rights in connection with the Merger. See "Proposal No. 1 -- The Merger."

                      PRICE RANGE OF COMMON STOCK

         The following table reflects (i) the range of the reported high and low closing or last sale prices of Lehigh Common Stock on the NYSE Composite Tape and (ii) the range of the reported high and low last sale prices of DHB Common Stock on the over the counter market (OTC Bulletin Board), in each case for the calendar quarters indicated. The information in the table and in the following paragraph has been adjusted to reflect retroactively all applicable stock splits and stock dividends.

                                                        LEHIGH COMMON STOCK               DHB COMMON STOCK
                                                        -------------------               ----------------
                                                      HIGH                 LOW        HIGH                 LOW
                                                      ----                 ---        ----                 ---
1993:
         First quarter......................        $1-5/8               $ 7/8
         Second quarter.....................         1-1/8                 5/8
         Third quarter......................         15/16                9/16
         Fourth quarter.....................           7/8                9/16      $5-1/2                $  1-1/3
1994:
         First quarter......................        $1-1/4               $ 5/8      $3-1/2                $  1-2/3
         Second quarter.....................           7/8                 5/8           3                   1-1/2
         Third quarter......................           5/8                 5/8       2-1/3                   1-1/2
         Fourth quarter.....................           7/8                 5/8       3-1/4                   1-1/3
1995:
         First quarter......................        $  3/4               $ 5/8      $2-1/2                $1-11/12
         Second quarter.....................           5/8                 3/8       3-3/4                 1-11/12
         Third quarter......................           1/2                 5/8           4                 2-11/12
         Fourth quarter.....................         33/64               13/16       3-1/6                 2-11/12
1996:
         First quarter......................        $11/16               $7/16      $2-3/4                $2
         Second quarter.....................          9/16                 3/8       6-2/3                 2-2/3
         Third quarter (through
         September __, 1996)................

         On June 10, 1996, the last full trading day prior to the execution and public announcement of the letter of intent, the closing price of the Lehigh Common Stock was $.50 per share and the last sale price of the DHB Common Stock was $3.92 per share, as reported on the NYSE Composite Tape and the OTC Bulletin Board, respectively. On July 8, 1996, the last day before the public announcement of the execution of the Merger Agreement, the closing price of the Lehigh Common Stock was $.57 per share and the last sale price of the DHB Common Stock was $6.33 per share, as reported on the NYSE Composite Tape and the OTC Bulletin Board, respectively. On September __, 1996, the most recent practicable date prior to the mailing of this Joint Proxy Statement/Prospectus the last sale prices of Lehigh Common Stock and DHB Common Stock were $___ per share and $___ per share, respectively, as reported on the NYSE Composite Tape and the OTC Bulletin Board, respectively. Lehigh and DHB stockholders are encouraged to obtain current market quotations.

         Neither Lehigh nor DHB has paid any cash dividends since January 1, 1993.

                            SPECIAL FACTORS


         HOLDERS OF LEHIGH AND DHB COMMON STOCK SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS INCLUDING THE INFORMATION IN THE APPENDIX AND, IN PARTICULAR, SHOULD EVALUATE THE SPECIFIC FACTORS SET FORTH BELOW FOR RISKS ASSOCIATED WITH THE MERGER AND OWNERSHIP OF LEHIGH COMMON STOCK. THESE RISK FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

SPECIAL FACTORS RELATED TO LEHIGH

         Dilution of Ownership of Lehigh Stockholders. Following the Reverse Stock Split and upon consummation of the Merger, the former stockholders of DHB as a group will beneficially own 97% of the Lehigh Common Stock and the existing stockholders of Lehigh will own 3% of Lehigh. This represents substantial dilution of the ownership interests of Lehigh's current stockholders after consummation of the Merger.

         Control of Lehigh by David H. Brooks. Upon consummation of the Merger, Mr. David H. Brooks, Chairman and CEO of DHB, will own approximately 58% of Lehigh's Common Stock. See "Proposal No. 1 -- The Merger -- Management After the Merger." In addition, assuming the persons nominated as directors in Proposal No. 3 are elected, only three of the eight members of the Board of Directors of Lehigh following consummation of the Merger will be current directors of Lehigh. Accordingly, the former stockholders of DHB as a group, and Mr. Brooks in particular, will be in a position to control the election of directors and other corporate matters that require the vote of Lehigh stockholders.

         Possible Volatility of Stock Price. Upon consummation of the Merger, the market price of the Lehigh Common Stock may be highly volatile. In addition, the trading volume of Lehigh Common Stock on the New York Stock Exchange, Inc. (the "NYSE") has been limited. Also, the price of Lehigh Common Stock following consummation of the Merger will be sensitive to the performance and prospects of the combined companies.

         No Dividends. Lehigh has paid no cash dividends on Lehigh Common Stock and does not anticipate paying cash dividends in the foreseeable future. Lehigh's ability to pay dividends is dependent upon, among other things, future earnings, the operating results and financial condition of Lehigh, its capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of the Board of Directors. The Board is authorized to issue, at any time hereafter, up to 5,000,000 shares of preferred stock on such terms and conditions as it may determine, which may include preferences as to dividends. Accordingly, there is no assurance that any dividends will ever be paid on Lehigh Common Stock.

         Authorization and Discretionary Issuance of Preferred Stock. Lehigh's Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of "blank check" preferred stock with such designations, rights, and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of Lehigh's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of Lehigh. Although Lehigh has no present intention to issue any shares of its preferred stock, there can be no assurance that Lehigh will not do so in the future.

         Effect of Outstanding Warrants and Options. Lehigh currently has outstanding options and warrants to purchase an aggregate of 18,697,187 shares of Lehigh Common Stock and, upon consummation of the Merger, will assume existing DHB options to purchase an additional 3,656,000 shares. All of the foregoing securities represent the right to acquire Lehigh Common Stock during various periods of time and at various prices. Holders of these securities are given the opportunity to profit from a rise in the market price of the Lehigh Common Stock and are likely to exercise their rights at a time when Lehigh may wish to obtain additional equity capital on more favorable terms.

SPECIAL FACTORS RELATING TO DHB

         See "Business Information Regarding DHB" for the definitions of certain of the terms used in the following sections.

         THE BUSINESS OF THE ARMOR GROUP OF DHB

         Concentration of Business Activities of the Armor Group; Dependence on Major Customer. The market for products of the Armor Group is, in large part, composed of domestic and international military and civil authorities. Accordingly, the Armor Group's operations are subject to the risk of fluctuations in the demand for such products by such authorities. In addition, significant portions of PACA's revenues in recent years have come from its largest customer, the City of New York. Revenues from this customer constituted 5% and 8% of DHB's total revenues for the years ended December 31, 1995 and 1994, respectively. PACA is deriving a lower share of its revenue from this customer, but the loss of this customer, if it were not replaced by other customers, could have an adverse effect on DHB's financial performance.

         Reliance Upon Government Spending. The Armor Group's products are sold nationally and internationally, primarily to law enforcement agencies and military services. Sales to domestic law enforcement agencies, including government, security and intelligence agencies, police departments, federal and state correctional facilities, and highway patrol and sheriffs' departments, comprise the largest portion of the Armor Group's business. Accordingly, any substantial reduction in government spending or change in emphasis in defense and law enforcement programs could have a material adverse effect on the Armor Group's business.

         Product Liability. The products manufactured by PACA and Point Blank are used in applications where the failure of such products could result in serious personal injuries and death. PACA and Point Blank each maintain product liability insurance in the amount of $1,000,000 per occurrence and $8,000,000 in the aggregate for PACA, and $12,000,000 in the aggregate for Point Blank, excluding legal fees which are borne by the insurance carriers, less a deductible ($25,000 for PACA, $100,000 for Point Blank). There is no assurance that these amounts would be sufficient to cover the payment of any potential claim. In addition, there is no assurance that this or any other insurance coverage will continue to be available or, if available, that PACA and/or Point Blank will be able to obtain it at a reasonable cost. Any substantial uninsured loss would have to be paid out of the assets of PACA or Point Blank, as applicable, and may have a material adverse effect on DHB's financial condition and operations on a consolidated basis. In addition, the inability to obtain product liability coverage would prohibit PACA or Point Blank, as applicable, from bidding for orders from certain municipal customers since, at present, many municipal bids require such coverage, and any such inability would have a material adverse effect on DHB's financial condition and results of operations, on a consolidated basis.



         Limited Sources of Raw Material. The primary raw material used by PACA in manufacturing ballistic-resistant garments is KevlarTM, a patented product of
E. I. Du Pont de Nemours Co., Inc. ("Du

Pont"). Du Pont and its European licensee are currently the only producers of Kevlar. PACA purchases Kevlar in the form of woven cloth from two independent weaving companies, each of which provides more than 10% of PACA's requirements of Kevlar. In the event Du Pont or its licensee in Europe cease, for any reason, to produce and sell Kevlar, DHB would be required to utilize other fabrics as a substitute. PACA has begun to use SpectrashieldTM and Spectra FibreTM, patented products of Allied Signal, Inc., as a ballistic-resistant fabric and has tested a new woven ballistic-resistant fabric, to reduce dependence on Kevlar. Spectrashield and SpectraFibre have been used in combination with Kevlar in approximately 20% of all vests sold by PACA. Neither Spectrashield nor SpectraFibre, due to their respective physical characteristics, is expected to become a complete substitute for Kevlar in the near future. Approximately 60% of Old Point Blank's bullet-resistant garments were made of Twaron, a fabric manufactured by Akxo, an Israeli company, and the balance of Old Point Blank's bullet-resistant products were made with Spectrashield or Kevlar. In the opinion of management, PACA enjoys a good relationship with its suppliers of Kevlar, Spectrashield and SpectraFibre, and the acquisition of the Point Blank Assets is expected to enable the Armor Group to develop and strengthen the Armor Group's relations with all its current suppliers. If the Armor Group's access to Kevlar were interrupted, unless and until it were able to secure an adequate supply of an alternative fabric and appropriate ballistic tests were performed, its operations would be severely curtailed and its financial condition and operations would be adversely affected.

         Competition.   The  ballistic-resistant   garment  industry  is  highly
competitive. Some competitors have substantially greater financial resources, brand recognition, market share and marketing power than, and other competitive advantages over, the smaller competitors in the business, including DHB. DHB believes that the principal elements of competition in the sale of ballistic-resistant garments are price and quality. DHB must therefore maintain profitable prices and control costs and quality. As manufacturing technology changes, there can be no assurance that DHB will continue to be able to manufacture its products at competitive prices.

         Bankruptcies of Prior Owners of Certain Assets. DHB acquired the assets of NDL from a debtor- in-possession under the Bankruptcy Code, and certain assets of Old Point Blank from a trustee in bankruptcy. The prior owners became unable to utilize the assets in a profitable business, and there can be no assurance that DHB will be able to utilize the assets on a profitable basis.

         THE NDL BUSINESS OF DHB

         Limited Operating History. NDL is a new business with only one year's operating history. NDL has very limited business experience and is subject to all the risks in the establishment of any new business venture. Therefore, in addition to other risk factors, the likelihood of NDL's success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in the development of a new business. DHB entered the protective athletic equipment and apparel business by purchasing the inventory, trademarks, trade names, equipment, and certain other assets of a failed enterprise from a trustee in bankruptcy. Senior management of NDL have all been hired since January 1, 1995.

         Significant Competition. The protective athletic equipment and apparel business is highly competitive. NDL believes that the principal elements of competition are price and quality. The major manufacturers of protective athletic equipment include well-known brands such as Everlast, Roller Blade and Ace Bandage, and lesser known manufacturers such as Tru-fit Manufacturing, of Boston, Massachusetts, Stromgren Co., of Kansas City, Missouri, and Mueller Co., of Wisconsin. Some competitors have substantially greater financial resources, brand recognition, market share and marketing power than, and other competitive advantages over, the smaller competitors in the business, including DHB. There can be no assurance that DHB will be able to compete successfully in this business.

         OTHER BUSINESS ACTIVITIES OF DHB

         New Venture in Orthopedic Products. In late March 1996, DHB entered the orthopedic products business by acquiring Orthopedic Products, Inc. ("OPI"), which had sales in its last two fiscal years of over $3,000,000, and losses of approximately $200,000 and $41,000, respectively, in the years ended September 30, 1995 and 1994. There can be no assurance that OPI will become profitable or that its losses will not grow.

         Possible  Acquisition  of  Unidentified  Businesses.   DHB  intends  to
continue to diversify its business operations through the possible acquisition of one or more operating companies. DHB has not presently identified any specific business or industry in which it intends to expand through the purchase or development of a business. New investors in DHB will have no opportunity to evaluate or to have a voice in the determination of the business or businesses that DHB may purchase. In addition, DHB is presently a passive investor in several other public or private companies and has little or no control over the business and affairs of such entities.

         Need for Additional Financing. DHB has, throughout its existence, obtained funds for acquisitions and operations from term bank loans for periods of up to a year, which have been secured, in part, by the controlling shareholder's hypothecation of marketable securities. In the past, DHB has always been able to roll over such loans with new loans at prevailing interest rates. At the present time, it has a term loan from The Chase Manhattan Bank, N.A. ("Chase") in the amount of $1,150,000 coming due in 1996, and a loan of $1,400,000 from The Bank of New York ("BNY," and Chase and BNY may be referred to hereinafter, individually and/or collectively, as the "Banks") coming due in December 1996. There is no assurance that DHB will be able to roll over such term loans as they become due.


         Financial Accommodations by Related Persons. Mr. David H. Brooks, DHB's Chairman and principal stockholder, previously loaned DHB the funds necessary to complete the acquisition of PACA. DHB repaid Mr. Brooks' loan from the proceeds of private placements completed in 1993. Mr. Brooks and his wife, Terry Brooks, made loans totaling $1,140,000 in connection with the start-up of NDL, and they have pledged certain of their personal assets to guaranty term loans made by the Banks. In connection with the purchase of the Point Blank Assets, Mr. Brooks made a demand loan in the amount of $2,000,000, of which $750,000 is still outstanding, so that DHB is currently indebted to Mr. and Mrs. Brooks in the principal sum of $1,300,000. All term loans from banks which DHB has obtained since inception have been secured, in part, by the hypothecation of marketable securities owned by Mr. and Mrs. Brooks. There can be no assurance that DHB will not require similar accommodations in the future or that Mr. and Mrs. Brooks will be able or willing to provide such accommodations on terms acceptable to DHB. An entity controlled by Terry Brooks and beneficially owned by the Brooks's minor children leased (as lessor) the facility occupied by NDL and Point Blank in Oakland Park, Florida. While DHB believes that no future transactions will be entered into between DHB and its officers, directors or 5% stockholder unless such transactions are on terms no less favorable to DHB than could be obtained from unaffiliated third parties, any current or future transactions between DHB and such affiliates may involve possible conflicts of interest. See "DHB Management's Discussion and Analysis of Financial Condition and Results of Operations."

THE MANAGEMENT OF DHB

         SEC Consent Decree Affecting the Chairman of DHB. Mr. David H. Brooks entered into a consent decree in December 1992 with the SEC, together with
Jeffrey Brooks, his brother and owner of Jeffrey Brooks Securities, Inc. ("JBSI"). The SEC had filed a civil complaint in the United States District Court for the Southern District of New York (Docket No. 922846) alleging that an employee of JBSI was involved in an unlawful insider-trading scheme allegedly conducted through JBSI and the filing of false information by JBSI, which was then a registered broker-dealer. The SEC alleged that JBSI did not establish, maintain or enforce policies and procedures that are required under Section 15(f) of the Exchange Act, designed to detect and prevent insider trading by an employee of JBSI, and that JBSI did not make required disclosures under Section 15(b) of the Exchange Act. The SEC further alleged that David Brooks exercised "de facto control" of certain aspects of JBSI's operations and that David Brooks and Jeffrey Brooks aided and abetted the reporting violations of JBSI. Pursuant to the settlement of these charges, without admitting or denying such allegations, David Brooks, Jeffrey Brooks and JBSI were assessed an aggregate civil fine of $405,000 and were enjoined from future violations of Section 15(b) and 15(f) of the Exchange Act; David Brooks was barred from having any direct or indirect interest in, or acting as a director, officer or employee of, any broker, dealer, municipal securities dealer, investment advisor, or investment company, provided that David Brooks is able to apply to become so associated after a five-year period; Jeffrey Brooks was prohibited from acting in a supervisory capacity with respect to any employee or any broker, dealer, municipal securities dealer, investment company or investment advisor for a period of one year, which ended in December 1993; and JBSI was required to institute and maintain procedures pursuant to Section 15(f) of the Exchange Act. Mr. David Brooks is not under any prohibition from serving as an officer or director of any public company other than a registered broker-dealer or an investment company. See "Proposal No. 3 -- Election of Directors -- Proposed Directors and Executive Officers."

         Reliance Upon Key Personnel. DHB is substantially dependent upon the personal efforts and abilities of Mr. David H. Brooks, Chairman of the Board and Chief Executive Officer, and to a lesser extent, Ms. Mary Kreidell, Secretary and Treasurer, and, at present, those of Leonard Rosen the President of PACA. Should any of the members of DHB's senior management be unable or unwilling to continue in their present roles, or should any such person determine to enter into competition with DHB, DHB's business could be adversely affected. Because of the relatively small size of DHB, the loss of a senior executive may have a materially adverse effect upon DHB until a suitable replacement can be found. See "Business" and "Management".

         Dividends. DHB has paid no cash dividends on its common stock and does not anticipate paying cash dividends on its common stock in the foreseeable future. DHB's ability to pay dividends is dependent upon, among other things, future earnings, the operating results and financial condition of DHB, its capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of the Board of Directors. The Board is authorized to issue, at any time hereafter, up to 5,000,000 shares of preferred stock on such terms and conditions as it may determine, which may include preferences as to dividends. Accordingly, there is no assurance that any dividends will ever be paid on DHB's common stock.

                                  INTRODUCTION

MEETINGS OF STOCKHOLDERS

         This Joint Proxy Statement/Prospectus is being furnished to the holders of Lehigh Common Stock in connection with the solicitation of proxies by and on behalf of the Lehigh Board for use at the Lehigh Meeting to be held at
_________,      Eastern      Time,      on     October     __,     1996,      at
_____________________________________,  and at  any  adjournments  thereof.  The
Lehigh Board has fixed the close of business on September __, 1996 (the "Lehigh Record Date") as the record date for determining the stockholders of Lehigh entitled to vote at the Lehigh Meeting. This Joint Proxy Statement/Prospectus and the enclosed proxy are first being sent to holders of Lehigh Common Stock on or about September ___, 1996.

         This Joint Proxy Statement/Prospectus is also being furnished to the holders of DHB Common Stock in connection with the solicitation of proxies by and on behalf of the DHB Board for use at the DHB Meeting to be held at _____
a.m.,       Eastern       Time,      on      October      __,      1996,      at
_______________________________________________________, and at any adjournments thereof. The DHB Board has fixed the close of business on September __, 1996 (the "DHB Record Date") as the record date for determining the stockholders of DHB entitled to vote at the DHB Meeting. This Joint Proxy Statement/Prospectus and the enclosed proxy are first being sent to holders of DHB Common Stock on or about September __, 1996.

PURPOSE OF MEETINGS

         At the Lehigh Meeting, Lehigh's stockholders will consider and vote upon Proposal No. 1 -- The Merger Proposal. Approval of the Merger Proposal constitutes approval of the Merger and the Reverse Stock Split. Lehigh stockholders will also consider and vote at the Lehigh Meeting on: Proposal No. 2 -- The adoption of amendments to the Restated Certificate of Incorporation of Lehigh, which will amend the current Certificate of Incorporation by: (A) changing the name of the corporation from "The Lehigh Group Inc." to "The DHB Group, Inc." in accordance with the terms of the Merger Agreement; (B) eliminating cumulative voting for directors; (C) eliminating action by stockholders by written consent; (D) fixing the number of members of the Board of Director at between six and nine, as determined by the Board of Directors; and (E) requiring any further amendment to the provisions of the Certificate of Incorporation addressed by items (B) through (D) to require the vote of the holders of at least 60% of the outstanding shares of the Lehigh Common Stock (collectively, the "Certificate Amendments"); Proposal No. 3 -- The election of eight directors to the Board of Directors; Proposal No. 4 -- ratification of the appointment of BDO Seidman, LLP as the independent certified public accountants for Lehigh for the fiscal year ending December 31, 1996; and such other business as may properly come before the Lehigh Meeting or any adjournments thereof.

         If the Merger Proposal is not approved by the stockholders of both Lehigh and DHB then Proposal No. 3 -- The election of directors, will be deemed withdrawn from a vote of the stockholders and the current directors of Lehigh will remain in office. The submission of Proposal No. 2 -- The Certificate Amendments, to a vote of the stockholders of Lehigh is not dependant upon the approval of the Merger Proposal, except that if the Merger Proposal is not approved by stockholders, then the proposed name change of Lehigh will automatically be removed from the Certificate Amendments.

         At the DHB Meeting, DHB's stockholders will consider and vote upon the approval and adoption of the Merger Agreement, the appointment of Capraro, Centofranchi, Kramer & Co., Inc., as independent certified public accountants to DHB for the fiscal year ended December 31, 1996, and such other business as may properly come before the DHB Meeting or any adjournments thereof. If the Merger Proposal is not approved or if the Merger Agreement is terminated, the current directors of DHB will continue to serve until the next annual meeting.

         Mr. David H. Brooks, the Chairman of the Board and Chief Executive Officer of DHB, who holds approximately 60% of the outstanding DHB Common Stock, and DHB, which holds approximately 37% of the outstanding Lehigh Common Stock, have both indicated that they will vote their ownership interests at the DHB Meeting and the Lehigh Meeting, respectively, in favor of the Merger Proposal. In addition, certain officers, directors and other stockholders of Lehigh, who together hold approximately __% of the Lehigh Common Stock, have indicated that they will be voting in favor of the Merger Proposal.

VOTING REQUIREMENTS AT MEETINGS

         At the Lehigh Meeting, approval and adoption of the Merger Proposal (Proposal No. 1) requires the affirmative vote of majority of the votes cast by all stockholders represented and entitled to vote thereon. Approval of the Certificate Amendments (Proposal No. 2) requires the affirmative vote of holders of a majority of the outstanding Lehigh Common Stock, except with respect to the Certificate Amendments eliminating cumulative voting for directors and fixing the number of directors at between six and nine in the discretion of the Board, which require the affirmative vote of the holders of a majority of the outstanding shares of Lehigh Common Stock or 80% of such shares voting at the Lehigh Meeting, whichever is greater. The election of directors at the Lehigh Meeting (Proposal No. 3) requires a plurality of votes cast by the Lehigh stockholders entitled to vote thereon at the Lehigh Meeting. Ratification of the selection of BDO Seidman, LLP as Lehigh's independent public accountants for the year ending December 31, 1996 (Proposal No. 4) requires the affirmative vote of a majority of the votes cast at the Lehigh Meeting by holders of Lehigh Common Stock.

         The presence at the Lehigh Meeting, in person or by proxy, of the holders of one-third of the total number of shares of Lehigh Common Stock outstanding on the Lehigh Record Date will constitute a quorum for the transaction of business by such holders at the Lehigh Meeting. On the Lehigh Record Date, there were [16,339,250] outstanding shares of Lehigh Common Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Lehigh Meeting, except that, pursuant to the provisions of the Certificate of Incorporation of Lehigh, voting for directors is cumulative whereby each stockholder may give any one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or may distribute such votes on the same principle among as many candidates as the stockholder determines. Lehigh has no class or series of stock outstanding other than Lehigh Common Stock entitled to vote at the Lehigh Meeting.

         At the DHB Meeting, approval and adoption of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of DHB Common Stock. Ratification of the appointment of Capraro, Centofranchi, Kramer & Co., P.C. as the independent certified public accountants for DHB for the fiscal year ended December 31, 1996 requires the affirmative vote of a majority of the votes cast at the DHB Meeting by holders of DHB Common Stock. The presence at the DHB Meeting, in person or by proxy, of the holders of a majority of the total number of shares of DHB Common Stock outstanding on the DHB Record Date will constitute a quorum for the transaction of business by such holders at the DHB Meeting. On the DHB Record Date, there were [22,954,529] outstanding shares of DHB Common Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the DHB Meeting. DHB has no class or series of stock outstanding other than DHB Common Stock entitled to vote at the DHB Meeting.

         At the Meetings, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the Meetings, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter, except that abstentions will have no effect on the election of directors of Lehigh or on the ratification of independent accountants for Lehigh or DHB. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares represented at the Meetings in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power on such matter.

PROXIES

         All proxies that are properly executed by holders of Lehigh Common Stock and received by Lehigh prior to the Lehigh Meeting will be voted in accordance with the instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of the Merger Proposal, the Certificate Amendments, the nominees for election as directors and in favor of the ratification of Lehigh's independent certified public accountants and for any other matter that may be properly brought before the Lehigh Meeting in accordance with the judgment of person or persons voting the proxies. Any holder of Lehigh Common Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of Lehigh written notice of revocation or a duly executed later-dated proxy, or by attending the Lehigh Meeting and voting such Lehigh Common Stock in person.

         All proxies that are properly executed by holders of DHB Common Stock and received by DHB prior to the DHB Meeting will be voted in accordance with instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of approval and adoption of the Merger Agreement and for any other matter that may be properly brought before the DHB Meeting in accordance with the judgment of the person or persons voting the proxies. Any holder of DHB Common Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of DHB written notice of revocation or a duly executed later- dated proxy, or by attending the DHB Meeting and voting such DHB Common Stock in person.

         All costs relating to the solicitation of proxies of holders of Lehigh Common Stock and DHB Common Stock will be borne by Lehigh and DHB, respectively. Proxies may be solicited by officers, directors and regular employees of Lehigh and DHB and their subsidiaries personally, by mail or by telephone or otherwise. Although there is no formal agreement to do so, Lehigh and DHB may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries holding shares of stock in their names or those of their nominees for their reasonable expenses in sending solicitation material to their principals.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE RESPECTIVE MEETINGS OF LEHIGH AND DHB IN PERSON ARE URGED TO MARK, SIGN AND DATE THE RESPECTIVE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT THEIR VOTES CAN BE RECORDED.

                          PROPOSAL NO. 1 -- THE MERGER

GENERAL

         This section of the Joint Proxy Statement/Prospectus describes certain aspects of the Merger, the Merger Agreement and other related matters. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. All Lehigh and DHB stockholders are urged to read the Merger Agreement in its entirety.

         The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, including but not limited to the receipt of all necessary third party, regulatory and stockholder approvals, Merger Sub will be merged with and into DHB. As a result of the Merger, the separate corporate existence of Merger Sub will cease and DHB, as the Surviving Corporation, shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date of the Merger and shall succeed, without transfer, to all of the rights and property of Merger Sub and shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Date of the Merger, and become subject to all the debts and liabilities of Merger Sub in the same manner as if DHB had itself incurred them, all as more fully provided under the Delaware General Corporation law. In addition, if the Merger Proposal is approved by stockholders of both Lehigh and DHB, immediately prior to the effectiveness of the Merger, Lehigh will be obligated to effect a 21.845 to 1 reverse stock split, thereby reducing the number of outstanding shares from approximately 10.4 million shares to approximately 470,000 shares (the "Reverse Stock Split"). The Reverse Stock Split would be effected through the filing of a Certificate of Amendment with the Secretary of the State of Delaware. In the Merger, each share of DHB Common Stock would be exchanged for one post-reverse-split share of Lehigh Common Stock which would constitute 97% of the issued and outstanding Common Stock of Lehigh as provided for in the Merger Agreement. Following consummation of the Merger, Lehigh will be renamed "The DHB Group, Inc."

BACKGROUND TO THE MERGER

         Prior to 1994, Lehigh, through its wholly owned subsidiaries, had been engaged in the following other businesses: (i) interior construction; (ii) asbestos abatement; (iii) the design, production and sale of electrical products; (iv) the manufacture and sale of dredging equipment and precision machined castings; and (v) energy recovery and power generation and landfill closure services. All of such other businesses were transferred or sold prior to 1994.

         Following that restructuring, in which Lehigh eliminated approximately $46 million of indebtedness, Messrs. Zizza and Bruno remained the only executive officers of Lehigh and embarked on a mission of continuing to reduce Lehigh's indebtedness, seek to raise working capital to allow Lehigh to remain viable, and at the same time locate an acquisition candidate with the potential of increasing shareholder value.

         During the last two years, the management of Lehigh has held discussions with approximately twenty companies who were purportedly interested in an acquisition by, or a business combination transaction with, Lehigh. None of those discussions resulted in a contract or understanding except that on December 21, 1995, Lehigh and Consolidated Technology Group Ltd. ("Consolidated") signed a letter of intent whereby Consolidated agreed in principle to merge with Lehigh in a transaction whereby the stockholders of Consolidated would own approximately 75 percent of the combined company after the merger. On May 15, 1996 Lehigh and Consolidated jointly announced that after extensive negotiations they were unable to proceed further with the business transaction contemplated by the letter of intent, which was terminated.

         On May 20, 1996, Mr. David H. Brooks, Chairman of the Board of DHB called Lehigh for the purpose of discussing a possible business combination with Lehigh. Mr. Zizza and Mr. Bruno spoke with Mr. Brooks and the parties met later that day to further discuss the proposed business combination. After several more meetings, Lehigh and DHB executed a letter of intent on June 11, 1996. Messrs. Zizza and Bruno subsequently visited the corporate headquarters of DHB in Old Westbury, New York, and the main manufacturing facility in Ft. Lauderdale, Florida, where senior management was interviewed and due diligence conducted.

         Following the announcement of the letter of intent with DHB, representatives and affiliates of an entity known as Southwicke Corporation met with Messrs. Zizza and Bruno to express their opposition to the DHB transaction. Those persons indicated that Southwicke Corporation had recently acquired control of a significant equity interest in Lehigh. Messrs. Zizza and Bruno asked if they wished to propose any alternative business combination transaction to Lehigh, but they declined to do so.

         Following the announcement of the letter of intent with DHB several other meetings were held, culminating in a definitive merger agreement which was presented to the Board of Directors of Lehigh on July 3, 1996. Lehigh's Board of Directors considered the opposition of the Southwicke Corporation to the transaction with DHB, the absence of any alternative proposal, and resolved to unanimously approve the Merger Agreement. On July 8, 1996 the Merger Agreement was executed by Lehigh and DHB.

         Under the terms of the Merger Agreement, Lehigh Common Stock will be reverse-split on a 21.845 to 1 basis and DHB Common Stock will be exchanged for post-reverse-split Lehigh Common Stock on a one-for-one basis. Consequently, following the Merger, the existing stockholders of Lehigh will own 3% and the former stockholders of DHB will own 97% of Lehigh, which will be renamed from "The Lehigh Group Inc." to "The DHB Group, Inc.". Following the Merger, Mr. Brooks will become Chairman and Chief Executive Officer of the combined company, Mr. Zizza will become President and Chief Operating Officer and Mr. Bruno will remain Vice President and General Counsel.

         Concurrently with the execution of the Merger Agreement, Mr. Zizza sold to DHB for a $100,000 note an option to purchase up to six million shares (approximately 37%) of Lehigh Common Stock at $0.50 per share, which is the price at which Mr. Zizza is entitled to acquire those shares from Lehigh under pre-existing agreements. That option was exercised in full on ____________ [prior to the Lehigh Record Date]. In addition, through open market purchases DHB has acquired an additional ________ shares of Lehigh Common Stock at an average price of $______ per share. Through these actions DHB has acquired Lehigh Common Stock equal to approximately __% of the outstanding Lehigh Common Stock as of the Lehigh Record Date.

         The option agreement between Mr. Zizza and DHB contains customary standstill agreements on DHB's ability to vote or dispose of any shares of Lehigh Common Stock which it may acquire. Under the option agreement, DHB may acquire up to 5% of Lehigh Common Stock prior to October 15, 1996 on the open market or in privately negotiated purchases; and, if a new Schedule 13D is filed by a third party after July 8, 1996, DHB may acquire up to an additional 10% of Lehigh Common Stock. Because such a Schedule 13D was filed by Southwicke Corporation and its affiliates, DHB became entitled to purchase up to 15% of Lehigh Common Stock in addition to the approximately 37% of Lehigh Common Stock arising from the option agreement with Mr. Zizza.

         On July 12, 1996  Southwicke  Corporation  and its  affiliates  filed a
Schedule 13D indicating that they had acquired beneficial ownership, through purchases and irrevocable proxies, of an aggregate of 2,670,757 shares of Lehigh Common Stock (approximately 25.8%). The purpose in acquiring that ownership position was stated as "investment", and the Schedule 13D also stated the intention to seek representation on Lehigh's Board of Directors.

         On July 17,  1996  Lehigh's  Board of  Directors  met to  consider  the
Schedule 13D filing by Southwicke Corporation and its affiliates and to consider certain amendments to Lehigh's By-laws. Mr. Zizza reported that he had not received any proposal from Southwicke Corporation regarding a potential acquisition of Lehigh. Thereafter, the Board of Directors adopted amendments to Lehigh's By-laws which (i) eliminate the ability of stockholders to call a special meeting, and (ii) add provisions which give the Board of Directors the power to set a record date for any proposed stockholder action by written consent and provide a procedure for managing actions by written consent. These amendments were designed to foreclose the ability of a significant stockholder (such as Southwicke Corporation) to control the timing of the presentation of matters to a vote by stockholders and, conversely, to clarify and enhance the authority of the Board of Directors with respect to such matters.

         On August 28, 1996, Lehigh received a letter from Southwicke Corporation. The Southwicke letter contained a demand that the Board of Directors of Lehigh should commence a derivative action to rescind Mr. Zizza's option to DHB, terminate the Merger Agreement and rescind the By-law amendments which were enacted on July 17, 1996. [Update based on subsequent events].

         Also on August 28, 1996, Lehigh received a letter from Mentmore Holdings Corporation ("Mentmore"), which appears to be an indirect affiliate of Southwicke Corporation. The Mentmore letter asked for an opportunity to meet with Lehigh's Board of Directors so that an acquisition proposal could be discussed; it went on to present the outlines of such a proposal. The Mentmore proposal envisioned in general that Mentmore would contribute $3 million while the equity of Lehigh's current stockholders would be valued at $3 million (less any amounts payable under employment or severance agreements), and that each party's ownership in the surviving company would be based on their proportionate shares of that valuation. [Update based on subsequent events].

LEHIGH REASONS FOR THE MERGER; RECOMMENDATION OF THE LEHIGH BOARD

         The Lehigh Board has unanimously approved the Merger and has determined that the Merger and the Merger Agreement and the related transactions are in the best interests of Lehigh and fair to Lehigh's stockholders from a financial point of view. THE LEHIGH BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF LEHIGH VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

         During the course of its deliberations, the Board of Directors considered, without assigning relative weights to, the following factors: (i) the historical and prospective operations of Lehigh, including, among other things, the current financial condition and future prospects of Lehigh, (ii) the terms and conditions of the Merger Agreement and related documentation, (iii) a review of the operations of DHB, including, among other things, the current financial condition and future prospects of DHB, (iv) a review of Lehigh's efforts over the past two years in trying to locate a suitable acquisition candidate and the absence of any other competing offer from any other business proposing a business combination with Lehigh, (v) the ability of a combination with DHB to vastly increase Lehigh's market capitalization, thereby possibly enhancing its ability to make acquisitions, (vi) the market value of DHB's stock, (vii) the substantial increase in the market value of the Lehigh Common Stock held by Lehigh stockholders which could result from the Merger, and (viii) the management contracts and continued services of Messrs. Zizza and Bruno with Lehigh.

         The Lehigh Board also considered certain potentially negative factors in its deliberations concerning the Merger, including, among others: (i) the control by Mr. Brooks of Lehigh after the Merger (in this regard the Board reviewed but did not consider to be material Mr. Brooks's SEC consent decree. See "Proposal No. 3 -- Election of Directors -- Proposed Directors and Executive Officers"); (ii) the risks associated with DHB's business including competitive factors, and (iii) the absence of an investment banker's opinion regarding the transaction. In this regard the Board did not feel an investment banker's opinion would be an appropriate use of corporate funds.

         In view of the wide variety of factors considered by the Lehigh Board, the Lehigh Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, in the view of the Lehigh Board, the potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors it considered in its deliberations relating to the Merger.

         The foregoing discussion of the information and factors considered by the Lehigh Board is not intended to be exhaustive but is believed to include all material factors considered by the Lehigh Board.

         THE LEHIGH BOARD RECOMMENDS THAT LEHIGH STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

DHB REASONS FOR THE MERGER; RECOMMENDATION OF THE DHB BOARD

         The DHB Board has unanimously approved the Merger and has determined that the Merger and the Merger Agreement and the related agreements are in the best interests of DHB and fair to DHB's stockholders from a financial point of view. THE DHB BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF DHB VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

         The DHB Board has unanimously approved the Merger and has determined that the Merger and the Merger Agreement and the related agreements are in the best interests of DHB and fair to DHB's stockholders from a financial point of view. The DHB Board unanimously recommends that the stockholders of DHB vote for approval of the Merger Proposal.

         In reaching such conclusion, the Board of Directors considered, without assigning relative weights to, the following factors: (i) the historical and prospective operations of DHB, including, among other things, the current financial condition and future prospects of DHB, (ii) the terms and conditions of the Merger Agreement and related documentation, (iii) a review of the operations of Lehigh, including, among other things, the current financial condition and future prospects of Lehigh, (iv) the ability of a combination with Lehigh to increase DHB's stockholder base thereby improving access to capital markets and enhancing its ability to make acquisitions, (v) the potential market value of Lehigh Common Stock held by DHB stockholders which could result from the Merger, and (vi) the intended tax-free treatment of the Lehigh Common Stock to be received in exchange for DHB Common Stock in the Merger.

         The DHB Board also considered certain potentially negative factors in its deliberations concerning the Merger, including, among others: (i) the interest of certain Lehigh officers in connection with continued employment by Lehigh, (ii) the risks associated with Lehigh's business including competitive factors, and (iii) the absence of an investment banker's opinion regarding the transaction. In this regard the Board did not feel an investment banker's opinion would be an appropriate use of corporate funds.

         In view of the wide variety of factors considered by the DHB Board, the DHB Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, in the view of the DHB Board, the potentially negative factors considered by it were not so substantial, either individually or collectively so as to outweigh the positive factors it considered in its deliberations relating to the Merger.

         The foregoing discussion of the information and factors considered by the DHB Board is not intended to be exhaustive, but is believed to include all material factors considered by the Lehigh Board.

         THE DHB BOARD RECOMMENDS THAT DHB STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

FEDERAL INCOME TAX CONSEQUENCES

         For a discussion of the federal income tax consequences of the Merger, see "Certain Federal Income Tax Consequences of the Merger."

ACCOUNTING TREATMENT

         Lehigh intends to treat the Merger as a "purchase" for accounting and financial reporting purposes with DHB as the acquiring company. See "Unaudited Pro Forma Combined Financial Statements" contained in the Financial Statements portion of this Joint Proxy Statement/Prospectus.

INTERESTS OF CERTAIN MEMBERS OF LEHIGH AND DHB MANAGEMENT IN THE MERGER

         In considering the Merger, Lehigh and DHB stockholders should be aware that certain members of the Boards and managements of DHB and Lehigh have certain interests that are in addition to the interests of Lehigh and DHB stockholders generally and may cause them to have potential conflicts of interest.

         At the Effective Time, Mr. David H. Brooks, currently the Chairman of the Board and Chief Executive Officer of DHB, will become the Chief Executive Officer of Lehigh (which will be renamed "The DHB Group, Inc." if the Certificate Amendments are approved) and Mary Kreidell, currently Chief Financial Officer, Treasurer, Secretary and a Director of DHB will become Chief Financial Officer and Treasurer of Lehigh. It is anticipated that senior officers and employees of DHB will participate in Lehigh stock option plans and other benefit arrangements.

         At the Effective Time, Mr. Salvatore J. Zizza, the Chairman and CEO of Lehigh, will become President and Chief Operating Officer (reporting to Mr. Brooks), and Mr. Robert A. Bruno, Esq., Vice President and General Counsel of Lehigh, will continue in that position. Both Messrs. Zizza and Bruno have entered into new employment agreements which become effective upon completion of the Merger. Generally, these agreements provide for a reduction in their compensation and change in their stock options. See "Stock Options", below.

         Also, Messrs. Zizza and Bruno have personally indemnified Lehigh following the Effective Time for any loss suffered by Lehigh in excess of $25,000 by reason of any untrue or incorrect representation or warranty of Lehigh in or pursuant to the Merger Agreement (provided they had, and to the extent DHB did not have, actual knowledge thereof prior to the Effective Date of the Merger). See "The Merger -- Indemnification", below.

MANAGEMENT AFTER THE MERGER

         DIRECTORS

         Assuming they are elected at the Lehigh Meeting, the directors of Lehigh after consummation of the Merger will be David H. Brooks, Salvatore J. Zizza, Richard L. Bready, Charles A. Gargano, Mary Kreidell, Gary Nadelman, Patrick J. Garvey and Morton A. Cohen. See "Proposal No. 3 -- Election of Directors -- Proposed Directors and Executive Officers."

         EXECUTIVE OFFICERS

         Assuming election of the Board of Directors recommended by the Lehigh Board in Proposal No. 3, it is expected that the principal executive officers of Lehigh to be appointed after consummation of the Merger will be as follows:


             NAME                                TITLE
             ----                                -----

David H. Brooks                  Chairman and
                                   Chief Executive Officer

Salvatore J. Zizza               President and
                                   Chief Operating Officer

Mary Kreidell                    Chief Financial Officer and
                                   Treasurer

Joseph Delowery                  President of HallMark

Leonard Rosen                    President of DHB
                                   Armor Group

Robert A. Bruno                  Vice President, General
                                   Counsel and Secretary


STOCK OPTIONS

         Salvatore J. Zizza, currently Chairman of the Board, President and Chief Executive Officer of Lehigh owns options and warrants to purchase an aggregate of 18,000,000 shares of Lehigh Common Stock, at exercise prices ranging from $.50 to $1.00 per share, and Robert A. Bruno, currently Vice President, General Counsel, Secretary and a director of Lehigh, owns options to purchase an aggregate of 250,000 shares of Lehigh Common Stock at an exercise price of $.50 per share. As part of the negotiation of the Merger Agreement, on July 8, 1996 Messrs. Zizza and Bruno each agreed effective upon consummation of the Merger to exchange the options and warrants held by them at the Effective Time for options to purchase, at an exercise price of $1.00 per share, 232,000 post-reverse-split shares of Lehigh Common Stock in the case of Mr. Zizza and 92,000 post-reverse-split shares of Lehigh Common Stock in the case of Mr. Bruno. In addition, Messrs. Bready, Gargano, Anthony F.L. Amhurst, and Salvatore
M. Salibello, directors of Lehigh, own options to purchase, respectively, 15,000 shares, 10,000 shares, 10,000 shares and 10,000 shares of Lehigh Common Stock at exercise prices of

$.50 per share. See "Proposal No. 3 - Election of Directors - Certain Relationships and Related Transactions" and " - Executive Compensation."


NO APPRAISAL RIGHTS

         Delaware law provides appraisal rights for certain mergers and consolidations. Appraisal rights are not available to holders of (i) shares listed on a national securities exchange or held of record by more than 2,000 stockholders or (ii) shares of the surviving corporation of the merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such stock are required pursuant to the merger to accept anything other than (A) shares of stock of the surviving corporation, (B) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders, or (C) cash in lieu of fractional shares of such stock. Consequently, the holders of Lehigh Common Stock and of DHB Common Stock are not entitled to appraisal rights in connection with the Merger.

TRADING MARKET

         The outstanding shares of Lehigh Common Stock are listed for trading on the NYSE. Lehigh will use its best efforts to cause the shares of Lehigh Common Stock issuable as Merger consideration to be approved for listing on the NYSE.

EFFECTIVE TIME

         The Merger Agreement provides that the Merger will become effective at the time a certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of the State of the State of Delaware. The time at which the Merger will become effective is referred to herein as the "Effective Time." The Reverse Stock Split will be effected immediately prior to the Effective Time. Such filings, together with all other filings or recordings required by Delaware law in connection with the Merger, will be made upon the satisfaction or, to the extent permitted under the Merger Agreement, waiver of all conditions to the Merger contained in the Merger Agreement.

THE MERGER

         At the Effective Time, Merger Sub will be merged with and into DHB at which time the separate corporate existence of Merger Sub will cease and DHB, as the Surviving Corporation, (i) shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date of the Merger and shall succeed, without transfer, to all of the rights and property of Merger Sub and (ii) shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Date of the Merger, and become subject to all the debts and liabilities of Merger Sub in the same manner as if DHB had itself incurred them, all as more fully provided under the Delaware General Corporation law.

         As part of the Merger, and in exchange for all of the issued and outstanding shares of capital stock of DHB, Lehigh shall issue shares of Lehigh Common Stock (the "Shares") in order to permit the Merger to be effected in accordance with the terms of the Merger Agreement. The exact number of Shares to be issued to the stockholders of DHB shall be that number of authorized but unissued shares of Lehigh that would equal 97% of the total number of issued and outstanding shares of Lehigh upon consummation of the Merger contemplated hereby, after giving effect to such issuance. Lehigh will then be renamed "The DHB Group, Inc."

         EXCHANGE OF SHARES

         If the Merger Proposal is approved by stockholders of both Lehigh and DHB, immediately prior to the effectiveness of the Merger, Lehigh will be obligated to effect a 21.845 to 1 reverse stock split, thereby reducing the number of outstanding shares from approximately 10.4 million shares to approximately 470,000 shares. In the Merger each share of DHB Common Stock would be exchanged for one post-reverse-split share of Lehigh Common Stock. As a result of these actions, immediately following the Merger, current Lehigh stockholders will own 3% and DHB stockholders will own 97% of the Lehigh Common Stock.

         Before the Effective Time, Lehigh will appoint an agent reasonably acceptable to DHB (the "Exchange Agent") for the purpose of exchanging certificates representing DHB Common Stock for certificates representing Lehigh Common Stock. As of the Effective Time, Lehigh will deposit with the Exchange Agent, for the benefit of holders of DHB Common Stock certificates representing shares of Lehigh Common Stock issuable pursuant to the Merger Agreement in exchange for shares of DHB Common Stock evidencing the right to receive one share of Lehigh Common Stock for each share of DHB Common Stock. Promptly after the Effective Time, Lehigh will, or will cause the Exchange Agent to, send to each holder of DHB Common Stock at the Effective Time a letter of transmittal to be used in such exchange.

         DHB STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT OR LEHIGH.

         Each holder of shares of DHB Common Stock, upon surrender to the Exchange Agent of a certificate or certificates representing such DHB Common Stock, together with a properly completed letter of transmittal, will be entitled to receive in exchange therefor the number of shares of Lehigh Common Stock which such holder has the right to receive pursuant to the Merger Agreement and cash in lieu of any fractional shares of Lehigh Common Stock, as contemplated by the Merger Agreement. The certificate or certificates for shares of DHB Common Stock so surrendered shall be canceled. Until so surrendered, each such certificate will, after the Effective Time, represent for all purposes only the right to receive Lehigh Common Stock pursuant to the terms of the Merger Agreement.

         If any shares of Lehigh Common Stock are to be issued to any person other than the registered holder of the shares of DHB Common Stock represented by the certificate or certificates surrendered in exchange therefor, it will be a condition to such issuance that the certificate or certificates so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance.

         After the Effective Time, there will be no further registration of transfers of shares of DHB Common Stock. If, after the Effective Time, certificates representing shares of DHB Common Stock are presented for transfer, they will be canceled and exchanged for Lehigh Common Stock and cash in lieu of the issuance of fractional shares, if applicable, pursuant to the terms of the Merger Agreement.

         No dividends or other distributions on shares of Lehigh Common Stock will be paid to the holder of any certificates representing shares of DHB Common Stock until such certificates are surrendered for exchange as provided in the Merger Agreement. Upon such surrender, there will be paid, without interest, to the person in whose name the certificates representing the shares of Lehigh Common Stock into which such shares were converted are registered, all dividends and other distributions paid in respect of such Lehigh Common Stock on a date subsequent to, and in respect of a record date after, the Effective Time.

         FRACTIONAL SHARES

         No fractional shares of Lehigh Common Stock will be issued in the Merger or the Reverse Stock Split. All fractional shares of Lehigh Common Stock that a holder of shares of DHB Common Stock or Lehigh Common Stock would otherwise be entitled to receive as a result of the Merger or the Reverse Stock Split will be aggregated, and the Exchange Agent will sell such shares in the public market and distribute to each such holder entitled thereto a pro rata portion of the net proceeds of such sale. No cash in lieu of fractional shares of Lehigh Common Stock will be paid to any holder of shares of DHB Common Stock or Lehigh Common Stock until certificates representing such shares are surrendered and exchanged.

         REGISTRATION AND LISTING OF SHARE CONSIDERATION

         Lehigh has agreed that it will cause the offer and sale of Lehigh Common Stock issuable in the Merger to be registered under the Securities Act. Lehigh has agreed to use its best efforts to have such shares listed for trading on the NYSE. Such listing is not a condition to the consummation of the Merger.

         REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains representations and warranties by each of Lehigh and DHB that are customary and usual for transactions similar to that contemplated by the Merger Agreement. These include, but are not limited to corporate existence and authority to enter into the Merger Agreement; the respectively capitalization of Lehigh and DHB; that the shares to be issued by Lehigh to the stockholders of DHB will be validly authorized and issued fully paid and nonassessable; and that the financial statements furnished by each party present fairly their financial position and results of operations and have been prepared in conformity with generally accounting principles consistently applied.

         COVENANTS

         The Merger Agreement also contains covenants by each of Lehigh and DHB, principally as to the conduct of their respective business between the date of the Merger Agreement and the Effective Date of the Merger. The principal covenants are that Lehigh and DHB will conduct their business only in the usual and ordinary course; neither shall amend their Certificates of Incorporation or By-Laws unless it is deemed reasonably necessary to consummate the Merger; and neither will declare any dividends or distributions on their outstanding shares of capital stock.

         NO SOLICITATION; TRANSACTION MORATORIUM

         The agreement pursuant to which Mr. Zizza sold DHB an option to purchase up to 6 million shares of Lehigh Common Stock at $.50 per share contains certain restrictions on DHB's ability to vote or dispose of Lehigh shares which it may acquire and prohibits the transfer of the option.

         Until December 31, 2001, DHB agreed (i) it cannot acquire any shares of common stock of Lehigh except (a) by means of the option, (b) up to 5% of Lehigh's common stock through open market or privately negotiated purchases which are consummated prior to October 15, 1996 and (c) up to an additional 10% of Lehigh's common stock through open market or privately negotiated purchases in the event any new Schedule 13D is filed after July 8, 1996 other than by DHB; (ii) the only matter for which DHB may solicit proxies from Lehigh stockholders is for approval of the Merger Agreement for which it must vote all shares of common stock of Lehigh under its control or to which it obtains proxies in favor of the Merger Agreement; (iii) on all other matters submitted for a vote of stockholders, it must vote all shares of common stock of Lehigh under its control in accordance with the recommendation of the Board of Directors of Lehigh (so long as such matter has no detrimental effect on the Merger
Agreement); and (iv) it shall not transfer, assign, hypothecate, pledge or otherwise dispose of any of the shares of common stock of Lehigh under its control (or the voting rights attendant thereto) without first obtaining (a) Mr. Zizza's permission and (b) the agreement of the purchaser to be bound by the foregoing provisions; PROVIDED, HOWEVER, DHB may sell shares pursuant to its demand registration right pursuant to the terms of an agreement with Lehigh.

         ACCESS TO INFORMATION

         In addition to each party having the opportunity to investigate the properties and financial and legal condition of the other prior to the execution of the Merger Agreement, Lehigh and DHB agreed that if matters come to the attention of either party requiring additional due diligence, each will permit the other and its authorized agents or representatives to have full access to its premises and to all of its books and records and officers of the respective companies will furnish the party making such investigation with such financial and operating data and other information with respect to its business and properties as the party making such investigation shall reasonably request.

         ADDITIONAL COVENANTS

         Additional covenants between the parties include Lehigh's covenant to apply for listing on the New York Stock Exchange of the Lehigh shares to be delivered to DHB stockholders; compliance by Lehigh and with state securities laws; reasonable efforts by both parties to obtain any required approvals or consents of government or other authorities to the transactions contemplated by the Merger Agreement; and for Lehigh and DHB to cooperate with each other and with their respective counsel and accountants with respect to action required to be taken as part of their obligations under the Merger Agreement, including the preparation of financial statements and the supplying of information in connection with the preparation of the Joint Proxy Statement/Prospectus.

         CONDITIONS TO THE MERGER

         The Merger Agreement contains certain conditions are to be satisfied by Lehigh and DHB to each other's satisfaction on or before the closing of the Merger. As to both Lehigh and DHB the Merger Agreement these conditions include that the Merger Agreement shall have been approved by the vote of a majority of the outstanding shares of common stock of Lehigh and DHB; Lehigh and DHB shall have furnished each other with appropriate stockholder and Board of Directors resolutions approving the Merger Agreement; appropriate and customary opinions of counsel with respect to various aspects of the transactions; and that the representation and warranties of each party as set forth in the Merger Agreement are true in all material respects as of the Closing Date.

         DHB's obligation to close is subject to the further conditions that the reverse stock split with respect to shares of Lehigh common stock shall have occurred; that the Board of Directors of Lehigh shall be constituted as set forth herein upon effectiveness of the Merger; that Messrs. Zizza and Bruno shall have entered into Employment Agreements as described herein and that Lehigh's name shall have been changed to "The DHB Group, Inc." effective upon the Merger.

         TERMINATION AND TERMINATION EXPENSES

         The Merger Agreement provides that it may be terminated at any time prior to the Closing Date by (i) mutual consent of the parties (ii) upon written notice to the other party, by either party upon authorization of its Board of
Directors:

         (1) if in its reasonably exercised judgment since July 8, 1996 there shall have occurred a material adverse change in the financial condition or business of the other party or the other party shall have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either party come to the attention of the other party; or

         (2) if any action or proceeding shall have been instituted or threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated by this Agreement or if the consummation of such transactions would subject either of such parties to liability for breach of any law or regulation.

         The Merger Agreement may also be terminated by either party upon notice to the other in the event the Closing shall not be held by December 15, 1996.

         Any term or condition may be waived the party is entitled to the benefit thereof, by action taken by the Board of Directors of such party.

         In the event of termination each party bears its own expenses in connection the contemplated transactions.

         INDEMNIFICATION

         Messrs. Zizza and Bruno have jointly and severally indemnified Lehigh against any and all damage, loss, cost or reasonable expenses (including reasonable attorney's fees) suffered, incurred or required to be paid by Lehigh after the Effective Date of the Merger by reason of any representation or warranty made by Lehigh in or pursuant to the Merger Agreement or if any documents or financial statements delivered pursuant to the Merger Agreement are untrue or incorrect, to the extent not actually known by DHB prior to the Effective Time, provided that Messrs. Zizza and Bruno had actual knowledge that such representation or warranty was untrue or incorrect prior to the Effective Time. There shall be no indemnification for losses unless the aggregate amount of such losses exceeds $25,000, and then only the losses in excess of $25,000 shall be subject to indemnification. The limitation of liability for losses above the $25,000 threshold shall in the case of each of Messrs. Zizza and Bruno be the amount of and shall be paid from the remaining unpaid salary from their respective employment contracts. In computing the amount of losses, the indemnification shall before the net amount of a loss after giving effect to anything which directly mitigates the loss and after taking into account insurance proceeds or any other recovery resulting from the loss.

         Messrs. Zizza and Bruno are entitled to certain notice provisions and details with respect to any breach claimed and shall be entitled to defend any claim made by a third party which would entitle Lehigh to a claim against them. No claim may be asserted with respect to indemnification after the period ending two years from the Effective Time.

GOVERNMENTAL AND REGULATORY APPROVALS

         Lehigh and DHB are not aware of any governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities laws and the filing of the Certificate of Merger under Delaware law.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a discussion of certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), to Lehigh and DHB and to stockholders of DHB and Lehigh who receive Lehigh Common Stock as a result of the Merger or the Reverse Stock Split. This discussion does not deal with all aspects of federal taxation that may be relevant to particular DHB stockholders, or with the effects of state, local or foreign income taxation.

         STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

         No ruling has been requested from the Internal Revenue Service (the "Service") in connection with the Merger, and in the opinion of counsel for Lehigh and DHB no ruling would be given if one were requested. The tax description set forth below has been prepared and reviewed by such counsel and in their opinion is correct in all material respects. An opinion represents only the best judgment of tax counsel. The description of the tax consequences set forth below will not be binding on the Service, and the Service may adopt a position contrary to that described below.

CONSEQUENCES TO LEHIGH AND DHB

         The Merger will constitute a reorganization under Section 368(a) of the Code if carried out in the manner set forth in the Merger Agreement. By reason of the Merger constituting a "reorganization," no gain or loss will be recognized by Lehigh or DHB on account of the Merger.

CONSEQUENCES TO LEHIGH AND DHB STOCKHOLDERS

         By virtue of the qualification of the Merger as a "reorganization" under the Code, no gain or loss will be recognized by DHB stockholders upon the receipt in connection with the Merger of Lehigh Common Stock in exchange for their shares of DHB Common Stock. No gain or loss will be recognized by Lehigh stockholders in connection with the Merger or basis adjustment as a result of the Reverse Stock Split.

         The aggregate tax basis of Lehigh Common Stock received by each DHB stockholder will be the same as the aggregate tax basis of DHB Common Stock surrendered in exchange therefor.

         The holding period for each share of Lehigh Common Stock received by each stockholder of DHB in exchange for DHB Common Stock will include the period for which such stockholder held the DHB Common Stock exchanged therefor, provided such stockholder's DHB Common Stock is held as a capital asset at the Effective Date of the Merger.

LIMITATIONS ON DESCRIPTION

         The description of the tax consequences set forth above is subject to certain assumptions and qualifications and is based on the truth and accuracy of the representations of the parties in the Merger Agreement and in representation letters to be delivered by the officers and directors of Lehigh and DHB and by certain stockholders of DHB. Of particular importance is the assumption that the Merger will satisfy the "continuity of interest" requirement.

         In order for the continuity of interest requirement to be met, DHB stockholders must not, pursuant to a plan or intent existing at or prior to the Effective Time, dispose of an amount of the Lehigh Common Stock to be received in the Merger (including, under certain circumstances, pre-merger dispositions of DHB Common Stock) such that the DHB stockholders do not retain a meaningful continuing equity ownership in Lehigh. Generally, so long as holders of DHB Common Stock do not plan to dispose of in excess of 50 percent of the Lehigh Common Stock to be received as described above (the "50 Percent Test"), such requirement will be satisfied. Management of Lehigh and DHB have no knowledge of a plan or intention that would result in the 50 Percent Test not being satisfied.

         A successful challenge by the Service to the above-described tax status of the Merger would result in a DHB stockholder recognizing gain or loss with respect to each share of DHB Common Stock surrendered equal to the difference between such stockholder's basis in such share and the fair market value of the Lehigh Common Stock received in exchange therefor. In such event, a DHB stockholder's aggregate basis in the shares of the Lehigh Common Stock received in the exchange would equal the fair market value of such shares and the stockholder's holding period for such shares would not include the period during which the stockholder held DHB Common Stock.

                  PROPOSAL NO. 2 -- THE CERTIFICATE AMENDMENTS

GENERAL

         The Board of Directors of Lehigh has unanimously adopted a resolution proposing and declaring it advisable to amend Lehigh's Restated Certificate of Incorporation and By-laws: (A) changing the name of the corporation from "The Lehigh Group Inc." to "The DHB Group, Inc." in accordance with the terms of the Merger Agreement; (B) eliminating cumulative voting for directors; (C) eliminating action by stockholders by written consent; (D) fixing the number of members of the Board of Director at between six and nine, as determined from time-to-time by the Board of Directors; and (E) requiring any further amendment to the provisions of the Certificate of Incorporation addressed by items (B) through (D) to require the vote of the holders of at least 60% of the outstanding shares of Lehigh Common Stock (collectively, the "Certificate Amendments"). Stockholders may vote for or against, or abstain from voting with respect to, all of the parts of this proposal as a group.


PART A -- CHANGING THE NAME OF THE CORPORATION FROM "THE LEHIGH GROUP INC." TO "THE DHB GROUP, INC."

         The Board has unanimously adopted a resolution proposing and declaring it advisable to amend Lehigh's Restated Certificate of Incorporation to change the name of Lehigh from "The Lehigh Group Inc." to "The DHB Group, Inc."

         The affirmative vote of a majority of the outstanding shares of Lehigh Common Stock is required for approval of the proposed amendment to change Lehigh's name.

         The Board recommends a vote FOR this proposed amendment and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposed amendment unless otherwise specified in such proxy.

PART B -- ELIMINATING CUMULATIVE VOTING FOR DIRECTORS

         In connection with the financial restructuring of Lehigh consummated in 1991 (the "1991 Restructuring"), Lehigh's Restated Certificate of Incorporation and By-laws were amended to provide for cumulative voting in all elections of directors, to eliminate the classification of the Board and to fix the number of directors comprising the entire Board at six. Such amendments were adopted to ensure that, following the closing of such restructuring, the predecessors-in-interest of Base Asset Trust, as liquidating agent of Executive Life Insurance Company in Rehabilitation/Liquidation ("BAT"), by themselves, would be able to elect at least one of Lehigh's directors at each annual meeting of Lehigh's stockholders (so long as they continued to own at least one-sixth of the outstanding shares of common stock). The adoption of such amendments was required as a condition to such holders of Lehigh's outstanding subordinated debentures and senior subordinated notes and such predecessors-in-interest of BAT. Lehigh believes that such amendments are no longer required in light of the financial restructuring of Lehigh consummated in May 1993 (the "1993 Restructuring") and as a result of BAT selling all of its stock in Lehigh on July 2, 1996. For information as to these restructurings, see "Business Information Regarding Lehigh and Merger Sub."

         The Board has unanimously approved, subject to stockholder approval, adoption of amendments to Lehigh's Restated Certificate of Incorporation and By-laws to eliminate the requirement for cumulative voting in all future elections of directors of Lehigh by its stockholders. Currently, in all elections of directors, each holder of shares of common stock is entitled to cast such number of votes as shall equal the number of shares owned by such holder multiplied by the number of directors to be elected by the holders of common stock, and such holder may cast all of such holder's votes for a single candidate or may distribute them among any two or more candidates in such proportions as such holder may determine. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         If the proposal to eliminate cumulative voting is adopted, cumulative voting will not be available with respect to the election of directors in connection with any future elections of directors by stockholders. The holder or holders of shares representing a majority of the votes entitled to be cast in an election of directors for Lehigh will be able to elect all directors.

         In addition, currently no director may be removed by the stockholders when the votes cast against his removal would be sufficient to elect him if voted cumulatively (as described above) at an election of directors at which the same number of votes were cast and the entire Board were then being elected. If the proposal to eliminate cumulative voting is adopted, the holders of a majority of the shares entitled to vote at an election of directors will be able to remove any director or the entire Board with or without cause.

         The absence of cumulative voting could have the effect of preventing representation of minority stockholders on the Board. In addition, the elimination of cumulative voting may have certain anti-takeover effects. It may, under certain circumstances: discourage or render more difficult a merger, tender offer proxy contest or acquisition of large blocks of Lehigh's shares by persons who would not make such acquisition without assurance of the ability to place a representative on the Board; deter or delay the assumption of control by a holder of a large block of Lehigh's shares; or render more difficult the replacement of incumbent directors and management.

         The Board believes, however, that, in general, and especially in publicly held corporations, each director should represent the interests of all stockholders rather than the interests of a special constituency, and that the presence on the Board of one or more directors representing such a constituency could disrupt and impair the efficient management of Lehigh. Adoption of the proposal to eliminate cumulative voting requires the affirmative vote of the holders of a majority of the outstanding shares of common stock or the holders of a least 80% of the outstanding shares of common stock voting at the Meeting, whichever is greater.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PART C -- ELIMINATING ACTION BY STOCKHOLDERS BY WRITTEN CONSENT

         The Board of Directors recommends that Lehigh's Certificate of Incorporation be amended to provide that actions required or permitted to be taken at any annual or special meeting of the stockholders may be taken only upon the vote of the stockholders at a meeting duly called and may not be taken by written consent of the stockholders.

         Under the General Corporation Law of the State of Delaware (the "GCL"), unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders of Lehigh may be taken without a meeting, without prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Lehigh's Certificate of Incorporation currently contains no provision restricting or regulating stockholder action by written consent.

         The adoption of this amendment would eliminate the ability of Lehigh stockholders to act by written consent in lieu of a meeting. It is intended to prevent solicitation of consents by stockholders seeking to effect changes without giving all of Lehigh's stockholders entitled to vote on a proposed action an adequate opportunity to participate at a meeting where such proposed action is considered. The proposed amendment would prevent a takeover bidder holding or controlling a large block of Lehigh's voting stock from using the written consent procedure to take stockholder action unilaterally.

         The Board of Directors does not believe that the elimination of stockholder action by written consent will create a significant impediment to a tender offer or other effort to take control of Lehigh. Nevertheless, the effect of this proposal may be to make more difficult, or delay, certain actions by a person or a group acquiring a substantial percentage of Lehigh's stock even though such actions might be desired by, or beneficial to, the holders of a majority the Lehigh's stock.

         This amendment will ensure that all stockholders will have advance notice of any attempted major corporate action by stockholders, and that all stockholders will have an equal opportunity to participate at the meeting of stockholders where such action is being considered. It will enable Lehigh to set a record date for any stockholder voting, and should reduce the possibility of disputes or confusion regarding the validity of purported stockholder action. The amendment could provide some encouragement to a potential acquiror to negotiate directly with the Board of Directors.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PART D -- FIXING THE NUMBER OF DIRECTORS AT BETWEEN SIX AND NINE

         The Board has unanimously approved, subject to stockholder approval, adoption of amendments of Lehigh's Restated Certificate of Incorporation and By-laws to provide that the number of directors comprising the entire Board be not less than six nor more than nine, as determined from time to time by the Board. Such amendments are intended to increase the flexibility of the Board to vary its size depending on the needs of Lehigh, the availability of qualified persons willing to serve as directors and other relevant factors.

         Lehigh's Restated Certificate of Incorporation currently provides that the number of directors constituting the entire Board shall be six. Although the Board currently consists of six directors, eight directors have been nominated for election at the Lehigh Meeting. If the stockholders fail to approve this proposal and the Merger is approved, then the six nominees who receive the most votes shall serve as Lehigh's directors.

         If such proposed amendments are adopted, Lehigh's Restated Certificate of Incorporation will be amended to provide that the number of directors comprising the entire Board will be determined as set forth in Lehigh's By-laws and such By-laws will be amended to provide that the number of directors comprising the entire Board would be not less than six nor more than nine, as determined from time to time by the Board. Adoption of these amendments requires the affirmative vote of the holders of a majority of the outstanding shares of Lehigh Common Stock or the holders of at least 80% of the outstanding shares of Lehigh Common Stock voting at the Meeting, whichever is greater.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PART E -- REQUIRING ANY FURTHER AMENDMENT TO THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION ADDRESSED BY PARTS (B) THROUGH (D) TO REQUIRE THE VOTE OF THE HOLDERS OF AT LEAST 60% OF THE OUTSTANDING SHARES OF LEHIGH COMMON STOCK

         The Board of Directors recommends that Lehigh's Certificate of Incorporation be amended to require that in order to amend, repeal or adopt any provision inconsistent with the amendments to the Certificate of Incorporation described in Parts (B) through (D) the affirmative vote of at least 60% of the outstanding shares of Lehigh Common Stock shall be required.

         Under the GCL of the State of Delaware, amendments to the Certificate of Incorporation require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, but the law also permits a corporation to include provisions in its Certificate of Incorporation which require a greater vote than otherwise required by law for any corporate action. With respect to such supermajority provisions, the GCL requires that any alteration, amendment or repeal thereof be approved by an equally large stockholder vote.

         The requirement of an increased stockholder vote is designed to prevent a person holding or controlling a majority, but less than 60%, of the shares of Lehigh from avoiding the requirements of the proposed amendments by simply repealing them.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

                     PROPOSAL NO. 3 -- ELECTION OF DIRECTORS

GENERAL

         Lehigh's Restated Certificate of Incorporation and By-laws provide that the number of directors constituting the entire Board of Directors of Lehigh (the "Board") shall be six. Lehigh is proposing to amend its Restated Certificate of Incorporation and By-laws to provide that the number of directors comprising the entire Board be not less than six nor more than nine, as determined from time to time by the Board. See "Proposal No. 2 -- The Certificate Amendments". There are eight nominees for director. If the stockholders fail to approve the proposed amendment to Lehigh's Restated Certificate of Incorporation and By-laws to provide that the number of directors comprising the entire Board shall be not less than six nor more than nine, then the six nominees who receive the most votes shall serve as Lehigh's directors.

         Cumulative voting will be available with respect to the election of directors at the Lehigh Meeting. Each holder of shares of Lehigh Common Stock shall be entitled to cast such number of votes as shall equal the number of shares owned by such holder multiplied by the number of directors to be elected by the holders of Common Stock, and such holder may cast all of such holder's votes for a single candidate or may distribute them among any two or more candidates in such proportions as such holder may determine. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Unless instructions to the contrary are given, the shares represented by a proxy at the Lehigh Meeting will be voted for any one or more of management's nominees, to the exclusion of others, and in such order of preference as the proxy holders determine in their sole discretion.

         If for any reason any of Lehigh's nominees should be unable to serve or refuse to serve as a director, an event which is not anticipated, the enclosed proxies may be voted for a substituted nominee, in accordance with the judgment of the proxy holders, and for the other nominees of management.

         The table set forth below sets forth information with respect to each nominee and the current executive officer of Lehigh. Information as to age, occupation and other directorships has been furnished to Lehigh by the individual named. Mr. Zizza, Mr. Bready and the Honorable Charles A. Gargano are currently directors of Lehigh. Those directors elected at the Lehigh Meeting will serve until the next annual meeting of stockholders of Lehigh (or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal).


PROPOSED DIRECTORS AND EXECUTIVE OFFICERS


       NAME                AGE                  CURRENT POSITION
       ----                ---                  ----------------

Salvatore J. Zizza          50        Chairman of the Board, President, Chief
                                      Executive Officer, Director of Lehigh
                                      and Nominee for Director

Robert A. Bruno             40        Vice President, General Counsel,
                                      Secretary and Director of Lehigh

Richard L. Bready           51        Director of Lehigh and Nominee for
                                      Director

       NAME                AGE                  CURRENT POSITION
       ----                ---                  ----------------

Charles A. Gargano          60        Director of Lehigh and Nominee for
                                      Director

Anthony F.L. Amhurst        53        Director of Lehigh

Salvatore M. Salibello      50        Director of Lehigh

Leonard Rosen               57        President of PACA

Joseph Delowery             61        President of HallMark

Mary Kreidell               43        CFO, Treasurer, Secretary, and a
                                      Director of DHB; Nominee for Director

David H. Brooks             41        Chairman and CEO of DHB; Nominee
                                      for Director

Gary Nadelman               44        Nominee for Director

Patrick J. Garvey           61        Nominee for Director

Morton A. Cohen             61        Nominee for Director


         Mr. Zizza has been a director of Lehigh since 1985 (except that he did not serve as a director during the period from March 15, 1991 through April 16,
1991) and Chairman of the Board of Lehigh since April 16, 1991, and was Chief Executive Officer of Lehigh from April 16, 1991 through August 22, 1991 and President of NICO from 1983 through August 22, 1991. He also served as President of Lehigh from October 1985 until April 16, 1991. He is also a director of the Gabelli Equity Trust, Inc.; The Gabelli Asset Fund; The Gabelli Growth Fund; The Gabelli Convertible Securities Funds, Inc. and The Gabelli Global MultiMedia Trust Inc. On December 12, 1995, Mr. Zizza became Chairman of the Board of The Bethlehem Corporation (an American Stock Exchange company). On November 18, 1992, Mr. Zizza also became Chairman of the Board, President and Treasurer of Initial Acquisition Corp. (a Nasdaq-listed Company).

         Mr. Bruno has served as Vice President and General Counsel since May 5, 1993 and as Secretary since August 22, 1994. He was appointed to the Board on March 31, 1994. He also has served as General Counsel to NICO and its subsidiaries since June 1983 (except he did not serve as General Counsel to NICO during the period of January 1, 1992 through May 31, 1993).

         Mr. Bready has been a director of Lehigh since May 18, 1994. He has served since 1991 as the Chairman of the Board and Chief Executive Officer of Nortek, Inc. (an NYSE-listed company engaged in the manufacture and marketing of residential, commercial and industrial building products) and since 1979 as its President.

         Mr. Charles A. Gargano was elected as a director of Lehigh on December 20, 1994. He has been an entrepreneur since August 1991 and was the Finance Chairman of the New York State Republican Committee in 1994. He served as the United States Ambassador to the Republic of Trinidad and Tobago from August 1988 through August 1991. Currently, Mr. Gargano is Commissioner of the New York State Office of Economic Development and President and Chief Executive Officer of the New

York State Urban Development Corporation. Mr. Gargano is also on the board of directors of Alpha Hospitality Corporation and Winners All International, Inc., both Nasdaq-listed companies.

         Mr. Anthony F. L. Amhurst was elected as a director of Lehigh on December 20, 1994. He has been a Senior and Managing Partner of Amhurst Brown
Colombotti (a law firm, the principal office of which is in London) and a Solicitor of the Supreme Court of Judicature of England for more than the past five years.

         Mr. Salibello was elected as a director of Lehigh on December 20, 1994. He is the founder and for more than the past five years has been the managing partner of Salibello & Broder, a certified public accounting firm. He is also a director of Nine West Group Inc. (an NYSE-listed company that designs, develops and markets women's footwear).

         Mr. Rosen is a founder of PACA and has served as its President since its inception in 1975. He is actively involved in all facets of PACA's operations, from production to sales. Mr. Rosen has experience in the apparel industry for over 35 years. He worked closely in the research and development of ballistic-resistant soft body armor and helmets with the Federal Government, including serving as a charter member of the committee that conceived the National Institute of Justice "Ol" Standard for ballistic body armor.

         Mr. Delowery has been the President of HallMark since July 1990. He served as Vice President in charge of sales of HallMark from June 1988 through July 1990.

         Ms. Kreidell has served as Chief Financial Officer, Treasurer, Secretary, and a Director of DHB since its inception. Ms. Kreidell became a Certified Public Accountant in 1991. She worked for Israeloff, Trattner & Co. CPA's, P.C., a certified public accounting firm, for four years prior thereto.

         Mr. Brooks has served as Chairman of the Board and Chief Executive Officer of DHB since its inception. Mr. Brooks has been the Chairman of the Board, President and a Director of Brooks Industries of L.I., Inc. ("Brooks Industries"), since October 1988, a New York corporation of which he is the sole stockholder and through which he makes investments. Brooks Industries engages in the venture capital business and in securities trading. Mr. Brooks served as a consultant to U.S. Alcohol Testing of America Inc. ("U.S. Alcohol") during the period from February 1991 to November 1992 and has, through Brooks Industries, served as a consultant to Good Ideas Enterprises, Inc., a majority-owned indirect subsidiary of U.S. Alcohol pursuant to an agreement having a five-year term expiring in May 1997. Mr. Brooks served as a consultant to The Thunder Group Inc. from October 25, 1991, until the filing of an involuntary Chapter 11 bankruptcy petition against The Thunder Group in February 1993. In each case, Mr. Brooks provided advice on matters relating to the business, financial management and marketing activities. Mr. Brooks does not serve as a consultant to any other company at the present time and, other than as previously described, he has not served in such capacity for more than the past five years.

         David H. Brooks, his brother Jeffrey Brooks and Jeffrey Brooks Securities, Inc. ("JBSI"), which was wholly owned by Jeffrey Brooks, entered into a consent decree in December 1992 with the SEC. The SEC had filed a civil complaint in the United States District Court for the Southern District of New York (Docket No. 922846) alleging that an employee of JBSI was involved in an unlawful insider-trading scheme allegedly conducted through JBSI and the filing of false information by JBSI, a registered broker-dealer. The SEC alleged that JBSI did not establish, maintain or enforce policies and procedures that are required under Section 15(f) of the Exchange Act, designed to detect and prevent insider trading by an employee of JBSI, and that JBSI did not make required disclosures under Section 15(b) of the Exchange

Act. The SEC further alleged that David Brooks exercised "de facto control" of certain aspects of JBSI's operations and that David Brooks and Jeffrey Brooks aided and abetted the reporting violations of JBSI. Pursuant to the settlement of these charges, without admitting or denying such allegations, David Brooks, Jeffrey Brooks and JBSI were assessed an aggregate civil fine of $405,000 and were enjoined from future violations of Section 15(b) and 15(f) of the Exchange Act; David Brooks was barred from having any direct or indirect interest in, or acting as a director, officer or employee of, any broker, dealer, municipal securities dealer, investment advisor, or investment company (provided that David Brooks is able to apply to become so associated after a five-year period); Jeffrey Brooks is prohibited from acting in a supervisory capacity with respect to any employee or any broker, dealer, municipal securities dealer, investment company or investment advisor for a period of one year; and JBSI was required to institute and maintain procedures pursuant to section 15(f) of the Exchange Act. Mr. David Brooks is not under any prohibition from serving as an officer or director of any public company other than a registered broker-dealer or an investment company.

         Mr. Nadelman has been the president of Synari, Inc., of New York, NY, a privately held manufacturer and distributor of women's sportswear and other apparel, for more than 5 years. He is currently a director of DHB.

         Mr. Patrick J. Garvey is the Director of Canal Enterprises for the N.Y. State Thruway Authority and its wholly owned subsidiary, the N.Y. State Canal Corp. (development for commercial shipping and economic development initiatives). Prior to joining the Thruway Authority in 1993, he served for more than seven years as the Commander of Camp Smith in Peekskill, N.Y. and as Legislative Assistant to the Adjutant General of N.Y. Mr. Garvey is also a retired colonel in the United States Marine Corps Reserve.

         Mr. Morton A. Cohen has over ten years experience in venture capital and over twenty-five years experience in the public securities industry, both as securities analyst and investment banker. Also, he has successfully managed several emerging growth companies. Mr. Cohen has been Chairman, President and Chief Executive Officer of Clarion Capital Corp. since 1982. Mr. Cohen served as Governor of the Montreal Stock Exchange, is a Chartered Financial Analyst and holder of MBA from the Wharton School of the University of Pennsylvania. Mr. Cohen was a member of The Board of Governors of the National Association of Small Business Investment Companies and is a member of the Small Business Investment Advisory Council. He is the Chairman of Monitek Technologies, Inc. (Nasdaq) and Zemex Corp. (NYSE), Chairman of Cohesant Technologies (Nasdaq) and Director of Gothic Energy (Nasdaq).

         No family relationship exists between any of the directors and executive officers of Lehigh.

         All directors will serve until the annual meeting of stockholders of Lehigh to be held in 1997 and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Officers are elected annually by the Board and serve at the discretion thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On August 22, 1994, Lehigh sold 2,575,000 shares of Lehigh Common Stock pursuant to a private placement (the "Private Placement") at a purchase price of $.40 per share, including 250,000 shares sold to Salvatore J. Zizza (Lehigh's President, Chairman of the board and Chief Executive Officer), 62,500 shares sold to Robert A. Bruno (Lehigh's Vice President, General Counsel and Secretary) and 750,000 shares sold to Kenneth Godt as Trustee of the Orion Trust (which, by virtue of such sale, became the owner of more than 5% of the outstanding Lehigh Common Stock). Pursuant to a registration rights agreement dated as of August 22, 1994 among Lehigh and the investors that purchased Lehigh Common Stock pursuant to the Private Placement (including Mr. Zizza, Mr. Bruno and Kenneth Godt as Trustee for the Orion Trust), such investors have one demand registration right (exercisable at any time after the first anniversary and prior to the fifth anniversary of such date) and certain "piggyback" registration rights with respect to such common stock. On August 22, 1994, Lehigh also (i) issued to Goldis Financial Group Inc. warrants to purchase 402,187 shares of common stock at $.50 per share, as partial consideration for its services as selling agent in connection with the Private Placement, and (ii) granted to it certain piggyback registration rights as to such shares.

         On August 22, 1994 (immediately prior to the closing under the Private Placement), (i) Lehigh and Mr. Zizza entered into an employment agreement providing for the employment of Mr. Zizza through December 31, 1999 as President, Chairman of the Board and Chief Executive Officer of Lehigh at an annual salary of $200,000 (subject to increase, in the discretion of the Board, if Lehigh acquires one or more new businesses, to a level commensurate with the compensation paid to the top executives of comparable businesses), and (ii) Lehigh and Dominic Bassani entered into a consulting agreement providing for Mr. Bassani to serve as a consultant to Lehigh for a five year period and to provide during such period such financial advisory services and assistance as Lehigh may request in connection with arranging for financing for Lehigh (including pursuant to the Private Placement) and in connection with the selection and evaluation of potential acquisitions. The consulting agreement with Mr. Bassani was mutually terminated in July 1995. If Lehigh acquires any business with annual revenues in the year immediately prior to such acquisition of at least $25 million (an "Acquired Business"), Mr. Zizza will be entitled to a bonus for each year of his employment following such acquisition (including the portion of the year immediately following such acquisition), based on specified percentages of the total pre-tax income of all Acquired Businesses for such year or portion thereof ("Acquired Business Pre-Tax Income"). For this purpose, Acquired Business Pre-Tax Income excludes any income earned by Acquired Businesses prior to their acquisition by Lehigh, any earnings attributable to any minority interest in Acquired Businesses, and any extraordinary items. The bonus for Mr. Zizza for each such year (or portion thereof) will be an amount equal to one-half of (i) 10% of the first $1,000,000 of all Acquired Business Pre-Tax Income for such year (or portion thereof), (ii) 9% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $1,000,000 up to but not exceeding $2,000,000, PLUS (iii) 8% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $2,000,000 up to but not exceeding $3,000,000, PLUS (iv) 7% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $3,000,000 up to but not exceeding $4,000,000, plus
(v) 6% of all Acquired Business Pre-Tax Income for such year above $4,000,000 up to but not exceeding $5,000,000, (vi) 5% of all Acquired Business Pre-Tax Income for such year above $5,000,000.

         Lehigh also granted (i) to Mr. Zizza options to purchase a total of 10,250,000 shares of Lehigh Common Stock: 4,250,000 exercisable at $.50 per share, 3,000,000 exercisable at $.75 per share, and 3,000,000 exercisable at $1.00 per share; and (ii) to Mr. Bassani warrants to purchase a total of 7,750,000 shares of Common Stock: 1,750,000 exercisable at $.50 per share, 3,000,000 at $.75 per share, and 3,000,000 at $1.00 per share. In July 1995, Mr.
Zizza purchased all the warrants held by Mr. Bassani. At the time of such purchase, the Board consented to the transaction and amended the Bassani warrants to make their expiration date co-terminus with the other warrants which had been issued to Mr. Zizza. The $.50 per share options are currently exercisable; the $.75 and $1.00 per share options will not be exercisable until such time as (i) Lehigh has raised at least $10 million of equity, (ii) Lehigh has consummated an acquisition of a business with annual revenues in the year immediately prior to such acquisition of at least $25 million, and (iii) the fair market value of the Lehigh Common Stock (as measured over a period of 30 consecutive days) has equalled or exceeded $1.00 per share. The options and warrants held by Mr. Zizza (including those purchased from Mr. Bassani) will terminate on the fifth anniversary of the date of grant, subject to earlier termination under certain circumstances in the event of his death or the termination of his employment. Lehigh also granted to Mr. Zizza one demand registration right (exercisable only if Lehigh is eligible to file a registration statement on Form S-3 or a form substantially equivalent thereto) and certain "piggyback" registration rights with respect to the shares of Lehigh Common Stock purchasable upon exercise of the options or warrants granted to him. An option to purchase 6,000,000 of the shares subject to the foregoing options was granted to DHB on July 8, 1996 and was exercised by DHB in full on _______________, 1996. This exercise was effected through (i) the exercise by Mr. Zizza of his options, and (ii) the subsequent sale of those shares to DHB. See "Proposal No. 1 -- The Merger -- Background to the Merger," and "Security Ownership of Certain Beneficial Owners of Lehigh."

         On July 8, 1996 Mr. Zizza entered into a new employment agreement to become effective upon consummation of the Merger. For information regarding the terms of the employment agreement see "Executive Compensation", Note (1), below.

         In connection with the issuance by Lehigh of common stock pursuant to the 1991 Restructuring to the former holders of the 13-1/2% Notes and 14-7/8% Debentures and NICO's Senior Secured Notes (which holders included Southwicke, FBL, Allstate and Teachers or their predecessors in interest), Lehigh granted to such holders two demand and unlimited piggyback registration rights (which remain in effect to the extent such Common Stock is not otherwise freely transferable). For information as to the Lehigh Common Stock held by Southwicke, FBL, Allstate and Teachers (which is covered by such registration rights), see "Security Ownership of Certain Beneficial Owners of Lehigh."


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations of the SEC thereunder require Lehigh's executive officers and directors, and persons who own more than ten percent of a registered class of Lehigh's equity securities, to file reports of initial ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish Lehigh with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, Lehigh believes that, during or with respect to the period from January 1, 1995 to December 31, 1995, all
Section 16(a) filing requirements applicable to its executive officers, directors and ten-percent stockholders were complied with, except that Forms 3 were not timely filed for the following Directors of Lehigh: Charles A. Gargano, Salvatore M. Salibello and Anthony F.L. Amhurst. In addition, one Form 4 was not timely filed by each of Mr. Zizza and Mr. Bruno. Lehigh and the above named persons have taken the appropriate steps to file the necessary forms.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         During 1995 the Board of Directors held one meeting which was attended by all of the directors except Charles Gargano.

         The Lehigh Board of Directors has a standing Audit Committee, Executive Committee and Compensation Committee.

         The Audit Committee did not meet during 1995. The current members of the Audit Committee are Salvatore Salibello and Richard Bready. The functions of the Audit Committee include recommending to the Board the appointment of the independent public accountants for Lehigh; reviewing the scope of the audit performed by the independent public accountants and their compensation therefor; reviewing recommendations to management made by the independent public accountants and management's responses thereto; reviewing internal audit procedures and controls on various aspects of corporate operations and consulting with the independent public accountants on matters relating to the financial affairs of Lehigh.

         The Executive Committee of the Board held no meetings in 1995. The current members of the Executive Committee are Messrs. Zizza, Bready and Bruno. The Executive Committee is authorized (except when the Board is in session) to exercise all of the powers of the Board (except as otherwise provided by law).

         The Compensation Committee did not meet in 1995. The current members of the Compensation Committee are Anthony Amhurst and Charles Gargano. The Compensation Committee is responsible for developing Lehigh's executive compensation policies and determining the compensation paid to Lehigh's Chief Executive Officer and its other executive officers.

EXECUTIVE COMPENSATION

         The following table sets forth a summary of compensation awarded to, earned by or paid to the Chief Executive Officer and the other executive officers of Lehigh whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to Lehigh during each of the years ended December 31, 1995, December 31, 1994 and December 31, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long Term
                                                                       Annual Compensation     Compensation
                                                                                                  Awards

                                                                                                Securities
                                                                                                Underlying
                                                                                                  Options
                                                                       Other Annual             (number of       All Other
NAME AND PRINCIPAL POSITION        YEAR        SALARY        BONUS     COMPENSATION(2)            SHARES)        COMPENSATION (3)
- ---------------------------        ----        ------        -----     ---------------           ---------       ----------------
Salvatore J. Zizza (1)             1995         $200,000       0                0               0                 $1,272
 Chairman of the Board
                                   1994         $200,000       0                0            10,250,000(1)        $  800

                                   1993         $191,994       0                0               0                    0



Robert A. Bruno (4)                1995          150,000       0                0              250,000(4)         $1,272
 Vice President and
 General Counsel                   1994                *       0                0               0                 $  822

                                   1993                *       0                0               0                 $  318



Joseph Delowery (5)
 President of HallMark

                                   1995         $110,784   $13,469              0               0                 $1,272

                                   1994         $110,613    0                   0               0                 $1,272

                                   1993         $109,024    0                   0               0                 $  960


* Mr. Bruno's compensation for 1994 and 1993 did not exceed $100,000 and therefore no disclosure was required to be provided for those years.


(1) On August 22, 1994, Lehigh and Mr. Zizza entered into an employment agreement providing for his employment through December 31, 1999 as President, Chairman of the Board and Chief Executive Officer of Lehigh at an annual salary of $200,000 (subject to increase, in the discretion of the Board, if Lehigh acquires one or more new businesses, to a level commensurate with the compensation paid to the top executives of comparable businesses). Pursuant to such agreement, if Lehigh acquires any business with annual revenues in the year immediately prior to such acquisition of at least $25 million (an "Acquired Business"), Mr. Zizza will be entitled to a bonus for each year of his employment following such acquisition (including the portion of the year immediately following such acquisition), in an amount equal to one-half of (i) 10% of the first $1,000,000 of all Acquired Business Pre-Tax Income (as hereinafter defined) for such year (or portion thereof), PLUS (ii) 9% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $1,000,000 up to but not exceeding $2,000,000, PLUS
         (iii) 8% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $2,000,000 up to but not exceeding $3,000,000, PLUS (iv) 7% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $3,000,000 up to but not exceeding $4,000,000, plus (v) 6% of all Acquired Business Pre-Tax Income for such year above $4,000,000 up to but not exceeding $5,000,000, PLUS (vi) 5% of all Acquired Business Pre-Tax Income for such year above $5,000,000. For the purposes hereof, "Acquired Business Pre-Tax Income" for any year (or portion thereof) means the total pre-tax income of all Acquired Businesses for such year (or portion thereof), excluding any income earned by Acquired Businesses prior to their acquisition by Lehigh, any earnings attributable to any minority interest in Acquired Businesses, and any extraordinary items.

         On July 8, 1996, Lehigh and Mr. Zizza entered into a new employment agreement which will become effective on the Effective Date of the Merger. The new agreement provides for Mr. Zizza's employment for a period of four years and superseding the previous employment agreement dated August 22, 1994. Under the terms of the July 8, 1996 employment agreement, Mr. Zizza will be employed as President and Chief Operating Officer of Lehigh at an annual salary of (i) $150,000 during the first year (ii) $175,000 during the second year (iii) $200,000 during the third year and (iv) $225,000 during the fourth year of the employment period. In addition to Mr. Zizza's annual salary, Mr. Zizza shall also be entitled to an annual bonus equal to (i) 8% in excess of the Base Amount (as hereinafter defined) during the first year of the employment period (ii) 6% in excess of the Base Amount during the second year of the employment period (iii) 4% in excess of the Base Amount during the third year of the employment period and (iv) 2% in excess of the Base Amount during the fourth year of the employment period. The Base Amount shall be an amount equal to the income (before other income), but including interest expense for the calendar year ending December 31, 1996, in accordance with generally accepted accounting principles applied on a consistent basis.

         In addition to the above, and also effective on the effective date of the Merger, Mr. Zizza agreed to exchange his current stock options and warrants issued August 22, 1994 for an option to purchase up to 232,000 fully paid and non-assessable shares of Lehigh Common stock at an exercise price of $1.00 per share, which shall be exercisable at any time after said options vest and on or before five years after the Effective Date of the Merger.

         The aforementioned stock options shall vest as follows: (i) 58,000 options shall vest within one year of the effective date of the Merger,
         (ii) 58,000 options shall vest two years after the effective date of the Merger, (iii) 58,000 options shall vest three years after the effective date of the Merger and (iv) 58,000 options shall vest within four years after the effective date of the Merger.

(2) As to each individual named, the aggregate amount of personal benefits not included in the Summary Compensation Table does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(3) Represents premiums paid by Lehigh with respect to term life insurance for the benefit of the named executive officer.

(4) On January 1, 1995, Lehigh and Mr. Bruno entered into an employment agreement providing for his employment through December 31, 1999 as Vice President and General Counsel for Lehigh at an annual salary of $150,000. Pursuant to such agreement, Mr. Bruno has deferred one-third of his annual salary until such time as Lehigh's annual revenues exceed $25 million. In April 1995, Lehigh granted Mr. Bruno an option to purchase 250,000 shares of common stock at an exercise price of $.50 per share. The option is (i) immediately exercisable as to 100,000 shares subject to such option, (ii) exercisable December 31, 1995 as to an additional 75,000 shares subject to such option, and (iii) exercisable December 31, 1996 as to the remaining 75,000 shares subject to such option. The option will expire December 31, 1999.

         On July 8, 1996, Lehigh and Mr. Bruno, entered into a new employment agreement, which will become effective on the effective date of the Merger, providing for his employment for a period of four years and superseding the previous employment agreement dated August 22, 1994. Under the terms of the July 8, 1996 employment agreement, Mr. Bruno will be employed as Vice President and General Counsel of Lehigh at an annual salary of (i) $100,000 during the first year of the Employment Period (ii) $110,000 during the second year of the Employment Period
         (iii) $120,000 during the third year of the Employment Period and (iv) $130,000 during the fourth year of the Employment Period. Mr. Bruno has also given up the right to receive his deferred compensation for 1995 and 1996.

         At the end of each calendar year within the Employment Period, Lehigh shall review its performance and that of Mr. Bruno and may, in its sole judgment and discretion, determine to pay Mr. Bruno a discretionary performance bonus.

         In addition to the above and also effective on the effective date of the Merger, Mr. Bruno agreed to exchange his current stock options issued April 1, 1995 for an option to purchase up to 92,000 fully paid and non-assessable shares of Lehigh's Common Stock, at an exercise price of $1.00 per share, which shall be exercisable at any time after said options vest and on or before five years after the Effective Date of the Merger.

         The aforementioned stock options shall vest as follows: (i) 23,000 options shall vest within one year of the effective date of the Merger,
         (ii) 23,000 options shall vest two years after the effective date of the Merger, (iii) 23,000 options shall vest three years after the effective date of the Merger and (iv) 23,000 options shall vest within four years after the effective date of the Merger.

         The July 8, 1996 employment agreement will become effective on the Effective Date of the Merger.

(5)      Mr.  Delowery  may be deemed to be an  executive  officer  of Lehigh by
         virtue  of  his  position  with  HallMark.   HallMark  became  Lehigh's
         principal operating subsidiary following the 1993 Restructuring.

COMPENSATION OF DIRECTORS

         Lehigh directors receive no compensation for serving on the Board other than the reimbursement of reasonable expenses incurred in attending meetings. In April 1995, Lehigh granted options to purchase 15,000 shares of common stock at an exercise price of $.50 per share to Mr. Bready and options to purchase 10,000 shares of common stock at an exercise price of $.50 per share to each of Messrs. Gargano, Amhurst and Salibello.

         The following table provides information on options granted during 1995 to the executive officers of Lehigh named in the Summary Compensation Table.


                              OPTION GRANTS IN 1995


                                                                                                        Potential Realizable Value
                                                                                                         at Assumed Annual Rates
                                                                                                       of Stock Price Appreciation
                                  Individual Grants                                                          for Option Term

                                                   Percent of
                                                   Total
                                    Options        Options
                       Original     Granted        Granted to     Exercise
                       Date of      (number        Employees      Price          Expiration
NAME                   Grant*       of Shares      in 1995        ($/Share)      Date           0%($)      5%($)        10%($)
- ----                   ------       ---------      -------        ---------    -------------    -----      -----        ------

Robert A. Bruno        4/21/95       100,000(1)     40%             $0.50      12/31/99          0          $13,800     $36,000

Robert A. Bruno        4/21/95        75,000(2)     30%              0.50      12/31/99          0          $10,350     $22,950

Robert A. Bruno        4/21/95        75,000(3)     30%              0.50      12/31/99          0          $10,350     $22,950

* On April 21, 1995, the closing price per share of the Common Stock on the New York Stock Exchange was $.50.

(1)      Immediately exercisable.

(2)      Exercisable December 31, 1995.

(3)      Exercisable December 31, 1996.


         The following table sets forth the number of options exercised and the dollar value realized thereon by the executive officers of Lehigh named in the Summary Compensation Table, along with the number and dollar value of any options remaining unexercised on December 31, 1995.

                         AGGREGATED OPTION EXERCISES IN
                         1995 AND YEAR-END OPTION VALUES


                                                              Number of Unexercised                   Value of Unexercised
                                                                   Options at                       In-the-Money Options at
                                                                    Year-End                              Year-End(1)
                                                     ---------------------------------     -------------------------------------

                           Shares
                          Acquired         Value
          Name          on Exercise     Realized(2)     Exercisable         Unexercisable    Exercisable(2)       Unexercisable(2)
          ----          -----------     -----------     -----------         -------------    -----------          -------------
Salvatore Zizza              $ 0            $ 0          6,000,000           6,000,000          $ 0                   $ 0

Robert Bruno                 $ 0            $ 0            175,000              75,000          $ 0                   $ 0


         (1) On December 31, 1995, the average of the high and low prices per share of the Common Stock on the New York Stock Exchange was $0.27.

         (2) Represents the difference between the market value of the Common Stock underlying the option and the exercise price of such option upon exercise or year-end, as the case may be.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Both Anthony Amhurst and Charles Gargano are members of Lehigh's Compensation Committee and are directors. There are no compensation committee interlock relationships to be disclosed pursuant to Item 402 of Regulation S-K.

BOARD REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for developing Lehigh's executive compensation policies and determining the compensation paid to Lehigh's Chief Executive Officer and its other executive officers.

         The Compensation Committee considers the current executive compensation (other than for Mr. Delowery) to be below the standard for executives performing comparable services (such as debt restructurings, work-outs, negotiations with bondholders and various creditors, restructuring bank credit lines for more favorable terms, pursuing opportunities to raise working capital, etc.).

         Lehigh entered into an employment agreement with Mr. Zizza in August 1994 providing for his employment through December 31, 1999 as President, Chairman of the Board and Chief Executive Officer of Lehigh at an annual salary of $200,000 (the same salary previously paid to him). His salary is subject to increase, in the Board's discretion, if Lehigh acquires one or more new businesses, to a level commensurate with the compensation paid to the top executives of comparable businesses. If Lehigh acquires any business with annual revenues in the year immediately prior to such acquisition of at least $25 million, Mr. Zizza will be entitled to a bonus for each year of his employment following such acquisition (including the portion of the year immediately following such acquisition), based on specified percentages of the total pre-tax income of all such acquired businesses for such year or portion thereof. See "Certain Relationships and Related Transactions", above. Pursuant to such employment agreement,

Lehigh also granted to Mr. Zizza options to purchase 10,250,000 shares of Common Stock at exercise prices ranging from $.50 to $1.00 per share. For information as to the terms and conditions of exercisability of such options, see "Certain Relationships and Related Transactions", above.

         On July 8, 1996 Lehigh entered into a new employment agreement with Mr. Zizza. For information as to the terms and conditions of said agreement, see "Executive Compensation", above.

              PROPOSAL NO 4 -- RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors of Lehigh has selected BDO Seidman, LLP to be the independent auditors of Lehigh for the year ending December 31, 1996. Although the selection of auditors does not require ratification, the Board of Directors of Lehigh has directed that the appointment of BDO Seidman, LLP be submitted to stockholders for ratification due to the significance of their appointment to Lehigh. If stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors of Lehigh will consider the appointment of other certified public accountants. A representative of BDO Seidman, LLP is expected to be available at the Lehigh Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

VOTE REQUIRED

         Ratification of the appointment of BDO Seidman, LLP requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.


RECOMMENDATION OF THE BOARD OF DIRECTORS OF LEHIGH

         THE BOARD OF DIRECTORS OF LEHIGH RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS LEHIGH'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

                   RATIFICATION OF DHB'S INDEPENDENT AUDITORS

         The Board of Directors of DHB has selected Capraro, Centofranchi, Kramer & Co., P.C. to be the independent auditors of DHB for the year ending
December 31, 1996. Although the selection of auditors does not require ratification, the Board of Directors of DHB has directed that the appointment of Capraro, Centofranchi, Kramer & Co., P.C. be submitted to stockholders for ratification due to the significance of their appointment to DHB. If stockholders do not ratify the appointment of Capraro, Centofranchi, Kramer & Co., P.C., the Board of Directors of DHB will consider the appointment of other certified public accountants. A representative of Capraro, Centofranchi, Kramer & Co., P.C. is expected to be available at the DHB Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

VOTE REQUIRED

         Ratification of the appointment of Capraro, Centofranchi, Kramer & Co., P.C. requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF DHB

         THE BOARD OF DIRECTORS OF DHB RECOMMENDS A VOTE FOR THE RATIFICATION OF
THE  APPOINTMENT  OF  CAPRARO,  CENTOFRANCHI,   KRAMER  &  CO.,  P.C.  AS  DHB'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

              BUSINESS INFORMATION REGARDING LEHIGH AND MERGER SUB


LEHIGH

         GENERAL

         Lehigh (formerly The LVI Group Inc.) through its wholly owned subsidiary, HallMark Electrical Supplies Corp. ("HallMark"), is engaged in the distribution of electrical supplies for the construction industry both domestically (primarily in the New York Metropolitan area) and for export.

         Prior to 1994, Lehigh, through its wholly owned subsidiaries, had been engaged in the following other businesses: (i) through certain of its operating subsidiaries ("NICO Construction"), interior construction; (ii) through its wholly owned subsidiary, LVI Environmental Services Group Inc. ("LVI Environmental") and subsidiaries thereof, asbestos abatement; (iii) through
Riverside Mfg., Inc. ("Riverside"), the design, production and sale of electrical products; (iv) through Mobile Pulley and Machine Works, Inc. ("Mobile Pulley"), the manufacture and sale of dredging equipment and precision machined castings; and (v) through LVI Energy Recovery Corporation ("LVI Energy"), energy recovery and power generation and landfill closure services. All of such other businesses were transferred or sold prior to 1994.

         Riverside and Mobile Pulley were transferred to a liquidating trust in connection with Lehigh's financial restructuring of its outstanding debt and preferred stock on March 15, 1991 (the "1991 Restructuring"). During the third quarter of 1991, Lehigh discontinued its interior construction business operated through its NICO Construction subsidiaries due to the general economic slowdown, particularly as it related to the real estate market. In the third quarter of 1990, Lehigh discontinued its LVI Energy business which was prompted by technical problems at the LVI Energy power plant facility. Both the NICO Construction and LVI Energy subsidiaries were sold on December 31, 1991.

         Lehigh consummated a restructuring on May 5, 1993 (the "1993 Restructuring"). Pursuant to the 1993 Restructuring, Lehigh, through NICO Inc., a wholly owned subsidiary ("NICO"), sold LVI Environmental to LVI Holding Corporation ("LVI Holding"), a newly formed company organized by the management of LVI Environmental, which had a minority interest in LVI Holding. The owners of LVI Holding were certain holders of the 9.5% Class A Senior Secured Redeemable Notes due March 15, 1997 and the 8% Class B Senior Secured Redeemable Notes due March 15, 1999 issued by NICO and guaranteed by Lehigh (the "Class A Notes" and "Class B Notes," respectively) and members of the management of LVI Environmental. As a result of the 1993 Restructuring, 100% of the Class A Notes and over 97% of the Class B Notes (together, the "Notes"), of NICO were surrendered to Lehigh, together with 3,000,000 shares of its common stock, par value $.001 per share (the "NICO Common Stock") (27% of all common stock then outstanding), and, in exchange therefor, participating holders of the Notes acquired, through LVI Holding, all of the stock of LVI Environmental. Lehigh's consolidated indebtedness was thereby reduced from approximately $45.9 million to approximately $3.6 million (excluding approximately $431,217 of indebtedness under Class B Notes that LVI Holding agreed to pay in connection with the 1993 Restructuring, but for which Lehigh remains liable). LVI Holding paid $1.5 million to Lehigh during 1993 and 1994 in connection with the 1993 Restructuring to fund operating expenses and working capital requirements.

         Since 1994, Lehigh has been investigating the feasibility of acquiring or investing in one or more other businesses that management of Lehigh believes may have a potential for growth and profit. Lehigh would need to obtain additional financing to effect any such acquisition or investment (except to the extent

Lehigh Common Stock or other securities of Lehigh were used to effect such acquisition or investment, which would likely result in dilution to the existing holders of Lehigh Common Stock). No assurance can be given that Lehigh will be able to (i) identify any satisfactory business to be acquired or in which to invest, (ii) obtain the requisite financing for any such acquisition or investment, (iii) acquire or invest in any such business on terms favorable or otherwise satisfactory to Lehigh, or (iv) profitably operate any such business. The Board of Directors believes that the proposed Merger gives it this ability.

         Lehigh was incorporated under the laws of the State of Delaware in 1928. Lehigh's principal executive offices are located at 810 Seventh Avenue, New York, NY 10019 and its telephone number at that address is (212) 333-2620.

         ELECTRICAL SUPPLIES

         HallMark was acquired by Lehigh in December 1988. HallMark's sales include electrical conduit, armored cable, switches, outlets, fittings, panels and wire which are purchased by HallMark from electrical equipment manufacturers in the United States. Approximately 60% of HallMark's sales are domestic and 40% are export.

         Domestic sales are made by HallMark employees. Nine customers accounted for approximately 61%, 72% and 44% (including one customer which accounted for approximately 25%, 18% and 12%) of HallMark's total domestic sales in 1995, 1994 and 1993, respectively. The loss of any of these customers could have a material adverse effect on its business. Export sales are made by sales agents retained by HallMark. Distribution is made in approximately 26 countries. Since November 1, 1992, HallMark's export business has been conducted primarily from Miami, Florida.

         Management believes that many companies (certain of which are substantially larger and have greater financial resources than HallMark) are in competition with HallMark. Management believes that the primary factors for effective competition between HallMark with its competitors are price, in-stock merchandise and a reliable delivery service. As a result, orders for merchandise are received daily and shipped daily; hence, backlog is insignificant.

         Management believes that HallMark is generally in compliance with applicable governmental regulations and that these regulations have not had and will not have a material adverse effect on its business or financial condition.

         EMPLOYEES

         As of June 30, 1996, Lehigh had 3 employees and HallMark had 42. Approximately 75% of such employees are compensated on an hourly basis.

         Lehigh and HallMark comply with prevailing local contracts in the respective geographic locations of particular jobs with respect to wages, fringe benefits and working conditions. Most employees of HallMark are unionized. The current collective bargaining agreement for HallMark, which is with the International Brotherhood of Electrical Workers, Local Union #3, expires on April 30, 1999.

MERGER SUB

         Merger Sub is a Delaware corporation organized and wholly-owned by Lehigh. Merger Sub has not conducted any activities other than those related to its formation, the preparation of this Joint Proxy Statement/Prospectus and the negotiations of the Merger Agreement and its obligations thereunder.

                   LEHIGH MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

Second Quarter of 1996 in Comparison
with Second Quarter of 1995

         Revenues for the second quarter of 1996 were $2.9 million, a decrease of $200,000 or 6.58% compared to the second quarter of 1995. Most of the decrease in sales occurred in the export operation due in part to the departure of certain clients of HallMark that left when there was a change in sales force and change in market conditions that resulted when certain clients of HallMark decided to purchase supplies directly from the manufacturers instead of through HallMark. In June 1996, the person in charge of HallMark's export operation in Miami and another employee were terminated. HallMark does not presently intend to hire replacements for the two employees that were terminated and is currently analyzing whether it will close the Miami export operation. Since the export operation had net loss of approximately $87,000 for the first half of 1996 and the domestic operation had a net profit of $92,000, management does not believe the closure of the Miami export operation will have a material adverse effect on the Company. HallMark may continue its export operation from its home office in New York.

         Gross profit as a percentage of sales increased slightly from 30.16% in the second quarter of 1995, to 30.33% in the second quarter of 1996.

         Selling, general and administrative expenses decreased by approximately $90,000 or 8.49% in the second quarter of 1996 as compared to the second quarter of 1995. The decrease was primarily due to a reduction in fees associated with consulting, legal and accounting due diligence.

         The factors discussed above resulted in an operating loss in the second quarter of 1996 of $100,000 as compared to an operating loss of $134,000 in the second quarter of 1995.

First Half of 1996 in Comparison
with First Half of 1995

         Revenues earned for the first half of 1996 were approximately $6,000,000, an increase of approximately $400,000 compared to the first half of 1995. This increase in revenue was due largely to an increase in domestic sales although there was also an increase in export sales as well. In June, 1996, the person in charge of HallMark's export operation in Miami and another employee were terminated. HallMark does not presently intend to hire replacements for the two employees that were terminated and is currently analyzing whether it will close the Miami export operation. Since the export operations had a net loss of approximately $87,000 for the first half of 1996 and the domestic operation had a net profit of $92,000, management does not believe the closure of the Miami export operation will have a material adverse effect on the Company. HallMark may continue its export operation from its home office in New York.

         Selling, general and administrative expenses decreased by $185,000 or 9% in the first half of 1996 as compared to the first half of 1995. This decrease was due in part to a reduction in consulting, accounting and legal fees.

         The factors discussed above resulted in an operating loss of $182,000 for the first half of 1996, as compared to an operating loss of $412,000 for the first half of 1995.

1995 in Comparison with 1994

         Revenues earned for 1995 were $12.1 million, a decrease of $.1 million or 1% compared with 1994. A slight increase in Lehigh's domestic sales was more than offset by a decrease in export sales. As to the export business, Lehigh has been unable to fully replace those sales lost due to the departure of one of its key sales people approximately two years ago. Gross profit as a percentage of revenues decreased from 30% in 1994 to 29% in 1995. The slight decrease was again attributable to weakened margins in export. Selling, general and administrative expenses for 1995 decreased by approximately $200,000, or 5%, compared with 1994. The reduction was primarily a result of decreased sales and certain cost cutting initiatives instituted by Lehigh during the year.

         The net result of the factors discussed above resulted in no change in operating loss in 1995 compared to 1994.

         Interest expense increased by $35,000 to $433,000 in 1995 from $398,000 in 1994. A decrease in interest expense due to the continued reductions of long term debt was more than offset by an increase in interest rates.

         There was no federal income tax for 1995, due to Lehigh's operating loss.

         On December 31, 1991, Lehigh sold its right, title and interest in the stock of the various subsidiaries which made up its discontinued interior construction and energy recovery business segments subject to existing security interests. The excess of liabilities over assets of subsidiaries sold amounted to approximately $9.6 million. Since 1991, Lehigh has reduced this deferred credit (the reduction is shown as income from discontinued operations) due to the successful resolution of the majority of the liabilities for amounts significantly less than was originally recorded. The deferred credits were reduced as follows: 1995 - $250,000, 1994 - $5,000,000, 1993 - $1,760,000, 1992
- - $2,376,000. The remaining deferred credit of approximately $250,000 at December 31, 1995 is, in the opinion of management, sufficient to cover any remaining future claims relating to the 1991 transaction.

1994 in Comparison with 1993

         Revenues earned for 1994 were $12.2 million, a decrease of $.6 million or 5.0% compared with 1993. The decrease in revenues was due largely to a departure of a member of the sales force in HallMark's export operations and the departure of certain clients of HallMark that had been obtained by such person. Gross profit as a percentage of revenues increased from 29.0% in 1993 to 30.0% in 1994 due to increased profit margins in HallMark's domestic operation. Selling, general and administrative expenses for 1994 represented a decrease of approximately $34,000, or 8%, compared with 1993.

         The factors discussed above resulted in an increase of $104,000 in the operating loss, from $413,000 in 1993 to an operating loss of $517,000 in 1994.

         Interest expense decreased by $26,000 to $398,000 in 1994 from $424,000 in 1993. This decrease was primarily a result of the continued reduction of long-term debt.

         There was no federal income tax expense for 1994, due to Lehigh's operating loss.

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LIQUIDITY AND CAPITAL RESOURCES

         At June 30, 1996, the Company had working capital of approximately $2.2 million (including cash and cash equivalents of $453,000), compared to working capital of $2.4 million at December 31, 1995.

         Lehigh's principal capital requirements have been to fund working capital needs, capital expenditures and the payment of long term debt. Lehigh has recently relied primarily on internally generated funds and private placement proceeds to finance its operation.

         Net cash provided by (used in) operating activities was $(267,000), $(160,000) and $72,000 in 1995, 1994 and 1993, respectively. The decrease from 1993 to 1994 was primarily due to a reduction in net income after the addback of the deferred credit income. The decrease from 1994 and 1995 was primarily due to the net loss after the addback of the deferred credit income only being partially offset by a decrease in receivables and an increase in accrued expenses.

         Net cash (used in) provided by investing activities was ($21,000), ($39,000) and $726,000 in 1995, 1994 and 1993, respectively. Due to the amount of cash used in operating activities, Lehigh has expended very little with respect to property and equipment. Lehigh currently has no material commitments for capital expenditures.

         Net cash provided by (used in) financing activities was $(290,000), $656,000 and ($449,000) in 1995, 1994 and 1993, respectively. The increase from 1993 to 1994 was primarily due to private placement proceeds, net of issuing costs, more than offsetting principal payments made under Lehigh's long term debt agreement. The decrease from 1994 to 1995 was primarily due to the fact that in 1995 Lehigh did not receive any outside funds whereas in 1994 it did. Lehigh is unable to borrow from its bank under the current credit agreement.

         On August 22, 1994, pursuant to a private placement, Lehigh sold 2,575,000 shares of Common Stock at an aggregate purchase price of $1,030,000 ($.40 per share). On November 18, 1994, Lehigh sold an additional 106,250 shares of Common Stock at an aggregate price of $42,500 ($.40 per share) pursuant to such private placement. On December 12, 1995 Lehigh filed a registration statement to register for resale the shares of Common Stock sold in such private placement.

         On March 28, 1996, Lehigh issued a $300,000 subordinated debenture to Macrocom Investors, LLC. The debenture includes interest at 2% per annum over the prime lending rate of Chase Manhattan Bank, N.A. payable monthly commencing May 1996. The principal balance is payable April 1, 1998. In connection with this financing the lender was granted a five year warrant to purchase a number of shares of Common Stock equal to $300,000 divided by the average closing bid price of Lehigh's common stock for the ten business days prior to the date of closing of the financing. The debenture contains various restrictions on Lehigh and is secured by 100% of the outstanding common stock of Lehigh's wholly-owned subsidiary, HallMark Electrical Supplies Corp. Lehigh has entered into an agreement with a financial services company to use its best efforts to raise an additional $450,000 under the same terms and conditions. Management believes that the proceeds of the $300,000 subordinated debenture combined with current working capital will be sufficient to fund Lehigh's operations for the balance of 1996.

         On June 11, 1996, Lehigh and DHB executed a letter of intent providing for the merger of DHB with a subsidiary of Lehigh (which resulted in the execution of a definitive merger agreement on July 8, 1996). Concurrent with the execution of the letter of intent, DHB made a loan to Lehigh in the amount of $300,000 pursuant to the terms of a Debenture. The Debenture includes interest at the rate of two

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percent per annum over the prime  lending rate of Chase  Manhattan  Bank,  N.A., payable monthly, commencing on the 1st day of each subsequent months next ensuing through and including June 1, 1998 when the entire principal balance plus all accrued interest is due and payable. The proceeds of the loan from DHB were used to satisfy the loan which Lehigh previously obtained from Macrocom Investors, LLC on March 28, 1996.

         Lehigh   continues  to  be  in  default  in  the  payment  of  interest
(approximately $721,000 interest was past due as of June 30, 1996) on the $500,000 aggregate principal amount of its 13-1/2% Senior Subordinated Notes due May 15,1998 ("13-1/2% Notes") and 14-7/8% Subordinated Debentures due October 15, 1995 ("14-7/8% Debentures") that remain outstanding and were not surrendered to Lehigh in connection with its financial restructuring consummated in 1991. Lehigh has been unable to locate the holders of the 13-1/2% Notes and 14-7/8% Debentures. Lehigh does not presently have sufficient funds to repay its outstanding indebtedness under the 13-1/2% Notes and 14-7/8% Debentures.

         HallMark has a secured bank credit facility, the term of which expires on January 31, 1999. The unpaid principal balance as of June 30, 1996 was $2.2 million. HallMark has agreed to repay the principal balance of the loan in monthly installments until January 31, 1999, and is not entitled to withdraw additional amounts under such facility.

         Lehigh has experienced liquidity problems recently due to poor operating results, a weakened electrical supply market and an inability to borrow funds. Additionally, Lehigh continues to be in default on certain obligations and is currently appealing a court ruling which if denied would have an adverse effect on Lehigh. Lehigh has accrued approximately $350,000 relating to this Court ruling.

         IMPACT OF INFLATION

         Inflation has not had a significant impact on Lehigh's operations over the past three years.

         NEW ACCOUNTING STANDARDS

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires that certain long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The adoption of this pronouncement is not anticipated to have a significant impact on Lehigh's financial statements.

         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," which allows a choice of either the intrinsic value method or the fair value method of accounting for employee stock options. Lehigh expects to select the option to continue the use of the current intrinsic value method.

         Both standards are effective for fiscal years that begin after December 15, 1995.

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
                      DESCRIPTION OF LEHIGH'S CAPITAL STOCK

OUTSTANDING SHARES AND RECORD DATE

         On September __, 1996 (the "Lehigh Record Date"), there were [16,339,250] shares of Lehigh Common Stock, outstanding and entitled to vote at the Lehigh Meeting. Shareholders of record at the close of business on the Lehigh Record Date shall be entitled to vote at the Lehigh Meeting.

         The following is a summary of certain provisions of the Lehigh Certificate of Incorporation, as amended, and rights accorded to holders of Lehigh Common Stock generally and as a matter of law, and does not purport to be complete. It is qualified in its entirety by reference to Lehigh's Restated Certificate of Incorporation, Lehigh's By-Laws, and the Delaware General Corporation Law.

LEHIGH COMMON STOCK

         GENERAL. Under Lehigh's Delaware charter and applicable law, the Board of Directors has broad authority and discretion to issue convertible preferred stock, options and warrants, which, if issued in the future, may impact the rights of the holders of the Lehigh Common Stock.

         DIVIDENDS. Holders of Lehigh Common Stock may receive dividends if, as and when dividends are declared on Lehigh Common Stock by Lehigh's Board of Directors. If the Board of Directors hereafter authorizes the issuance of preferred shares, and such preferred shares carry any dividend preferences, holders of Lehigh Common Stock may have no right to receive dividends unless and until dividends have been declared and paid. At the present time, there is no preferred stock outstanding. The ability of Lehigh to lawfully declare and pay dividends on Lehigh Common Stock is also limited by certain provisions of applicable state corporation law. It is not expected that dividends will be declared on the Lehigh Common Stock in the foreseeable future.

         DISTRIBUTIONS IN LIQUIDATION. If Lehigh is liquidated, dissolved and wound up for any reason, distribution of Lehigh's assets upon liquidation would be made first to the holders of preferred shares, if any, and then to the holders of Lehigh Common Stock. If Lehigh's net assets upon liquidation were insufficient to permit full payment to the holders of shares of preferred stock, if any, then all of the assets of Lehigh would be distributed pro rata to the holders of shares of preferred stock and no distribution will be made to the holders of Lehigh Common Stock. There are no shares of preferred stock issued or outstanding at this time. A consolidation or merger of Lehigh with or into any other company, or the sale of all or substantially all of Lehigh's assets, is not deemed a liquidation, distribution or winding up for this purpose.

VOTING RIGHTS

         The holders of record of Lehigh Common Stock; Lehigh's only class or series of voting stock outstanding, are entitled to one vote for each share held, except that, as more fully described under "Proposal No. 3 -- Election of Directors," Lehigh's Restated Certificate of Incorporation provides for cumulative voting in all elections of directors. Lehigh has proposed to amend its Restated Certificate of Incorporation to eliminate the requirement for cumulative voting in all future elections of directors by stockholders. See "Proposal No. 2 -- The Certificate Amendments", Abstentions and broker non-votes with respect to any proposal will be counted only for purposes of determining whether a quorum is present for the purpose of voting on that proposal and will not be voted for or against that proposal. The

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
presence, in person or by proxy, of the holders of one-third of the outstanding Common Stock entitled to vote at the Meeting will constitute a quorum.

PREFERRED SHARES

         Lehigh currently has 5,000,000 shares of preferred stock, $0.001 par value, authorized. At this time there is no preferred stock issued or outstanding.

DELAWARE LAW

         Lehigh is subject to Section 203 of the GCL, which prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the affirmative vote of the holders of 66-2/3% of the outstanding vote stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder. In connection with its approval of the Merger Agreement, due to the existence of the option between Mr. Zizza and DHB, the Lehigh Board of Directors exempted the Merger from the requirements of Section 203.

         The provisions authorizing the Board of Directors to issue preferred stock without stockholder approval and the provisions of Section 203 of the GCL could have the effect of delaying, deferring or preventing a change in control of Lehigh.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

         The transfer agent, warrant agent and registrar for the Lehigh Common Stock is American Stock Transfer & Trust Company, New York, New York.

                       BUSINESS INFORMATION REGARDING DHB

         DHB was originally incorporated as a New York corporation in 1992. Effective April 17, 1995 (the "Reincorporation Date"), pursuant to the authorization of the security holders of DHB, DHB was reincorporated (the "Reincorporation") in Delaware. Any reference in this Joint Proxy
Statement/Prospectus to DHB as of or for any period ending prior to the Reincorporation Date includes the New York corporation. Under the terms of the Reincorporation, the Delaware corporation is the successor in interest to all the rights, interests, assets and liabilities of the New York corporation. Holders of certificates which, prior to the Reincorporation Date, evidenced securities of the New York corporation, automatically became holders of a like number of securities of the Delaware corporation and are entitled (subject to compliance with customary procedures) to exchange their certificates for certificates evidencing the Delaware corporation.

DECLARATION OF 50% STOCK DIVIDEND

         On July 1, 1996, the Board of Directors of DHB declared a 50% stock dividend (the "Stock Dividend") payable on July 16, 1996, to stockholders of record as of July 15, 1996. As a result thereof, the number of outstanding shares of the DHB Common Stock has been increased from 15,303,019 to 22,954,529. Except where specifically noted, all information in this Joint Proxy Statement/Prospectus about shares outstanding, per share financial information, share prices, option prices, warrant prices, and the like have been restated to give effect to the Stock Dividend as if it occurred prior to the date or period for which such information is reported or disclosed herein.

BALLISTIC-RESISTANT EQUIPMENT

         In November 1992, DHB acquired Protective Apparel Corporation of America ("PACA"), which manufactures and distributes ballistic-resistant equipment and apparel and related products used by police and other law-enforcement and security personnel. In August 1995, DHB, through a wholly owned subsidiary now known as Point Blank Body Armor, Inc., a Delaware corporation ("Point Blank"), acquired from a trustee in bankruptcy certain assets (the "Point Blank Assets"), free of all liabilities, of Point Blank Body Armor, L.P., and an affiliated company (collectively, "Old Point Blank"), for a cash payment of $2,000,000 at an auction held pursuant to Chapter 7 of the United States Bankruptcy Code (the "Bankruptcy Code"). Prior to the filing of the petition in bankruptcy, Old Point Blank had been the leading manufacturer of bullet resistant garments and related accessories. PACA and Point Blank are now wholly owned by DHB Armor Group Inc., a Delaware corporation (the "Armor Group"), which is a wholly owned subsidiary of DHB.

         PACA was founded in 1975 and has been engaged in the development, manufacture and distribution of bullet- and projectile-resistant garments, including bullet-resistant vests, fragmentation vests, bomb-protection blankets and tactical load-bearing vests. Old Point Blank was founded in 1975 and was, prior to its bankruptcy, the leading United States manufacturer of bullet- and projectile-resistant garments. In addition to these products, both companies distribute other ballistic-protection devices including helmets and shields, and the Armor Group will continue to do so. In 1993, PACA began manufacturing and distributing a line of reversible utility jackets which is marketed under the trade name "DHB USA", and a line of nylon tactical equipment (holsters, gun cases and specialty utility bags) which is marketed under the trade name "DHB Systems." PACA's products are sold through a nationwide independent sales representative and distributor network primarily to domestic law enforcement agencies, the U.S. military, various federal government agencies, federal and state correctional facilities, highway patrols and sheriffs' departments. Old Point Blank marketed its products in a similar way. In 1990, in connection with certain transactions, PACA entered into a domestic and international non-competition

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
agreement with American Body Armor & Equipment, restricting DHB's right to sell products outside the United States and to certain domestic distributors prior to 2000. In August 1995, the Armor Group purchased the agreement from American Body Armor & Equipment, Inc., for a cash payment of $250,000, thereby terminating this agreement and the restriction on the Armor Group against international sales.

PROTECTIVE ATHLETIC EQUIPMENT

         On December 20, 1994, DHB started up a business of manufacturing and distributing protective athletic equipment and apparel by purchasing (the "NDL Transaction"), through a wholly-owned subsidiary now known as NDL Products, Inc., a Florida corporation (hereinafter, "NDL"), the assets (the "NDL Assets") of N.D.L. Products, Inc., a Delaware corporation, and of its wholly owned subsidiaries, for a cash payment of $3,080,000, net of cash acquired, at an auction held pursuant to Chapter 7 the U.S. Bankruptcy Code. Prior to the transaction and a conversion, the seller was a debtor-in-possession, under Chapter 11 of the Bankruptcy Code. The transaction was consummated pursuant to an order of the U.S. Bankruptcy Court, Southern District of Florida dated 12-20-94. NDL distributes protective athletic apparel and equipment, such as elbow, breast, hip, groin, knee, shin and ankle supports, and wrist, elbow, groin and knee braces.

ORTHOPEDIC PRODUCTS

         DHB has recently entered the orthopedic products business by acquiring the outstanding capital stock of Orthopedic Products, Inc., a Florida corporation ("OPI"). DHB issued 270,000 shares of its registered DHB Common Stock in March 1996, in two transactions, in exchange for all the outstanding capital stock of OPI. The former owners of the OPI outstanding capital stock continue to be officers of OPI. In each of the years ended September 30, 1995 and 1994, OPI had sales in excess of $3,000,000 and losses of approximately $135,000 in 1995 and $105,000 in 1994.

OTHER BUSINESS

         DHB also actively seeks to acquire and finance, as appropriate, additional operating companies or interests therein. Since January 1, 1994, DHB has effected the following transactions:

         A 98% interest in the common stock of Intelligent Data Corporation, a Nevada corporation ("ID"), which is a development-stage company engaged in applying sophisticated telecommunications systems, known as "virtual writing," for remote document signature and authentication, remote issuance of bank or brokerage cashier's checks and the facilitation of COD payment transactions.

         A 100% interest in the capital stock of Royal Acquisition Corp. ("RAC"), whose principal asset is a film library.

         Minority interests in the common stock or securities convertible into common stock, of the following companies:

                  Zydacron, Inc., which designs and manufactures video teleconferencing codecs that are fully compliant with ITU
                  H.320 standards. Zydacron codecs provide full-featured multimedia capabilities that integrate into micro-computers running Windows 3.1 operating system software. Zydacron's family of codec products offers a low-cost full- function "codec engine" that meets existing video teleconferencing environments.

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
                  Darwin Molecular Corporation ("DMC"), which hopes to use DNA sequencing to create novel drugs for the treatment of cancer, AIDS and auto-immune disease.

                  Positron corporation, a publicly held Texas corporation, which designs, manufacturers, markets and services advanced medical imaging devices which utilize positron emission tomography ("PET") technology. Unlike other available imaging technologies, PET technology permits the measurement of the biological processes of organs and tissues as well as producing anatomical and structural images.

                  Pinnacle   Diagnostics,   Inc.,  a  privately   held  Delaware
                  corporation, which is engaged in marketing a variety of medical diagnostic products.

                  FED Corporation, a development-stage company, which intends to manufacturer liquid crystal display devices using proprietary field emission display technologies, which can be used in smart notebook computers and other smart devices.

                  Solid  Manufacturing Co., of Fairplay,  Colorado,  a privately
                  held   manufacturer   of  snowboards  and  related  goods  and
                  accessories.

                  Total Tel USA Communications, Inc., a regional long-distance telecommunications company presently serving the New York-New Jersey region, which is traded on NASDAQ.

         DHB maintains its executive offices at 11 Old Westbury Road, Old Westbury, New York 11568, telephone number (516) 997-1155. PACA is located in Norris, Tennessee. NDL, Point Blank and OPI are located in Oakland Park, Florida.

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                   DHB MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The following analysis of DHB's financial condition and results of operations should be read in conjunction with the financial statements, including the notes thereto, contained elsewhere in this Prospectus.

GENERAL

         DHB is a holding company which is principally engaged through its wholly-owned subsidiaries in the development, manufacture and distribution of bullet- and projectile-resistant garments, and the manufacture and distribution of protective athletic equipment and apparel. In August 1995, DHB acquired certain assets, free of all liabilities (the "Point Blank Assets") of Point Blank Body Armor, L.P., and an affiliated company (collectively, "Old Point Blank") at an auction held pursuant to Chapter 7 of the United States Bankruptcy Code. In late December 1994, DHB started up its protective athletic equipment business by acquiring the trade inventory, work in process, raw materials, trade names and trademarks (the "NDL Assets") of N.D.L. Products, Inc., a Delaware corporation, at an auction held pursuant to Chapter 7 of the Bankruptcy Code. In March 1996, DHB acquired Orthopedic Products, Inc. ("OPI"), which is a manufacturer of orthopedic products and a distributor of general medical supplies. Intelligent Data Corporation ("ID"), a development stage company which is a 98% owned subsidiary of DHB, is engaged in the design and production of sophisticated telecommunications equipment for the remote execution and authentication of documents. DHB also owns a minority interest in several other companies, some privately held and some publicly held, in the pharmaceuticals business, health care, telecommunications, and snowboard manufacturing. The management of DHB is engaged in the review of potential acquisitions and in providing management assistance to DHB's operating subsidiaries.

         DHB commenced operations in November 1992 by acquiring the outstanding common stock of PACA, a manufacturer and distributor of bullet-proof garments and accessories. From the acquisition of PACA through December 20, 1994, i.e., the date of the start-up of NDL, PACA was DHB's only source of revenue from operations. Thereafter, and to date, NDL and Point Blank are also a source of revenue from operations.

         The discussion that follows must be considered in light of the significant changes in DHB's business at the end of 1994, and the acquisition of the Point Blank Assets in August 1995, and should be read in conjunction with the financial statements, including the notes thereto. DHB's financial condition and results of operations in the future may also be materially affected by DHB's acquisition of OPI in March 1996.

         The Armor Group's products are sold nationally and internationally, primarily to law enforcement agencies and military services. Sales to domestic law enforcement agencies, including government, security and intelligence agencies, police departments, federal and state correctional facilities, highway patrol and Sheriffs' departments, comprise the largest portion of the Armor Group's business. Accordingly, any substantial reduction in governmental spending or change in emphasis in defense and law enforcement programs could have a material adverse effect on the Armor Group's business. The acquisition of the Point Blank Assets is expected to improve DHB's overall penetration of the market for ballistic-resistant garments, equipment and accessories.

RESULTS OF OPERATIONS

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
         Three Months ended June 30, 1996, compared to the three months ended June 30, 1995. Consolidated net sales of DHB for the quarter ended June 30, 1996 was $6,604,450 versus $2,617,430 for the quarter ended June 30, 1995. This 152% increase was primarily due to the inclusion of Point Blank, NDL and OPI. DHB had a consolidated net income for the three months ended June 30, 1996 and 1995 of approximately $532,000 and $151,000, respectively, principally because of the increased sales volume.

         Gross profit ratio for the three months ended June 30, 1996 increased to 33% compared to a gross profit percentage of 25% for the three months ended June 30, 1995. DHB's gross profit increased approximately $1,513,000 to $2,158,643 for the three months ended June 30, 1996 as compared to the three months ended June 30, 1995. The change in the gross profit ratio is primarily due to the diversity of the product mix being sold in the different companies.

         DHB's selling, general, and administrative expenses for the three months ended June 30, 1996 increased to $2,051,217 from $1,156,454 for the three months ended June 30, 1995. However, as a percentage of net sales, expenses decreased to 31% of net sales for the quarter ended June 30, 1996, compared to 60% for the quarter ended June 30, 1995. This decrease principally resulted from the efficiencies of operating NDL, Point Blank, and OPI at the same location and stricter fiscal controls.

         Interest expense, net of interest income, for the three months ended June 30, 1996 increased to $94,072 from $69,666 for 1995, principally due to increases in the borrowings of DHB.

         DHB had a net realized gain of $108,401 and an unrealized gain on its investments in marketable securities of $578,221 for the three months ended June 30, 1996, as compared to a net realized gain of $22,234 and an unrealized gain of $708,952 for the three months ended June 30, 1995.

         Six Months ended June 30, 1996, compared to the six months ended June 30, 1995. Consolidated net sales of DHB for the six months ended June 30, 1996, increased from $5,269,520 to $13,649,078. The increase was primarily due to the inclusion of Point Blank, NDL and OPI. DHB had a consolidated net income for 1996 and 1995 of approximately $1,108,000 and $179,000, respectively, principally because of the appreciation of marketable securities and increased sales volume.

         Gross profit in 1996 increased by 131% over 1995 to $4,108,738. DHB's gross profit ratio decreased from 34% in 1995 to 30% in 1996 due to the diversity of the product mix, certain products are being sold at lower margins.

         DHB's selling, general, and administrative expenses for 1996 increased to $3,762,751 from $2,148,611 in 1995. However, as a percentage of net sales, expenses decreased to 28% of net sales in 1996, compared to 41% in 1995. This decrease principally resulted from the efficiencies of operating NDL, Point Blank, and OPI at the same location and management's efforts to enforce tighter fiscal controls.

         Interest expense, net of interest income, for the six months ended June 30, 1996 increased to $162,608 from $88,385 for 1995, principally due to increases in the borrowings of DHB.

         DHB had a net realized gain of $94,416 and an unrealized gain on its investments in marketable securities of $1,126,663 for the six months ended June 30, 1996, as compared to a net realized gain of $39,087 and an unrealized gain of $610,392 for the six months ended June 30, 1995.

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
         Year Ended December 31, 1995, compared to year ended December 31, 1994. Consolidated net sales of DHB for the year ended December 31, 1995, increased by $5,391,721, or 59% to approximately $14,494,000. The increase was primarily due to the inclusion of Point Blank and NDL. The start-up of NDL on December 20, 1994, contributed less than $100,000 to sales in 1994 as compared to $4,276,603 in 1995. DHB had consolidated net income of approximately $244,000 for 1995, as compared to a consolidated net loss of $75,243 for 1994. The improved results are attributable to the ability to utilize volume discounts and eliminating duplication of expenses, as well as income derived from the sale and appreciation of DHB's marketable securities.

         Gross profit in 1995 increased to $5,405,477, an increase of 119% over 1994. DHB's gross profit ratio increased from 27% in 1994 to 37% in 1995, primarily because the products sold by Point Blank yielded greater margins.

         DHB's selling, general and administrative expenses for 1995 increased to $5,140,399 from $2,250,550 in 1994. These expenses as a percentage of net sales were 35% in 1995, compared to 25% in 1994. The increase was attributable to costs associated with the move of Point Blank and NDL into the present location and other nonrecurring expenses.

         Interest expense, net of interest income, for 1995 increased to $303,615 from $65,072 for 1994, principally due to a decline in interest income because of the use of DHB's funds in its operating business, and increases in the borrowings of DHB.

         DHB had a net realized gain of $675,743 and an unrealized gain on its investments in marketable securities of $347,481 for the year ended December 31, 1995, as compared to a net realized loss of $360,817 and an unrealized loss of $293,854 for the year ended December 31, 1994.

         Year ended December 31, 1994, compared to the year ended December 31, 1993. Consolidated net sales of DHB for the year ended December 31, 1994, increased by $1,995,000 (28%) to approximately $9,102,000. The increase was primarily due to higher unit sales of ballistic- resistant vests and related products by PACA. The start-up of NDL on December 20, 1994, contributed less than $100,000 to sales in 1994. DHB had a consolidated net loss of approximately $75,000 for 1994, as compared to consolidated net income of $231,000 for 1993, principally because of the costs of ID's research and development on telecommunication products.

         Gross profit in 1994 increased to $2,480,756, an increase of 46% over 1993. DHB's gross profit ratio increased from 24% in 1993 to 27% in 1994, primarily because of the mix of products sold in 1993 versus 1994.

         DHB's selling, general and administrative expenses for 1994 increased to $2,250,550 from $1,645,921 in 1993. These expenses as a percentage of net sales were 25% in 1994, compared to 23% in 1993, principally because of the acquisition of ID in April 1994. In 1994, DHB wrote off a loan- receivable of approximately $58,000, which was made to the corporation from which DHB acquired PACA. The loan was secured by accounts receivable, inventory and a personal guaranty from an officer of the corporation. The corporation became insolvent and ceased doing business. After all attempts to collect the debt out of the security, including the personal guaranty, were unsuccessful, the loan was written off.

         Interest expense, net of interest income, for 1994 increased to $65,072 from $31,533 for 1993, principally due to a decline in interest income because of the use of DHB's funds in its operating business, and increases in the interest rates available to DHB.

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
         DHB had a net realized loss of $360,817 and an unrealized loss on its investments in marketable securities of $293,854 for the year ended December 31, 1994, as compared to a net realized gain of $196,063 and an unrealized loss of $19,239 for the year ended December 31, 1993.

         LIQUIDITY AND CAPITAL RESOURCES

         DHB's primary capital requirements over the next twelve months are to assist PACA, Point Blank, NDL, OPI, ID and Media in financing their working capital requirements, and to make possible acquisitions. PACA, Point Blank and NDL sell most of their products on 60 - 90 day terms, and OPI sells most of its products on 30-60 day terms, and working capital is needed to finance the receivables, manufacturing process and inventory.

         DHB's principal sources of cash to date have been proceeds from private offerings of DHB's securities, and the Company has, throughout its existence, obtained funds for acquisitions and operations from term bank loans for periods of up to a year, which have been secured, in part, by the controlling shareholder's hypothecation of marketable securities. In the past, the Company has always been able to roll over such loans with new loans at prevailing interest rates. At the present time, it has a term loan from the Chase Manhattan Bank ("Chase") in the amount of $1,150,000 coming due in September 1996, and a loan of $1,400,000 from the Bank of New York coming due in December 1996. There is no assurance that the Company will be able to roll over such term loans as they become due. Of the proceeds drawn down to date, $1,400,000 were used by DHB to refinance PACA's obligations to another financial institution, and $1,150,000 were used to purchase the NDL Assets and provide NDL with working capital. In 1995, DHB realized $815,000 from the exercise of outstanding Redeemable Warrants.

         Mr. David H. Brooks, Chairman of the Board, and/or his wife, Mrs. Terry Brooks, made term loans due in April 1997 of $1,140,000, bearing interest at 9% per year, and entered into a collateral agreement (the "Collateral Agreement") with Chase to pledge certain marketable securities owned by Mr. Brooks and Mrs. Brooks to partially secure the term loans and other obligations of DHB to Chase. In exchange for this, DHB granted to Mrs. Terry Brooks, on December 20, 1994, 5-year warrants to purchase 2,500,000 shares of DHB's Common Stock, at a price of $1.33 per share after giving effect to the 50% Stock Dividend. The payment of this dividend with the full reserve of the warrants outstanding would exceed the authorized capital. Mrs. Brooks released the Company from its obligation to reserve these shares and agreed not to exercise her Warrants until such time as the Company increased its authorized capital. The warrants contain provisions for a one-time demand registration, and piggyback registration rights. All of the aforesaid loans were made directly to DHB, and DHB has lent the loan proceeds to NDL. Mr. David Brooks also lent $2,000,000 to DHB to provide the major portion of funds needed to purchase the Point Blank Assets, of which $750,000 is currently outstanding. Mr. and Mrs. Brooks have also pledged certain of their personal assets to secure the BNY Loan.

         In connection with the start-up of NDL, DHB relocated substantially all the NDL Assets to a 67,000 square foot office and warehouse facility located at 4031 N.E. 12th Terrace, Oakland Park, Florida 33334, which is now owned by affiliates of Mr. Brooks. That facility is also used by Point Blank and OPI.

         DHB's consolidated working capital at December 31, 1995 and 1994 was $6,526,004 and $5,202,592 respectively, and its ratio of current assets to current liabilities was 1.85:1 and 2.55:1, respectively, on such dates. DHB believes that it has sufficient resources to meet its working capital requirements for the next twelve months.

         ID's working capital requirements are to finance the manufacturing and marketing costs associated with its initial product, and research and development costs associated with product enhancements and new products. ID's principal sources of working capital will be borrowings. Media's working capital

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
requirements will be determined as different avenues for the exploitation of its film library are researched and developed. The film library is not expected to bring in significant revenues to DHB. DHB believes that it has sufficient funds to meet Media's anticipated needs for the next twelve months.

         DHB invested approximately $3,816,750 (as of June 30, 1996, on a historical cost basis) in the securities of certain privately held companies and restricted securities of certain public companies, which are included in "Investments in Non-marketable Securities" on DHB's balance sheet.

         EFFECT OF INFLATION AND CHANGING PRICES.

         DHB did not experience increases in raw material prices during the year ended December 31, 1995 or 1994, or in the first half of 1996. DHB believes PACA, Point Blank and NDL will be able to increase prices on their products to meet future price increases in raw materials, should they occur.

                       DESCRIPTION OF DHB'S CAPITAL STOCK

OUTSTANDING SHARES AND RECORD DATE

         On September __, 1996 (the "DHB Record Date"), there were [22,954,529] shares of DHB Common Stock outstanding and entitled to vote at the DHB Meeting (including the shares issued in connection with the 50% stock dividend described below). Shareholders of record at the close of business on the DHB Record Date shall be entitled to vote at the DHB Meeting.

         The following is a summary of certain provisions of the DHB Certificate of Incorporation, as amended, and rights accorded to holders of DHB Common Stock generally and as a matter of law, and does not purport to be complete. It is qualified in its entirety by reference to DHB's Restated Certificate of Incorporation, DHB's By-Laws, and the GCL.

DHB COMMON STOCK

         GENERAL. Under DHB's Delaware charter and applicable law, the Board of Directors has broad authority and discretion to issue convertible preferred stock, options and warrants, which, if issued in the future, may impact the rights of the holders of the DHB Common Stock.

         DIVIDENDS. Holders of DHB Common Stock may receive dividends if, as and when dividends are declared on DHB Common Stock by DHB's Board of Directors. On July 1, 1996 DHB declared a 50% stock dividend to stockholders of record on July 15, 1996 payable July 16, 1996. If the Board of Directors hereafter authorizes the issuance of preferred shares, and such preferred shares carry any dividend preferences, holders of DHB Common Stock may have no right to receive dividends unless and until dividends have been declared and paid. At the present time, there is no preferred stock authorized or outstanding. The ability of DHB to lawfully declare and pay dividends on DHB Common Stock is also limited by certain provisions of applicable state corporation law. It is not expected that dividends will be declared on the DHB Common Stock in the foreseeable future.

         DISTRIBUTIONS IN LIQUIDATION. If DHB is liquidated, dissolved and wound up for any reason, distribution of DHB's assets upon liquidation would be made first to the holders of preferred shares, if any, and then to the holders of the DHB Common Stock. If DHB's net assets upon liquidation were insufficient to permit full payment to the holders of shares of preferred stock, if any, then all of the assets of DHB would be distributed pro rata to the holders of shares of preferred stock and no distribution will be made to the holders of the DHB Common Stock. There are no shares of preferred stock authorized, issued or outstanding at this time. A consolidation or merger of DHB with or into any other company, or the sale of all or substantially all of DHB's assets, is not deemed a liquidation, distribution or winding up for this purpose.

         VOTING RIGHTS. Each share of DHB Common Stock is entitled to one vote on all matters to be voted on at meetings of the stockholders of DHB, including the election of directors. The holders of DHB Common Stock will be entitled to elect all of DHB's directors. Holders of DHB Common Stock do not have any cumulative voting rights or preemptive rights.

PREFERRED SHARES

         DHB's Delaware charter authorizes the Board of Directors to issue up to 5,000,000 shares of preferred stock, $0.001 par value of DHB, in such amounts and with such rights to dividends, voting,

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
conversion, redemption and other terms as the Board may determine. At this time, no preferred stock is authorized, issued or outstanding. DHB had previously issued Class A convertible preferred stock, but all outstanding preferred shares were called in November, 1995.

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
                  COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS

         DHB and Lehigh are Delaware corporations subject to the provisions of the Delaware General Corporation Law (the "GCL"). Stockholders of DHB, whose rights are governed by DHB's Charter and Bylaws and by the GCL, will, upon consummation of the Merger, become stockholders of Lehigh whose rights will then be governed by the Certificate of Incorporation and By-laws of Lehigh and by the GCL. The following is a summary of the material differences between the rights of stockholders of DHB and Lehigh, as such differences arise from the provisions of the GCL and from the provisions of the charter and by-laws of each of DHB and Lehigh.

         The following summaries do not purport to be complete statements of the rights of Lehigh stockholders under the Lehigh Certificate of Incorporation and Lehigh's By-laws as compared with the rights of DHB stockholders under DHB's Charter and By-laws or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equal or more significant differences do not exist. These summaries are qualified in their entirety by reference to the GCL and governing corporate instruments of Lehigh and DHB, to which stockholders are referred. The terms of Lehigh's capital stock are described in greater detail under "Description of Lehigh's Capital Stock." Certain topics discussed below are also subject to federal law and the regulations promulgated thereunder.

ELECTION AND REMOVAL OF DIRECTORS

         Under the GCL and the Certificate of Incorporation of DHB, and of Lehigh as it is proposed to be amended by Proposal No. 2 herein, directors are elected by a plurality of the shares entitled to vote and voting at a meeting, each share having one vote, and any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Currently, the Lehigh Certificate of Incorporation provides for cumulative voting. If the proposed Certificate Amendment to eliminate cumulative voting for Lehigh directors (Part B of Proposal No. 2) is not adopted, in the election of directors each holder of Lehigh Common Stock will be entitled to cast such number of votes as shall equal the number of such shares owned by such holder multiplied by the number of directors to be elected and may cast such votes for a single candidate or distribute them among two or more candidates as such holder may determine, and no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

QUORUM AT MEETINGS OF STOCKHOLDERS

         The number of shares required to be represented to constitute a quorum for the conduct of business at a meeting of the DHB stockholders is a majority of the outstanding shares of DHB Common Stock and at a meeting of the Lehigh stockholders is one-third of the outstanding shares of Lehigh Common Stock.

SPECIAL MEETINGS OF STOCKHOLDERS

         Under the DHB By-laws, a special meeting of stockholders shall be called upon the request of the record holders of a majority of the outstanding stock of DHB entitled to vote at such meeting. No such provision is contained in the Lehigh By-laws.

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
ACTION OF STOCKHOLDERS BY WRITTEN CONSENT

         Under the GCL and the Certificate of Incorporation of each of DHB and Lehigh, any action required or permitted to be taken at a meeting of the stockholders of each of DHB and Lehigh may be taken without a meeting by written consents signed by the holders of the common stock of the respective corporations having less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         If Part C of Proposal No. 2 is adopted by the Lehigh stockholders, the Lehigh Certificate of Incorporation will prohibit the stockholders of Lehigh from taking action by written consent.

AMENDMENT OF CERTIFICATE OF INCORPORATION

         Generally, the vote of a majority of the outstanding stock entitled to vote thereon is required to amend the Certificate of Incorporation of either DHB or Lehigh. However, the Certificate of Incorporation of Lehigh requires the affirmative vote of the holders of 80% of the outstanding shares of Lehigh Common Stock voting at a meeting of the Lehigh stockholders in order to amend the provisions of the current Certificate of Incorporation which establish the number of directors on the Lehigh Board at six directors and which provide for cumulative voting for the election of Lehigh directors.

         If Part E of Proposal No. 2 herein is adopted by the Lehigh stockholders, the affirmative vote of the holders of at least 60% of the outstanding shares of Lehigh Common Stock will be required to amend the provisions of the Certificate of Incorporation (if adopted by the Lehigh stockholders) eliminating cumulative voting in the election of directors, eliminating stockholders' action by written consent, and fixing the number of directors at between six and nine, to be determined from time-to-time by the Board of Directors.
                                       69

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF LEHIGH

         The following table sets forth information as of September 3, 1996 (except as otherwise noted below) with respect to each person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known to Lehigh to be the beneficial owner of more than 5% of the Common Stock.


     NAME AND ADDRESS                AMOUNT AND NATURE OF       PERCENT
     OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)(2)    OF CLASS (2)
     -------------------          ---------------------------    -------------

Southwicke Corporation (a               2,670,757 (4)             25.8% (4)
wholly owned subsidiary of
Halton House, Ltd. of which The
Halton Declaration of Trust is
beneficial owner and over which
Bahamas Proctors, Ltd. exercises
all power with respect to
investment or voting of securities
beneficially owned by said Trust
("Southwicke")
1430 Broadway
New York NY 10018

Fidelity Bankers Life Insurance           799,921                  7.7%
Company Trust (a subsidiary of
First Dominion Mutual Life
Insurance Company) ("FBL")
1011 Boulder Springs Drive
Richmond, Virginia 23225 (2)

Allstate Life Insurance Company           743,878                  7.2%
("Allstate")
Allstate Plaza South G4B
2880 Sanders Road
Northbrook, IL 60062 (2)

Teachers Insurance and Annuity            533,280                  5.2%
Association ("Teachers")
730 Third Ave.
New York, NY 10017 (2)

Kenneth Godt as Trustee for The           750,000 (4)              7.3% (4)
Orion Trust (The "Godt Trust")
c/o Siegel & Godt
666 Old Country Road
Garden City, NY 11530 (2)

Salvatore J. Zizza                     12,255,502 (3)             54.2% (3)
c/o The Lehigh Group Inc.
810 Seventh Ave.
New York, NY 10019 (3)

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

     NAME AND ADDRESS                AMOUNT AND NATURE OF       PERCENT
     OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)(2)    OF CLASS (2)
     -------------------          ---------------------------    -------------

The Equitable Life Assurance              637,113                  6.2%
Society of the United States
("Equitable")
787 Seventh Ave.
New York, NY 10019 (2)

DHB Capital Group Inc.                  6,000,000 (3 & 5)         37.0% (5)
("DHB")
11 Old Westbury Road
Old Westbury, NY 11568 (5)



(1) Except as otherwise indicated each of the persons listed above has sole voting and investment power with respect to all of the shares shown in the table as beneficially owned by such person.

(2) Based on information set forth on Schedules 13G and Schedules 13D filed with the SEC by Southwicke dated July 12, 1996; Sears, Roebuck and Co. (parent of Allstate) dated September 22, 1994; Equitable on February 9, 1996, The Godt Trust on September 26, 1994, Teachers on April 23, 1992 and DHB on July 17, 1996 (assuming, in each case, no change in beneficial ownership since such date except in connection with the 1993 Restructuring). Information as to FBL was obtained from an investment specialist at FBL on November 14, 1994.

(3) Includes (i) 4,250,000 shares issuable upon the exercise of immediately exercisable options at a price of $.50 per share, (ii) 382 shares owned by trust accounts for the benefit of Mr. Zizza's minor children, as to which he disclaims beneficial ownership and (iii) 7,750,000 shares issuable upon the exercise of immediately exercisable warrants at a price of $.50 per share as to 1,750,000 such shares, $.75 per share as to 3,000,000 such shares and $1.00 per share as to 3,000,000 such shares. Excludes 6,000,000 shares of common stock issuable upon the exercise of options held by Mr. Zizza at exercise prices of $.75 per share, in the case of 3,000,000 shares, and $1.00 per share, in the case of 3,000,000 shares. These options are not currently exercisable or expected to become exercisable within the next 60 days, and will not be exercisable until such time as (i) Lehigh receives aggregate net cash proceeds of at least $10 million from the sale (whether public or private) of its equity securities, (ii) Lehigh consummates an acquisition of a business with annual revenues during the year immediately preceding such acquisition of at least $25 million, and
         (iii) the fair market value (determined over a 30-day period) of the Common Stock shall have equalled or exceeded $1.00 per share. All of the options granted to Mr. Zizza will terminate on the fifth anniversary of the date of grant, subject to earlier termination under certain circumstances in the event of his death or the termination of his employment. Lehigh also granted to him one demand registration right (exercisable only if Lehigh is eligible to file a registration statement on Form S-3 or a form substantially equivalent thereto) and certain "piggyback" registration rights with respect to the shares of the common stock purchasable upon exercise of such options. Only July 8, 1996 Mr. Zizza sold to DHB an option to purchase up to 6,000,000 shares at $.50 per share from Lehigh under Mr. Zizza's existing options and warrants.

(4) On July 2, 1996, Kenneth Godt as Trustee for The Orion Trust granted an irrevocable proxy to Southwicke to vote all of its 750,000 shares with respect to the election of directors and the approval of a business combination. Said irrevocable proxy will expire June 30, 1997. The shares shown as beneficially owned by Southwicke include these 750,000 shares.

(5) On July 8, 1996, DHB purchased an option from Mr. Zizza to purchase 6,000,000 shares of Lehigh's common stock at $.50 per share.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table indicates the number of shares of Lehigh Common Stock beneficially owned as of September 3, 1996 by (i) each director of Lehigh,
(ii) each of the executive officers named in the Summary Compensation Table set forth above and (iii) all directors and executive officers of Lehigh as a group.




       Name of Beneficial                 Amount and Nature of
              Owner                     Beneficial Ownership(1)                Percent of Class
- ------------------------------      ------------------------------     ------------------------------
Salvatore J. Zizza                                12,255,502(2)                           54.2(2)

Richard L. Bready                                     15,000(5)                             *

Robert A. Bruno                                      237,760(3)                             *

Charles A. Gargano                                    10,000(5)                            1.4

Salvatore M. Salibello                                10,000(5)                             *

Anthony F. L. Amhurst                                 10,000(5)                             *

Joseph Delowery                                               0                             *

All executive officers
and directors as a group
(7 persons)                                      12,538,262 (4)                            5.5(4)

*        Less than 1%.

(1) Except as otherwise indicated, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such person.

(2) See note 3 of the table under the caption "Security Ownership of Certain Beneficial Owners of Lehigh," above.

(3) Includes options to purchase 175,000 shares of common stock at $.50 per share. Excludes options to purchase 75,000 shares of common stock at $.50 per share which become exercisable December 31, 1996. Subject to the effectiveness of the Merger, on July 8, 1996, Mr. Bruno agreed to exchange his options to purchase 250,000 shares of Lehigh Common Stock at an exercise price of $.50 per share, for an option to purchase 92,000 shares of Lehigh's Common Stock exercisable at $1.00 per share, over a four year period, with 25% of said options vesting on each consecutive anniversary of the Effective Date of the Merger.

(4)      Includes and excludes shares as indicated in notes (2) and (3) above.

(5)      Represents options to purchase common stock at $.50 per share.

                                  LEGAL MATTERS

         The validity of the shares of the Lehigh Common Stock to be issued in connection with the Merger and certain other legal matters relating thereto will be passed upon for Lehigh by Olshan Grundman Frome & Rosenzweig LLP, New York, New York. Opton Handler Gottlieb Feiler & Katz, LLP is acting as counsel to DHB in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                     EXPERTS

         The financial statements and schedule of Lehigh included in this Joint Proxy Statement/Prospectus and the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The audited financial statements of DHB as of December 31, 1995 and 1994, and for each of the years then ended, which are included in this Joint Proxy Statement/Prospectus, have been so included in reliance on the reports of Capraro, Centofranchi, Kramer & Co. P.C. (formerly known as Mincone, Capraro & Centofranchi, P.C.), as independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in auditing and accounting. The audited financial statements of OPI as of September 30, 1995 and 1994, and for each of the years then ended, which are included in this Joint Proxy/Prospectus, have been so included in reliance on the reports of Jay Howard Linn, C.P.A., as independent certified public accountant, appearing elsewhere herein, and upon his authority as expert in auditing and accounting.

                          INDEX TO FINANCIAL STATEMENTS

DHB CAPITAL GROUP INC. ("DHB"):
Independent Auditors' (Capraro, Centofranchi, Kramer & Co., P.C.) Report
 on the Financial Statements as of and for the Year Ended 12/31/95.........F-2
Consolidated Balance Sheet as of 12/31/95..................................F-3
Consolidated Statements of Income (Loss) for the Years Ended 12/31/95
 and 12/31/94............................................................. F-4
Consolidated Statements of Stockholders' Equity for the Years Ended
 12/31/95 and 12/31/94.....................................................F-5
Statements of Cash Flows for the Years Ended 12/31/95 and 12/31/94.........F-6
Notes to Consolidated Financial Statements..........................F-7 - F-15


ORTHOPEDIC PRODUCTS, INC. ("OPI"):
Independent Auditor's (Jay Howard Linn, C.P.A.) Report on the Financial
 Statements as of and for the Years Ended 9/30/95 and 9/30/94F-16
Balance Sheets as of 9/30/95 and 9/30/94..................................F-17
Statements of Operations and Retained Earnings for the Years Ended 9/30/95
 and 9/30/94..............................................................F-18
Statements of Cash Flows for the Years Ended 9/30/95 and 9/30/94..........F-19
Notes to Financial Statements......................................F-20 - F-22


THE LEHIGH GROUP INC. ("LEHIGH"):
Independent Auditors' (BDO Seidman, LLP) Report on the Financial Statements
 as of and for the Years Ended 12/31/95, 12/31/94 and 12/31/93............F-23
Consolidated Balance Sheet as of 12/31/95 and 12/31/94..............F-24 - F25
Consolidated Statements of Operations for the Years Ended 12/31/95, 12/31/94,
 and 12/31/93.............................................................F-26
Consolidated Statements of Changes in Shareholders' Equity (Deficit) for the
 Years Ended 12/31/95, 12/31/94, and 12/31/93.............................F-27
Consolidated Statements of Cash Flows for the Years Ended 12/31/95,
 12/31/94, and 12/31/93...................................................F-28
Notes to Consolidated Financial Statements..........................F-29 - F36
Schedule of Valuation and Qualifying Accounts for the Years Ended
 12/31/95, 12/31/94, and 12/31/93.........................................F-37


INTERIM FINANCIAL INFORMATION

OPI:
Balance Sheet as of 12/31/95..............................................F-38
Statements of Operations and Retained Earnings for the Three Months
 Ended 12/31/95...........................................................F-39
Statements of Cash Flows for the Years Ended for the Three Months
 Ended 12/31/95...........................................................F-40

DHB:
Consolidated Balance Sheet as of 06/30/96.................................F-41
Consolidated Statements of Income for the Three Months Ended 06/30/96
 and 06/30/95............................................................ F-42
Consolidated Statements of Income for the Six Months Ended
 06/30/96 and 06/30/95....................................................F-43
Consolidated Statements of Cash Flows for the Six Months Ended
 06/30/96 and 06/30/95....................................................F-44
Notes to Consolidated Financial Statements.......................F-45 and F-47

LEHIGH:
Consolidated Balance Sheet as of 06/30/96........................F-48 and F-49
Consolidated Statements of Operations for the Three Months and
 Six Months Ended 06/30/96 and 06/30/95...................................F-50
Consolidated Statements of Changes in Shareholders' Equity
 (Deficit) for the Six Months Ended 06/30/96 and 06/30/95.................F-51
Consolidated Statements of Cash Flows for the Six Months Ended
 06/30/96 and 06/30/95....................................................F-52
Notes to Consolidated Financial Statements................................F-53

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction..............................................................F-54
Pro Forma Consolidated Balance Sheet of DHB and Lehigh as of 06/30/96.....F-55
Pro Forma Consolidated Statement of Income (Loss) of DHB, OPI and Lehigh
 for the Year Ended 12/31/95..............................................F-56
Pro Forma Consolidated Statement of Income (Loss) of DHB, OPI and
 Lehigh for the Six Months Ended 6/30/96..................................F-57

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of
DHB Capital Group Inc.

We have audited the accompanying consolidated balance sheet of DHB Capital Group Inc. and Subsidiaries as of December 31, 1995 and the related consolidated statements of income (loss), stockholders' equity and cash flows for the years ended December 31, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DHB Capital Group Inc. and Subsidiaries as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                 /s/ Capraro, Centofranchi, Kramer & Co., P.C.
                                 ---------------------------------------------

                                 Capraro, Centofranchi, Kramer & Co., P.C.
                                 South Huntington, New York
                                 March 14, 1996

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1995

                                     ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                      $   475,108
Marketable securities                                                            1,829,856
Accounts receivable, less allowance for doubtful accounts of $70,000             3,819,571
Inventories                                                                      7,856,199
Prepaid expenses and other current assets                                          208,510
                                                                                ----------
         Total Current Assets                                                  $14,189,244
PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation and
amortization of $325,454                                                         1,077,066

OTHER ASSETS
Intangible assets, net                                                             721,327
Investments in non-marketable securities                                         3,316,750
Deposits and other assets                                                          160,821
                                                                                 ---------
         Total Other Assets                                                      4,198,898
                                                                                 ---------
         TOTAL ASSETS                                                          $19,465,208
                                                                               ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Note Payable                                                                   $ 2,550,000
Accounts Payable                                                                 2,847,690
Due to shareholders                                                              1,890,000
Accrued expenses and other current liabilities                                     301,068
Deferred taxes payable                                                              23,700
State income taxes payable                                                          50,782
                                                                                ----------
         Total Current Liabilities                                             $ 7,663,240
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock                                                                        219
Common stock                                                                        20,762
Additional paid-in capital                                                      12,116,549
Common stock subscription receivable                                              (437,500)
Retained earnings                                                                  101,938
                                                                                ----------
         Total Stockholders' Equity                                             11,801,968
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $19,465,208

                See accompanying notes to financial statements.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                1995             1994
                                                                                ----             ----
Net Sales                                                                     $14,494,094      $ 9,102,373
Cost of Sales                                                                   9,088,617        6,621,617
                                                                                ---------        ---------
         Gross Profit                                                           5,405,477        2,480,756

Selling, general and administrative expenses                                    5,140,399        2,250,550
                                                                                ---------        ---------
         Income before other income (expense)                                     265,078          230,206
                                                                                ---------        ---------

Other Income (Expense)
         Interest expense, net of interest income                               (303,615)         (65,072)
         Dividend Income                                                            1,710           1,140
         Payment to rescind restrictive covenant                                (250,000)
         Write-off of uncollectible loan receivable                                   ---         (57,889)
         Realized gain (loss) on marketable securities                            675,743        (360,817)
         Unrealized gain (loss) on marketable securities)                         347,481        (293,854)
                                                                                  -------        ---------
                  Total Other Income (Expense)                                    471,319        (776,492)
                                                                                  -------        ---------

Income (loss) before minority interest and income tax (benefit)                   736,397        (546,286)
Minority interest of consolidated subsidiary                                           --          91,655
                                                                               ----------       ----------
Income (loss) before income tax (benefit)                                         736,397        (454,631)
Income taxes (benefit)                                                            491,922        (379,388)
                                                                                  -------        ---------
Net Income (loss)                                                                $244,475         (75,243)
                                                                                 ========       ==========
Earnings (loss) per common share
         Primary                                                                    $0.01         $(0.004)
                                                                                    =====         ========
         Fully Diluted                                                              $0.01         $(0.004)
                                                                                    =====         ========
Weighted average number of common share outstanding:
         Primary                                                               21,167,754      16,701,220
                                                                               ==========      ===========
         Fully Diluted                                                         21,689,754      16,854,861
                                                                               ==========      ===========

                 See accompanying notes to financial statements

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                  NUMBER OF                          NUMBER OF
                                  PREFERRED                           COMMON
                                   SHARES          PAR VALUE          SHARES
                                   ------          ---------          ------

Balance, December 31, 1993           104,687         $1,047        10,504,452
Loss for the year ended
  December 31, 1994
Sale of common stock                                                  812,500
Conversion of preferred
  stock into common stock            (40,625)          (406)           81,250
Issuance of common stock to
  acquire subsidiary                                                  100,000
                                    --------         --------      -----------
Balance - December 31, 1994           64,062            641        11,498,202

Net income for the year ended
December 31, 1995
  Sale of common stock                                              1,955,000
  Conversion of preferred
    stock into common stock          (42,187)          (422)           84,374
  Exercise of stock warrants                                          303,750
Common Stock-50% Dividend                                           6,920,665
                                     -------           ----        ----------
Balance - December 31, 1995           21,875           $219        20,761,991
                                      ======           ====        ==========

                                                                   COMMON
                                                  ADDITIONAL        STOCK
                                                   PAID-IN        SUBSCRIPTION       RETAINED
                                  PAR VALUE        CAPITAL         RECEIVABLE        EARNINGS            TOTAL
                                  ---------        -------         ----------        --------            -----

Balance, December 31, 1993          $10,504       $5,002,499               ---         $(67,294)        $4,946,756
Loss for the year ended
  December 31, 1994                                                                     (75,243)           (75,243)
Sale of common stock                    812        2,007,668                                             2,008,480
Conversion of preferred
  stock into common stock                82              324                                                   ---
Issuance of common stock to
  acquire subsidiary                    100          299,900                                               300,000
                                    -------        ---------          --------         ---------        ----------
Balance - December 31, 1994          11,498        7,310,391               ---         (142,537)         7,179,993

Net income for the year ended
December 31, 1995                                                                       244,475            244,475
  Sale of common stock                1,955        3,863,045         (437,500)
  Conversion of preferred
    stock into common stock              84              338                                                   ---
  Exercise of stock warrants            304          949,696                                               950,000
Common Stock-50% Dividend             6,921           (6,921)                                                  ---
                                   --------      -----------         ---------          -------        -----------
Balance - December 31, 1995         $20,762      $12,116,549        $(437,500)          101,938        $11,801,968
                                    =======      ===========        ==========          =======        ===========

                See accompanying notes to financial statements.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                               1995            1994
                                                                                               ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)                                                                             $244,475        $(75,243)
Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                         254,956         217,091
         Minority interest in loss of consolidated subsidiary                                     ----         (91,655)
         Realized (gain) loss on marketable securities                                        (675,743)        360,817
         Unrealized (gain) loss on marketable securities                                      (347,481)        293,854
         Write-off of uncollectible loan receivable                                                ---          57,889
         Deferred income taxes                                                                 440,000        (416,300)
Changes in assets and liabilities (Increase) Decrease in:
         Accounts receivable                                                                (1,276,870)       (346,261)
         Marketable securities                                                               1,150,655      (1,201,224)
         Inventories                                                                        (3,093,118)        (94,863)
         Prepaid expenses and other current assets                                             148,538         (22,102)
         Deposits and other assets                                                             (76,962)         (2,403)
Increase (decrease) in:
         Accounts payable                                                                    2,336,854         104,322
         Accrued expenses and other current liabilities                                         34,854         148,302
         State income taxes payable                                                             22,282          28,500
                                                                                            ----------      ----------
Total Adjustments                                                                           (1,082,035)       (964,033)
                                                                                            -----------     -----------
Net cash provided (used) by operating activities                                              (837,560)     (1,039,276)
                                                                                            -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for purchase of assets of subsidiary, net of cash acquired                         (2,000,000)     (2,934,854)
Payments to acquire subsidiary                                                                     ---        (425,000)
Payments to acquire non-marketable securities                                               (1,938,750)     (1,378,000)
Collection of loan receivable acquired by issuance of common stock                                 ---         150,000
Collections of loan receivable                                                                     ---           9,000
Payments made for property and equipment                                                      (269,230)       (142,555)
Payments for software development costs                                                            ---         (10,691)
Payments of capitalized acquisition cost                                                       (14,277)            ---
                                                                                            -----------     -----------
Net Cash provided (used) by investing activities                                            (4,222,257)     (4,732,100)
                                                                                            -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable - bank                                                                  ---       1,150,000
Net proceeds from note payable - shareholder                                                   750,000       1,140,000
Net proceeds from sale of common stock                                                       4,377,500       2,008,480
                                                                                             ---------       ---------
Net cash provided (used) by financing activities                                             5,127,500       4,298,480
                                                                                             ---------       ---------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                                                 67,683      (1,472,896)

CASH AND CASH EQUIVALENTS - BEGINNING                                                          407,425       1,880,321
                                                                                           -----------       ---------

CASH AND CASH EQUIVALENTS - END                                                               $475,108        $407,425
                                                                                            ==========       =========

                 See accompanying notes to financial statements

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION/REPORTING ENTITIES

The consolidated financial statements of DHB Capital Group Inc. and Subsidiaries (the "Company") include the following entities:

DHB CAPITAL GROUP, INC.

DHB Capital Group Inc. ("DHB") was incorporated on October 22, 1992 under the laws of the State of New York. DHB was organized to seek, acquire and finance, as appropriate, one or more operating companies. On February 15, 1995, the holders of the common stock approved a re-incorporation of DHB as a Delaware corporation, through a merger with a newly formed Delaware corporation.

PROTECTIVE APPAREL CORPORATION OF AMERICA

Protective Apparel Corporation of America ("PACA") was organized in 1975 and is engaged in the development, manufacture and distribution of bullet and projectile resistant garments, including bullet resistant vests, fragmentation vests, bomb projectile blankets and tactical load bearing vests. In addition, PACA distributes other ballistic protection devices including helmets and shields. PACA is dependent upon a few suppliers for the raw materials utilized to manufacture its products.

On November 6, 1992, PACA became a wholly-owned subsidiary of DHB, when DHB purchased all of the issued and outstanding stock of PACA from PACA's former parent, E.S.C. Industries, Inc, for $800,000. The transaction was accounted for as a purchase and resulted in an excess purchase price over the fair market value of the identifiable assets acquired and liabilities assumed of $465,278, of which $312,086 was allocated to on-going government contracts and $153,192 was allocated to goodwill.

INTELLIGENT DATA CORP.

On April 1, 1994, the Company acquired 4,530,000 common shares (60.4% interest) and 1,100,000 preferred shares of stock in Intelligent Data Corp. ("ID"), in exchange for 425,000 shares of the Company's common stock. ID is engaged in the development of sophisticated telecommunication systems. On July 1, 1994, a put option was exercised by certain shareholders of ID resulting in an increase in the Company's ownership to 89.58%. In December 1994, the Company converted all of its preferred shares to common shares, increasing the Company's ownership to 98.35%. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed of $472,666 which was allocated to patents owned by ID.

DHB MEDIA GROUP, INC.

On April 15, 1994, DHB Media Group, Inc. ("Media"), a wholly-owned subsidiary of the Company acquired all of the outstanding common stock of Royal Acquisition Corp. in exchange for 100,000 shares of the Company's common stock, for a purchase price of $300,000. Subsequent negotiations resulted in the reduction of the acquisition cost by $36,550. Royal Acquisition Corp.'s primary assets were a film library and a loan receivable of $150,000. The transaction was accounted for as a purchase and resulted in the excess purchase price over the fair market value of $113,450, of which $54,000 was allocated to the film library and $59,450 was allocated to goodwill. Media intends to syndicate and market these films. The loan receivable was collected in full during the year ended December 31, 1994.

NDL PRODUCTS, INC.

On December 20, 1994, the Company through a newly organized, wholly-owned subsidiary, DHB Acquisition, Inc., ("Acquisition") purchased certain assets from a debtor-in-possession, N.D.L. Products, Inc. for $3,080,000. Acquisition did not assume any continuing obligations of the debtor-in-possession, nor did the management of the debtor-in-possession continue. On February 21, 1995, Acquisition changed its corporate name to NDL Products, Inc. NDL manufactures and distributes specialized protective athletic apparel and equipment.

DHB ARMOR GROUP, INC.

On August 8, 1995, the Company formed a new Delaware Corporation which is a wholly-owned subsidiary of the Company. The subsidiary, DHB Armor Group, Inc., ("Armor"), now wholly owns PACA and Point Blank Body Armor, Inc., ("Point Blank").

POINT BLANK BODY ARMOR, INC.

In August 1995, the Company, through a wholly-owned subsidiary known as USA Fitness & Protection Corp, a Delaware Corporation, acquired from a trustee in bankruptcy certain assets of Point Blank Body Armor, L.P. and an affiliated company ("Old Point Blank"), for a cash payment of $2,000,000, free of all liabilities. Prior to the filing of the petition in bankruptcy, Old Point Blank had been a leading U.S. manufacturer of bullet- resistant garments and related accessories. After acquiring the Old Point Blank, USA Fitness & Protection Corp., amended its articles of incorporation to change their name to Point Blank Body Armor, Inc. ("Point Blank").

PRINCIPLES OF CONSOLIDATION

All material intercompany transactions have been eliminated in the consolidated financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those relating to the valuation of inventories and non-marketable securities, and collectibility of receivables.

REVENUE RECOGNITION

Revenue is recognized on product sales upon shipment to the customer.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company includes cash on deposit, money market funds and amounts held by brokers in cash accounts to be cash equivalents.

MARKETABLE/NON-MARKETABLE SECURITIES

Effective for calendar year 1994, the Company adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with this standard, Securities which are classified as "trading securities" are recorded in the Company's balance sheet at fair market value, with the resulting unrealized gain or loss recognized as income in the current period. Securities which are classified as "available for sale" are also reported at fair market value, however, the unrealized gain or loss on these securities is listed as a separate component of shareholder's equity. Non-marketable securities, such as investments in privately-held companies are carried at historical cost, if necessary, reduced by a valuation allowance to net realizable value.

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out) or market.

PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment is stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by both straight-line and accelerated methods over the estimated useful lives of the assets.

INTANGIBLE ASSETS

Goodwill is being amortized on a straight-line basis over ten years. The amount allocated to on-going government contracts is being amortized over the life of the individual contracts, which are typically 1-5 years. Patents are being amortized on a straight-line basis over 17 years. Other intangible assets are being amortized on a straight-line basis over their estimated lives, typically 5-15 years. Accumulated amortization was $409,297 and $301,033 as of December 31, 1995 and 1994, respectively.

EARNINGS PER SHARE

The computation of earnings per common share is based on the weighted average number of outstanding common shares outstanding during the period. Primary earnings per share and fully diluted earnings per share amounts assume the conversion of the Cumulative Convertible Preferred Stock, and the exercise of the stock warrants.

INCOME TAXES

The Company files a consolidated Federal tax return, which includes all of the subsidiaries. Accordingly, Federal income taxes are provided on the taxable income of the consolidated group. State income taxes are provided on a separate company basis, if and when taxable income, after utilizing available carryforward losses, exceeds certain levels.

DEFERRED INCOME TAXES

Deferred taxes arise principally from net operating losses and capital losses available for carryforward against future years taxable income, and the recognition of unrealized gains(losses) on marketable securities for financial statement purposes, which are not taxable items for income tax purposes.

2.  SUPPLEMENTAL CASH FLOW INFORMATION

                                                     1995          1994
                                                     ----          ----
Cash paid for:
         Interest                                  $261,829      $78,602
         Income taxes                                35,774        7,983


Additionally, during, the year ended December 31, 1995 the Company had a non-cash financing activity of $437,500 for a stock subscription receivable. During the year ended December 31, 1994, the Company had non-cash investing activities and it issued common stock to acquire all of the outstanding common stock of Media at a value of $273,450. The Company also purchased a majority interest in a subsidiary through the issuance of 425,000 shares of its common stock.

3. MARKETABLE SECURITIES/NON-MARKETABLE SECURITIES

Following is a comparison of the cost and market value of marketable securities included in current assets:

                                                     1995          1994
                                                     ----          ----

Cost                                              $1,482,375     $2,251,141
Unrealized gain (loss)                               347,481       (293,854)
                                                  ----------     ----------
Market Value                                       1,829,856      1,957,287
                                                  =========      ==========


The Company's portfolio value of trading securities has been pledged as collateral for the bank loans (see Note 6). However, the bank has placed no restrictions on the Company's ability to trade freely in their portfolio.


The Company's investments in non-marketable securities is summarized as follows:

                                                              1995                 1994
                                                              ----                 ----
Darwin Molecular Corporation (approximately 3.9% interest)  $1,000,000         $1,000,000
Zydacron, Inc. (approximately 3.1% interest)                   941,750            378,000
Pinnacle Diagnostics, Inc. (approximately 16.7% interest)      500,000                ---
FED Corporation (approximately 2.9% interest)                  375,000                ---
Solid Manufacturing Co. - 10% convertible debentures
  (approximately 9.5% interest, if converted)                  500,000
                                                             ---------         ----------
         Totals                                              3,316,750          1,378,000
                                                             =========          =========

All of these investments are carried at historical cost on the financial statements of the Company, and are included under the caption "Investment in non-marketable securities" on the balance sheet.

4. INVENTORIES

Inventories are summarized as follows:

                                                               1995

Finished products                                          $3,844,506
Work-in process                                             1,209,849
Raw materials and supplies                                  2,801,844
                                                           ----------
         Total                                              7,856,199
                                                           ==========

5.  PROPERTY AND EQUIPMENT

Major classes of property and equipment consist of the following:

                                Estimated useful
                                LIFE - YEARS 1995

Deposit on building                 39                         $47,500
Machinery and equipment           5 - 10                       759,797
Furniture and fixtures            5 - 7                        249,986
Computer equipment                3 - 5                         41,959
Transportation equipment          3 - 5                         41,862
Leasehold improvements            5 - 31.5                     261,416
                                                            ----------
                                                             1,402,520
Less:  accumulated depreciation and amortization               325,454
Net property and equipment                                  ----------
                                                             1,077,066
                                                            ==========

6.  NOTES PAYABLE- FINANCIAL INSTITUTIONS

The Company has borrowed $2,550,000 in the form of two term loans. The first is with the Bank of New York for $1,400,000 with interest at 6.43%, maturing in June, 1996. The second loan is with Chase Manhattan Bank for $1,150,000 with interest at 6.255%. This loan matures in September, 1996. These loans are secured by substantially all of the Company's marketable securities portfolio value, and certain personal investments of the majority shareholder. Both of these loans require monthly payments of interest only.

7. DUE TO SHAREHOLDER

The amount due to shareholder represent notes payable which bear interest at 9%, payable April and September, 1996.

8. RELATED PARTY TRANSACTIONS

DHB:

DHB leased its office location from a relative of the former president of DHB. Included in DHB's statement of income (loss) for the years ended December 31, 1995 and 1994 is $16,514 and $15,424 of rent paid or accrued under this lease, respectively (see note 10). Effective January 1996, the Company vacated the premises and purchased a building for use as the corporate headquarters.

PACA:

PACA leases its location (see note 10) from the President of PACA. Included in the statement of income (loss) for the years ended December 31, 1995 and 1994 is $48,000 of rent paid under this lease for each period.

ID:

ID leased its office location from a relative of the former President of DHB. Included in DHB's statement of income (loss) for the year ended December 31, 1995 and 1994 is $5,511 and $13,175 of rent paid or accrued under this lease, respectively (see note 10). The premises were vacated in April, 1995.

NDL AND POINT BLANK:

NDL Products, Inc. and Point Blank Body Armor, Inc. lease their facilities from a partnership indirectly owned by relatives of the majority shareholder of DHB (note 10). Included in the statement of income (loss) for the year ended December 31, 1995 is $300,000 of rent paid or accrued under the lease.

9. COMMITMENTS AND CONTINGENCIES

LEASES

PACA:

PACA is obligated under a lease for its manufacturing facility with a related party (note 9). This lease expires October 31, 1997, and provides for minimum annual rentals of $43,200, plus increases based on real estate taxes and operating costs.

ID:

ID was  obligated  under a lease for its office space with a related party (note
9), which expired in April, 1995 for minimum annual rentals of $15,000, plus increases based on real estate taxes and operating costs. The space was relinquished in April, 1995 and there are no further obligations.

MEDIA:

Media leases its facilities for storing its film library on a month-to-month basis. The current rental rate is $210 per month. The company relinquished this space in January 1996 and is storing the film library at the corporate headquarters.

NDL PRODUCTS, INC. AND POINT BLANK BODY ARMOR, INC.

NDL Products, Inc. and Point Blank Body Armor are obligated under a lease for its facilities with a related party (note 9). The lease commenced January 1, 1995 and expires December, 1999. The lease provides for minimum annual rentals of $300,000 for the initial year and then $480,000 the following year with scheduled increases of 4% per year thereafter, plus real estate taxes, operating costs and capital expenditures.

The following is a schedule by year of future minimum lease obligations under noncancellable leases as of December 31, 1995:

1996                                                                  $523,200
1997                                                                   542,400
1998                                                                   562,368
1999                                                                   583,135
                                                                     ---------
Total minimum obligation                                             2,211,103
                                                                     =========



Total rental expense under  cancelable and  noncancellable  operating leases was
$440,269  and  $85,989  for  the  years  ended   December  31,  1995  and  1994,
respectively.

EMPLOYMENT AGREEMENT

Concurrent with the purchase of PACA, the President of PACA was given a five year employment agreement. This agreement calls for annual salaries ranging from $115,000 in 1993 to $155,000 in 1997, plus certain fringe benefits. During the year ended December 31, 1995, Two of NDL's officers were given three year employment contracts. These agreement calls for annual base salaries of 100,000 and 96,000 plus certain fringe benefits.

OPEN LETTERS OF CREDIT

At December 31, 1995 the Company was contingently liable for open unused letters of credit totaling $120,253.

LITIGATION

Media brought suit against an individual, corporation and others with respect to alleged representations involving the acquisition of the film library. Media is seeking compensatory and punitive damages. No determination of the outcome can be made at this time, and accordingly, there is no provision for any recoverable amount, if any included in the financial statements.

ID is also involved in a lawsuit with a former consultant to the Company regarding his alleged misappropriation of several of the Company's confidential computer programs, and to restrain their dissemination. Management has commenced prosecuting its position, however, no determination of the outcome can be made at this time.

10. CAPITAL STOCK

Capital stock is as follows:

                                                                       1995            1994
                                                                       ----            ----

DHB:
Class A Preferred  stock, 10% convertible, $.01 par value,
  1,500,000  shares authorized (see amendment below)
Shares issued and outstanding                                             21,875          64,062
                                                                        --------        --------
Par Value                                                               $    219        $    841
                                                                        ========        ========

Common stock, $.001 par value, 25,000,000 shares authorized
Shares issued and outstanding                                         20,761,955      17,247,303
                                                                      ----------      ----------
Par Value                                                             $   20,762      $   17,247
                                                                      ==========      ==========

AMENDMENT TO CERTIFICATE OF INCORPORATION:

In January, 1993, DHB amended its certificate of incorporation, as follows:

a) To expand and qualify the relative rights and preferences of the previously authorized Preferred shares as follows: Class A Preferred stock, $.40 per annum dividend, non-voting, cumulative, convertible, $.01 par value, 1,500,000 shares authorized, no shares issued and outstanding, (redeemable in liquidation at $4 per share, or callable at $.01 per share after November 30, 1994, convertible into 2 shares of common stock.) These shares were called in November, 1995. As of December 31, 1995, the outstanding preferred shares represent shares which have not yet been surrendered for conversion.
b)       To eliminate preemptive rights.
c)       To provide for indemnification of officers and directors.
d) To permit the holders of a majority of the outstanding shares of voting stock to take action by written consent.

11. PRIVATE PLACEMENTS

COMMON STOCK:

During June, July, and August, 1995 the Company sold 1,955,000 shares of common stock in private placements for proceeds of $3,910,000. Out of these proceeds $45,000 of direct expenses were paid. These shares have not been registered with the Securities and Exchange Commission.

During June, October, and November, 1994 the Company sold 387,500 shares of common stock in private placements for proceeds of $875,000. Out of these proceeds, direct expenses of $8,703 were paid.

12. STOCK WARRANTS

During 1995, various warrants which would have expired in November, 1995 from the Company's original private placement were exercised by certain shareholders. These shareholders were issued 303,750 shares of the Company's common stock for net proceeds of $950,000. All remaining warrants for the original private placement have expired.

In December, 1994, in consideration for monies loaned to the Company, the Board of Directors granted Mrs. Terry Brooks, a related party, stock warrants to purchase 2,500,000 shares of common stock for $1.33 per share for a five year period commencing December 19, 1994.

In June, 1993, the board of directors granted stock warrants to certain individuals and organizations to purchase 295,000 shares of the Company's common stock for $1.33 per share during the three year period commencing July 1, 1994. The Company has reserved these shares for issuance upon the exercise of the warrants. Certain of these individuals are also employees of the Company, and the warrants issued to these employees are contingent based upon continued employment until July 1, 1994. 210,000 of the warrants issued in 1993 have been terminated by the Company.

13. STOCK DIVIDEND

Subsequent to year end, the Board of Directors declared a preferred stock dividend of 7,944 common shares with a market value of $3.77 per share for the years ended December 31, 1995 and 1994, which has not yet been paid. All earnings per share data has been restated giving retroactive effect to the intended stock dividend.

14. INCOME TAXES

Components of income taxes are as follows:

                                                         1995            1994
                                                         ----            ----
Current:
Federal                                                 $5,400         $72,350
State                                                   58,922          36,912
Benefit of net operating loss carryforward             (12,400)        (72,350)
                                                      --------        --------
         Total current                                  51,922          36,912
                                                        ------          ------
Deferred:
Federal                                                451,500        (459,100)
State                                                   60,300        (104,900)
Less: valuation allowance                              (71,800)        147,700
                                                      --------         -------
         Total deferred                                440,000        (416,300)
                                                       -------       ---------
Total income taxes (benefit)                           491,922        (379,388)
                                                       =======       =========

The composition of the federal and state deferred taxes at December 31, 1995 was arrived at as follows:

                                                    FEDERAL          STATE
                                                    -------          -----

Net Operating Loss                                   $36,000       $      --
Allowance for Doubtful Accounts                       10,500           5,600
Capital Loss Carryforwards                               ---          70,300
Unrealized gain on Marketable Securities             (52,100)        (31,300)
                                                     --------        --------
         Subtotal                                     (5,600)         44,600
Less:  Valuation Allowance                               ---          75,900
                                                   ----------      ----------
         Net Deferred Taxes                           (5,600)        (31,300)
                                                   ==========      ==========

The Valuation Allowance changed from $147,700 at December 31, 1994 to $75,900 at December 31, 1995, for a decrease of $71,800.

At December 31, 1995 the Company has operating losses available for carryforward against future years' taxable income of approximately $240,000 for tax purposes, which would expire in 2008. The deferred tax assets for the future benefit of the capital loss carryforward was reduced in full by a valuation allowance of $70,300 as the Company estimates that sufficient future taxable capital gains on a separate company basis for state tax purposes may not be available to provide the full realization of such an asset.

15. SUBSEQUENT EVENT

As of March 7, 1996, the entire subscription received of $437,500 has been collected.

16. EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

On July 16, 1996, the Company paid a 50% Common Stock dividend. The payment of this dividend with the full reserve of the warrants outstanding would exceed the authorized capital. The holder of warrants to purchase 2,500,000 shares of common stock (the wife of the Company's Chairman) released the Company from its obligation to reserve these shares and agreed not to exercise her Warrants until such time as the Company increased its authorized capital. All data in the accompanying financial statements and related notes have been restated to give effect to the dividend.

                                 JAY HOWARD LINN
                           CERTIFIED PUBLIC ACCOUNTANT
                               1160 KANE CONCOURSE
                                    SUITE 205
                        BAY HARBOR ISLANDS, FLORIDA 33154
                                    --------

                            TELEPHONE: (305) 866-8700
                               FAX: (305) 866-8782


                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Orthopedic Products, Inc.

I have audited the accompanying balance sheets of Orthopedic Products, Inc. and subsidiaries as of September 30, 1995 and 1994, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all materials respected, the financial position of Orthopedic Products, Inc. as of September 30, 1995 and 1994, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles.


/S/ JAY HOWARD LINN
- -------------------
JAY HOWARD LINN
APRIL 25, 1996





        -----------------------------------------------------------------
              MEMBER FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTS

                            ORTHOPEDIC PRODUCTS, INC.
                                  BALANCE SHEET
                                  SEPTEMBER 30,

                                                                                        1995                  1994
                                                                                        ----                  ----
                                     ASSETS
Current Assets
  Accounts receivable (Net of allowance for uncollectible
    accounts of $3,195 in both years                                                    $431,254              $556,422
  Inventories                                                                            585,248               579,637
  Prepaid insurance                                                                        8,407                 7,350
  Income tax refund receivable                                                            43,334                25,406
  Deferred income tax benefit                                                             12,600                   ---
                                                                                          ------            ----------
                  Total current assets                                                 1,080,843             1,168,815
                                                                                       ---------             ---------

Property and Equipment (Net of accumulated depreciation of
$155,793 in 1995 and $130,377 in 1994)                                                    29,184                46,335
                                                                                          ------                ------

Other Assets:
  Deposits                                                                                 6,230                 6,230
  Intangible assets (Net of accumulated amortization of
    $8,000 in 1995 and $7,200 in 1994                                                     12,000                12,800
                                                                                          ------                ------
                  Total other assets                                                      18,230                19,030
                                                                                          ------                ------
TOTAL ASSETS                                                                          $1,128,257            $1,234,180
                                                                                      ==========            ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses                                               $  202,571            $  184,780
  Note payable - bank                                                                    311,627               283,239
  Current portion of long-term debt                                                       41,868                14,834
                                                                                        --------              --------
                  Total current liabilities                                              556,066               482,853
                                                                                         -------               -------

Other Liabilities:
  Long-term debt                                                                         236,554               280,446
  Due to related parties                                                                 149,100               149,100
                                                                                         -------               -------
                  Total other liabilities                                                385,654               429,546
                                                                                         -------               -------
                  Total liabilities                                                      941,720               912,399
                                                                                         -------               -------

Stockholders' Equity:
  Common stock - $1.00 par value, 7,500 shares authorized,
    1,170 shares issued and outstanding                                                    1,170                 1,170
  Additional paid-in capital                                                              90,308                90,308
  Retained earnings                                                                       95,059               230,303
                                                                                        --------             ---------
                  Total stockholders' equity                                             186,537               321,781
                                                                                       ---------             ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $1,128,257            $1,234,180
                                                                                      ==========            ==========

                 See Accompanying Notes to Financial Statements

                            ORTHOPEDIC PRODUCTS, INC.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                         FISCAL YEAR ENDED SEPTEMBER 30,


                                                 1995                 1994
                                                 ----                 ----
Sales                                          $3,229,249          $3,524,824
Cost of Goods Sold                              2,195,576           2,264,585
                                                ---------           ---------
Gross Profit                                    1,033,673           1,260,239
                                                ---------           ---------

Operating Expenses:
  Selling                                         654,587             712,883
  Administrative                                  544,858             661,418
                                                ---------           ---------

  Total operating expenses                      1,199,445           1,374,301
                                                ---------           ---------

Income (Loss) Before Income Taxes                (165,772)           (114,062)
Income Tax Benefit:
  Current                                          17,928               8,785
  Deferred                                         12,600                ----
                                                ---------             -------

  Total income tax benefit                         30,528               8,785
                                               ----------          ----------

Net Loss                                         (135,244)           (105,277)
Retained Earnings - Beginning                     230,303             335,580
                                                ---------           ---------
Retained Earnings - End                       $    95,059          $  230,303
                                              ===========          ==========

                 See Accompanying Notes to Financial Statements.

                            ORTHOPEDIC PRODUCTS, INC.
                            STATEMENTS OF CASH FLOWS
                         FISCAL YEAR ENDED SEPTEMBER 30,


                                                                                             1995              1994
                                                                                             ----              ----
Cash Flows from Operating Activities:
  Net Loss                                                                                 $(135,244)       $ (105,277)
                                                                                           ----------       ----------

Adjustments to reconcile to net cash provided by operating activities:
  Depreciation and amortization                                                                22,540           20,469
  Sales tax audit expense                                                                           0          184,998
  Deferred income tax benefit                                                                 (12,600)               0
     Changes in assets and liabilities:
  Decrease (increase) in accounts receivable                                                  125,168          (19,542)
  Increase in inventory                                                                        (5,611)         (65,066)
  Increase in prepaid insurance                                                                (1,057)          (7,350)
  Increase in income tax refund receivable                                                    (17,928)         (23,782)
  Increase (decrease) in accounts payable and accrued expenses                                 17,791          (93,237)
                                                                                           ----------       -----------
  Net adjustments                                                                             128,303           (3,510)
                                                                                              -------       -----------

                  Net cash used by operating activities                                        (6,941)        (108,787)
                                                                                           ----------       -----------

Cash Flows from Investing Activities:
  Purchase of Equipment                                                                        (4,589)          (1,511)
  Additional security deposits                                                                      0             (810)
                                                                                              -------        ----------

                  Net cash used by investing activities                                        (4,589)          (2,321)
                                                                                           ----------        ----------

Cash Flows from Financing Activities:
  Net bank borrowings                                                                          28,388          106,990
  Principal payment on long-term debt                                                         (16,858)          (8,867)
                                                                                           ----------        ----------

                  Net cash used by financing activities                                        11,530           98,123
                                                                                             --------         --------

Net Change in Cash                                                                                  0          (12,985)

Cash - October 1,                                                                                   0           12,985
                                                                                            ---------        ---------

Cash - September 30,                                                                        $       0        $       0
                                                                                            =========        =========

Cash Paid For:
  Interest                                                                                    $37,350          $21,061
  Income Taxes                                                                                      0           14,997

Non Cash Acquisition of Equipment                                                                   0           49,581


                 See Accompanying Notes to Financial Statements

                            ORTHOPEDIC PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION - The company sells orthopedic and other medical supplies primarily throughout the Southeastern United States.

ACCOUNTS RECEIVABLE - The allowance for uncollectible accounts is determined on the basis of the company's experience with its customers.

INVENTORIES - Inventories, consisting primarily of finished goods for resale and raw materials are stated at the lower of cost or market. Cost is determined on the first-in, first-out basis.

PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost and depreciated in amounts sufficient to relate the cost of the assets to operations over their estimated useful lives, using accelerated methods.

INTANGIBLE ASSET - Goodwill is being amortized, using the straight line method, over 25 years.

INCOME TAXES - The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." There are no temporary differences between financial statement and income tax reporting.

NOTE 2.  NOTE PAYABLE - BANK

The Company has revolving credit facility of $450,000 from First Union National Bank. It bears interest at 1% above prime. It is collateralized by inventories, accounts receivable, property and equipment and guarantees by the stockholders. Under the terms of the credit facility, the bank advances funds (up to the credit limit) to cover the Company's checks as they are presented. The Company has $218,754 outstanding against that line and a net overdraft of $62,964 or a total of $281,718 at September 30, 1995 and $274,735 outstanding and a net overdraft of $8,504 or a total of $283,239 at September 30, 1994.

NOTE 3.   LONG TERM DEBT

Long-term debt consists of:

                                                                                                    1995            1994
                                                                                                    ----            ----

9.71%, note payable, due in monthly installments of $1,876, including interest, with final payment due June 1999.  Equipment with an original cost of $89,943 is
pledged as collateral                                                                            $70,449         $85,282

9.0%, note payable, (Note 5), due in monthly installments of $3,600 per month,
with a final payment due September 2001                                                          207,973         209,998
                                                                                                 -------         -------
                                                                                                 278,422         295,280

Less current maturities                                                                           41,868          14,834
                                                                                                --------        --------
         Long-Term Debt                                                                         $236,554        $280,446
                                                                                                ========        ========

As of September 30, 1995, annual maturities of long-term debt outstanding for the next five years are as follows:

1996                                $ 41,868
1997                                  61,221
1998                                  63,062
1999                                  59,416
2000 and thereafter                   52,855
                                    --------

         Total                      $278,422


NOTE 4.   DUE TO RELATED PARTIES

The Company owes its stockholder-officers $149,100 as accrued salaries from prior years. It is anticipated that this amount will not be repaid within the next twelve months.

NOTE 5.  SALES TAX AUDIT SETTLEMENT:

The Florida Department of Revenue conducted an audit of Sales and Use Tax collections for the period January 1, 1985 to October 31, 1992. The Company settled the audit for $209,998, with interest accruing at 9% per annum. The note is payable in seventy-two monthly payments of $3,600. Initially the payments are applied in full to the tax liability. Once the tax liability is paid in full, July 15, 2000 the payments are applied to the accrued interest. Although the settlement was concluded in 1995, effect was given to it in the year ended September 30, 1994. The company now collects and remits Florida sales taxes on those sales deemed to be taxable.

NOTE 6.   INCOME TAXES

Components of income taxes benefit are as follows:

                                                  1995               1994
                                                  ----               ----
Current:
   Federal                                      $17,928             $8,875
   State                                              0                  0
                                                -------            -------
         Total current                           17,928              8,875
                                                -------            -------

Deferred:
   Federal                                       12,600                  0
   State                                              0                  0
                                                -------           --------
         Total deferred benefit                  12,600                  0
                                                -------           --------

Total income taxes benefit                      $30,528           $  8,875
                                                =======           ========

The composition of deferred taxes at September 30, 1995 was $12,600 for Federal taxes. The Company has not provided for valuation allowance at September 30, 1995, because the Company anticipates they will be able to utilize the carryforward losses before they expire. At September 30, 1995 the Company has operating losses available for carryforward against future years' taxable income of approximately $84,000 for tax purposes, which would expire in 2010.

NOTE 7.    COMMITMENT AND CONTINGENCY:

The following is a schedule by year of future minimum lease obligations under noncancellable leases as of September 30, 1995.

1996                                $ 83,602
1997                                  83,602
1998                                  83,602
1999                                $ 76,635
                                    --------

         Total                      $327,441



Total rental expense under  cancelable and  noncancellable  operating leases was
$84,814  and  $80,374  for  the  years  ended   September  30,  1995  and  1994,
respectively.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Shareholders of
The Lehigh Group Inc.:

We have audited the accompanying consolidated balance sheets of The Lehigh Group Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. We have also audited the schedule listed in the accompanying index. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Lehigh Group Inc. and subsidiaries at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Also in our opinion, the schedule presents fairly, in all material respects, the information set forth therein.



                                                     /S/ BDO Seidman, LLP
                                                     --------------------
                                                     BDO Seidman, LLP

New York, New York
March 4, 1996,  except as to Note 3,
which is as of March 28, 1996

THE LEHIGH GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,
                                                                       1995                            1994
- --------------------------------------------------------------------------------------------------------------------------
                                                                     (in thousands except for per share data)

ASSETS
Current assets:

Cash and cash equivalents                                                  $  347                           $  925
Accounts receivable, net of allowance for doubtful                          4,335                            4,611
  accounts of $174 and $275
Inventories, net                                                            1,823                            1,745
Prepaid expenses and other current assets                                      22                               22
                                                                          -------                          -------

  Total current assets                                                      6,527                            7,303

Property, plant and equipment, net of accumulated                              61                              105
  depreciation and amortization (Note 5)

Other assets                                                                   34                               33
                                                                          -------                          -------
  Total assets                                                             $6,622                           $7,441
                                                                           ======                           ======



The accompanying notes to consolidated financial statements are an integral part of these financial statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,
                                                                       1995                            1994
- --------------------------------------------------------------------------------------------------------------------------
                                                                     (in thousands except for per share data)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:

Current maturities of long-term debt (Note 6)                              $  510                           $  519
Note payable-bank (Note 6)                                                    360                              360
Accounts payable                                                            1,839                            1,911
Accrued expenses and other current liabilities                              1,381                            1,280
                                                                          -------                            -----

  Total current liabilities                                                 4,090                            4,070
                                                                          -------                            -----

Long-term debt, net of current maturities (Note 6)                          2,080                            2,361
                                                                          -------                            -----

Deferred credit applicable sale of discontinued                               250                              500
                                                                          -------                          -------
  operations (Note 4)

Commitments and Contingencies (Notes 3, 6 and 8)

Shareholders' equity (Note 7):

Preferred stock, par value $.001; authorized
  5,000,000 shares, none issued                                                --                               --

Common stock, par value $.001 authorized shares
  100,000,000, in 1995 and 1994; shares issued
  10,339,250 in 1995 and 1994 which excludes
  3,016,249 and 3,015,893 shares held as treasury
  stock in 1995 and 1994, respectively                                         11                               11
Additional paid-in capital (Note 10)                                      106,594                          106,594
Accumulated deficit from January 1, 1986                                 (104,749)                        (104,441)
Treasury stock - at cost                                                   (1,654)                          (1,654)
                                                                         --------                         --------
         Total shareholders' equity                                           202                              510
                                                                         --------                         --------

  Total liabilities and shareholders' equity                              $ 6,622                          $ 7,441
                                                                          =======                          =======


The accompanying notes to consolidated financial statements are an integral part of these financial statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS


Years ended December 31,                                          1995                  1994                   1993
- -----------------------------------------------------------------------------------------------------------------------------
                                                                       (in thousands except for per share data)

Revenues earned                                                     $12,105               $12,247                $12,890

Costs of revenues earned                                              8,628                 8,577                  9,150
                                                                     ------                ------                 ------
Gross Profit                                                          3,477                 3,670                  3,740

Selling, general and administrative expenses                          3,994                 4,187                  4,153
                                                                     ------                ------                 ------

Operating loss                                                         (517)                 (517)                  (413)
                                                                    -------               -------                -------

Other income (expense):
   Interest expense                                                    (433)                 (398)                  (424)
   Interest and other income (Note 6)                                   392                   505                    587
                                                                     -------                 -----                  -----
                                                                        (41)                  107                    163
                                                                    --------                 -----                  -----

Loss before discontinued operations and
   extraordinary item                                                  (558)                 (410)                  (250)
Income from discontinued operations (Note 4)                            250                 5,000                  2,074
                                                                      ------                ------                 ------
Income (loss) before extraordinary item                                (308)                4,590                  1,824
Extraordinary item:
   Gain on early extinguishment of debt (Note 6)                         --                    --                  1,997
                                                                   ---------                ------                 ------

Net income (loss)                                                  $   (308)               $ 4,590               $ 3,821
                                                                   =========               =======               ========

EARNINGS PER SHARE - PRIMARY AND FULLY DILUTED

   Loss before discontinued operations and
         extraordinary item                                        $  (0.05)               $ (0.04)              $ (0.03)
   Income from discontinued operations                                 0.02                   0.49                  0.24
   Income (loss) before extraordinary item                            (0.03)                  0.45                  0.21
   Net Income (loss)                                                  (0.03)                  0.45                  0.43

Weighted average Common Shares
AND SHARE EQUIVALENTS OUTSTANDING

   Primary and Fully diluted                                     10,339,250             10,169,000             8,825,000
                                                                 ==========             ==========             =========


The accompanying notes to consolidated financial statements are an integral part of these financial statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)


Years Ended December 31, 1995, 1994 and 1993
- -------------------------------------------------------------------------------

                                 (in thousands)
                                 Preferred Stock          Common Stock
                                 --------------     -------------------


                                    Number of                       Number
                                      Shares          Amount      of Shares
                                 --------------     --------      ---------

Balance December 31, 1992                    --            --       10,978

Exchange of Class A and B
notes in connection with sale of
subsidiary                                                         (3,320)

Net Income                                   --            --           --
                                          -----         -----        -----

Balance December 31, 1993                    --           $--        7,658

Issuance of common stock in
connection with private
placement                                                            2,681

Net Income                                   --            --           --
                                          -----         -----        -----

Balance December 31, 1994                    --           $--       10,339
                                          =====         =====       ======

Net Loss                                     --            --           --
                                          -----         -----        -----

Balance December 31, 1995                    --           $--       10,339
                                          =====         =====       ======


Years Ended December 31, 1995, 1994 and 1993
- --------------------------------------------------------------------------------------------------------

                                 (in thousands)
                                 Preferred Stock          Common Stock
                                 --------------     -------------------

                                              Additional                         Treasury
                                                Paid-In       Deficit From       Stock At
                                  Amount        Capital       Jan. 1, 1986         Cost            Total
                                --------     ----------      ------------     -----------      -----------
Balance December 31, 1992              11         69,454        (112,852)          (1,654)         (45,041)

Exchange of Class A and B
notes in connection with sale of
subsidiary                                        36,121                                             36,121

Net Income                             --                           3,821                             3,821
                                      ---       --------       ----------         --------         --------

Balance December 31, 1993             $11       $105,575        $(109,031)        $(1,654)          $(5,099)

Issuance of common stock in
connection with private
placement                                          1,019                                              1,019

Net Income                             --                           4,590               --            4,590
                                      ---       --------       ----------         --------          -------

Balance December 31, 1994              11       $106,594       $(104,441)         $(1,654)          $   510
                                      ===       ========       ==========         ========          =======

Net Loss                               --                        $  (308)               --          $  (308)
                                      ---       --------       ----------         --------          --------

Balance December 31, 1995              11       $106,594       $(104,749)         $(1,654)          $   202
                                      ===       ========       ==========         ========          =======

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Note 11)

Years Ended December 31,                                               1995                 1994                1993
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                       (in thousands)
Cash flows from operating activities:
  Net income (loss)                                                      $ (308)               $4,590              $3,821
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Gain on early extinguishment of debt                                     --                    --              (1,997)
    Depreciation and amortization                                            65                    59                  95
    Provision for doubtful accounts receivable                               --                    --                 (85)
    Deferred credit applicable to sale of discontinued
      operations                                                           (250)               (5,000)             (1,760)

  Changes in assets and liabilities:
    Accounts receivable                                                     276                    93                (493)
    Inventories                                                             (78)                 (108)                255
    Prepaid expenses and other current assets                                                      55                 423
    Other assets                                                             (1)                    6                  12
    Net assets applicable to discontinued operations                         --                    --                 713

    Accounts payable                                                        (72)                   64                (217)
    Accrued expenses and other current liabilities                          101                    81                (695)
                                                                         -------                -----             --------
    Net cash provided by (used in) operating activities                    (267)                 (160)                 72
                                                                         -------                ------            --------

Cash flows from investing activities:
    Capital expenditures                                                    (21)                  (39)                (24)
    Net proceeds from the sale of subsidiary                                 --                    --                 750
                                                                            ----                 ----                ----
    Net cash provided by (used in) investing activities                     (21)                  (39)                726
                                                                           -----                -----                ----

Cash flows from financing activities:
    Repayment of capital leases                                             (20)                   (3)                (19)
    Net payments under bank debt                                           (270)                 (360)               (430)
    Net proceeds from sale of stock                                          --                 1,019                 ---
                                                                           -----                -----              ------

    Net cash provided by (used in) financing activities                    (290)                  656                (449)
                                                                         -------               ------             --------

Net change in cash and cash equivalents                                    (578)                  457                 349
Cash and cash equivalents at beginning of period                            925                   468                 119
                                                                          ------                -----               -----

Cash and cash equivalents at end of period                                $ 347                $  925              $  468
                                                                          ======               ======              ======


The accompanying notes to consolidated financial statements are an integral part of these financial statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLES INCLUDED IN THE FOOTNOTES ARE IN THOUSANDS EXCEPT FOR PER SHARE DATA)

1 - General

         The Lehigh Group Inc. (the "Company"), through its wholly owned subsidiary, HallMark Electrical Supplies Corp. ("HallMark"), is engaged in the distribution of electrical supplies for the construction industry both domestically (primarily in the New York Metropolitan area) and for export. HallMark was acquired by the Company in December 1988. HallMark's sales include electrical conduit, armored cable, switches, outlets, fittings, panels and wire which are purchased by HallMark from electrical equipment manufacturers in the United States. Approximately 60% of HallMark's sales are domestic and 40% are export. Export sales are made by sales agents retained by HallMark, and since November 1, 1992, HallMark's export business has been conducted primarily from Miami, Florida.

EXPORT SALES AS A PERCENTAGE OF TOTAL SALES ARE SUMMARIZED AS FOLLOWS:

                                               December 31,
                                1995                1994            1993


Central America                 16%                 14%             27%
South America                   18%                 16%              3%
Caribbean                        6%                 ---             ---
West Indies                     ---                  6%              4%
OTHER                           ---                  2%              4%
- ----------------------          ----                ----            ---
         Total                   40%                 38%            38%
                                ====                ====            ===

2 - Summary of Significant Accounting Policies

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include all of the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

INVENTORIES - Inventories are stated at the lower of cost or market using a first-in, first-out basis to determine cost. Inventories consist of electrical supplies held for resale.

PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are carried at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements are provided over the life of each respective lease.

INCOME TAXES - In 1993, the Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes. The provision for income taxes typically includes Federal, state and local income taxes currently payable and those deferred because of temporary timing differences between the financial statement and tax bases of assets and liabilities. The financial statements do not include a provision for income taxes due to the Company's net operating losses.

EARNINGS PER SHARE - Earnings per common share is calculated by dividing net income (loss) applicable to common shares by the weighted average number of common shares and share equivalents outstanding during each period. Excluded from fully diluted computations are certain stock options granted (12,000,000 options which are contingently exercisable pending the occurrence of certain future events).

TREASURY STOCK - Treasury stock is recorded at net acquisition cost. Gains and losses on disposition are recorded as increases or decreases to capital with losses in excess of previously recorded gains charged directly to retained earnings.

STOCK OPTIONS - During 1995, Statement of Financial Accounting Standards No. 123 "Accounting for Stock- Based Compensation" was issued. The Company has not elected early adoption which allows a choice of either the intrinsic value method or the fair value method of accounting for employee stock options. The Company expects to select the option to continue the use of the current intrinsic value method.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

LONG-LIVED ASSETS - During 1995, Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long Lived-Assets to be Disposed Of," was issued. The adoption of this pronouncement is not expected to have a significant impact on the Company's financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying values of financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value at December 31, 1995, because of the relative short maturities of these instruments. It is not possible to presently determine the market value of the long term debt and notes payable given the Company's current financial condition.

STATEMENTS OF CASH FLOWS - Cash equivalents include time deposits with original maturities of three months or less.

REVENUE RECOGNITION - Revenue is recognized when products are shipped or when services are rendered.

PRESENTATION OF PRIOR YEARS DATA - Certain reclassifications have been made to conform prior years data with the current presentation.

3 - Sale of Subordinated Debenture

         On March 28, 1996, the Company issued a $300,000 subordinated debenture to Macrocom Investors, LLC. The debenture includes interest at 2% per annum over the prime lending rate of Chase Manhattan Bank, N.A. payable monthly commencing May 1996. The principal balance is payable April 1, 1998. The debenture granted the lender a five year warrant to purchase a number of shares equal to $300,000 divided by the price equal to the average closing bid price of the Company's common stock for the ten business days prior to the date of closing of the financing. The debenture contains various restrictions on the Company and is secured by 100% of the outstanding common stock of the Company's wholly-owned subsidiary, HallMark Electrical Supplies Corp. The Company has entered into an agreement with a financial services company to use its best efforts to raise an additional $450,000 under the same terms and conditions. Management believes that the proceeds of the $300,000 subordinated debenture combined with current working capital will be sufficient to fund the Company's operations for the balance of 1996.

4 - Discontinued Operations

         On December 31, 1991, the Company sold its right, title and interest in the stock of the various subsidiaries which made up its discontinued interior construction and energy recovery business segments subject to existing security interests. The Company did not retain any of the liabilities of the sold subsidiaries. The excess of liabilities over assets of subsidiaries sold amounted to approximately $9.6 million. Since 1991, the Company has reduced this deferred credit (the reduction is shown as income from discontinued operations) due to the successful resolution of the majority of the liabilities for amounts significantly less than was originally recorded. The deferred credits were reduced as follows:

                                    1992                     $ 2,376
                                    1993                     $ 1,760
                                    1994                     $ 5,000
                                    1995                     $   250


5 - Property, Plant and Equipment

                                                                     December 31
                                                     -------------------------------------

                                                                                                          Estimated
                                                            1995                   1994                  Useful Lives
                                                            -----                  -----       ----------------------
Machinery and equipment                                        $ 475                  $  469                   3 to 5 years
Leasehold improvements                                           285                     270                 Term of leases
                                                               -----                   -----
                                                                 760                     739

Less accumulated depreciation and
   amortization                                                 (699)                   (634)
                                                              ------                  ------

                                                               $  61                   $ 105
                                                               =====                   =====


6 - Long-Term Debt

                                                                                           December 31,
                                                                       -----------------------------------------------

                                               INTEREST RATE                          1995                      1994
                                               -------------
Subordinated Debentures                                 14-7/8%                     $    400                   $    400
Senior Subordinated Notes                               13-1/2%                          100                        100
Note Payable                                             10.56%                        2,440                      2,710
Other Long-Term Debt                                    Various                           10                         30
                                                                                    --------                   --------
                                                                                       2,950                      3,240

Less Current Portion                                                                    (870)                      (879)
                                                                                    --------                   --------
   Total Long-Term Debt                                                              $ 2,080                    $ 2,361
                                                                                    ========                    =======

         Subordinated Debentures and Senior Subordinated Notes

         On March 15, 1991, pursuant to a restructuring done by the Company (the "1991 Restructuring"), the holders of $8,760,000 principal amount of the 14-7/8% Debentures exchanged such securities, together with the accrued but unpaid interest thereon, for $2,156,624 principal amount of Class B Notes and 53,646,240 shares of Common Stock. Additionally, the holders of $33,840,000 principal amount of the 13-1/2% Notes exchanged such securities, together with the accrued but unpaid interest thereon, for $8,642,736 principal amount of Class B Notes and 212,650,560 shares of Common Stock.

         The Company was in default of certain covenants to the holders of Class A Notes and Class B Notes (the "Notes") at December 31, 1992 and 1991 and, as a consequence, the Notes were classified as current in the 1992 and 1991 Financial Statements. The Company continues to be in default in the payment of interest (approximately 635,000 and $482,000 of interest is past due as of December 31, 1995 and 1994) on the $500,000 principal amount of 13-1/2% Notes and 14-7/8% Debentures that were not tendered in the Company's 1991 Restructuring. In May 1993 the Company reached an agreement (the "1993 Restructuring") whereby participating holders of the Notes ("Noteholders") surrendered their Notes, together with a substantial portion of their Common Stock, and, in exchange therefore, the Noteholders acquired, through a newly formed corporation ("LVI Holding"), all of the stock of LVI Environmental Services Group Inc. ("LVI Environmental"), a subsidiary of the Company that conducted its asbestos abatement operations. Management of LVI Environmental have a minority equity interest in LVI Holding. As a consequence, the Company's outstanding consolidated indebtedness was reduced from approximately $45.9 million to approximately $3.6 million (excluding approximately $120,944 of indebtedness under Class B Notes that LVI Holding agreed to pay in connection with the 1993 Restructuring but for which the Company remains liable). Since the Noteholders were also principal stockholders of the Company, the gain from this transaction, net of the carrying value of LVI Environmental, was credited directly to additional paid-in capital.

         In accordance with Statement of Financial Accounting Standards No. 15, the Class A Notes and the Class B Notes were carried on the consolidated balance sheet at the total expected future cash payments (including interest and principal) specified by the terms of the Notes. A gain on early extinguishment of debt occurred as a result of the carrying amounts of the 13-1/2% Notes, 14-7/8% Debentures and Senior Secured Notes (including accrued but unpaid interest and unamortized deferred financing costs) being greater than the fair market value of the common stock issued, the net assets transferred to a liquidating trust, and total expected future cash payments of the Class A Notes and Class B Notes, net of direct restructuring costs.

         Included in interest and other income in 1995 is approximately $380,000 of other income which represents an adjustment to the value of certain items which relate to the Company's 1991 Restructuring.

         The  Company  continues  to be in  default in the  payment of  interest
(approximately $635,000 and $482,000 at December 31, 1995 and 1994, respectively) and principal of the $500,000 on the 13-1/2 Notes and 14-7/8 Debentures not tendered in the Company's 1991 Restructuring. The principal of $500,000 is included as current maturities of long term debt and the unpaid interest is included in accrued expenses and other current liabilities.

         Note Payable

         On June 30, 1993, HallMark restructured its revolving credit facility as an installment loan. The loan is collateralized by the inventory and receivables at HallMark. Monthly principal payments of $30,000 are due through December 31, 1998 and the final payment is due on January 31, 1999. Payments on the Note are due as follows:


             1996                                              360
             1997                                              360
             1998                                              360
             1999                                            1,360



7 - Income Taxes

         At December 31, 1995 and 1994, the Company had a net deferred tax asset amounting to approximately $1.6 million and $1.4 million, respectively. The net deferred tax asset consisted primarily of net operating loss ("NOL") carryforwards, and temporary differences resulting from inventory and accounts receivable reserves, and it is fully offset by a valuation allowance of the same amount. The following is a summary of the significant components of the Company's deferred tax assets and liabilities:


DECEMBER 31,                                      1995            1994
- ------------
Deferred tax assets:
Nondeductible accruals and allowances            $   65          $   70
Net operating loss carryforward                   1,575           1,400
                                                 ------          ------
                                                  1,640           1,470
Deferred tax liabilities:
Depreciation and amortization                        30              25
                                                  -----          ------
Net deferred tax asset                           $1,610          $1,445
Less: Valuation Allowance                         1,610           1,445
                                                  -----           -----
Deferred Income Taxes                              ---             ---
                                                 ======          =====

         The Company did not have Federal taxable income in 1995, 1994, and 1993 and, accordingly, no Federal taxes have been provided in the accompanying consolidated statements of operations. As of December 31, 1995, the Company had NOL carryforwards of approximately $4.5 million expiring through 2010.

8 - Commitments and Contingencies

         Leases

         The Company and its subsidiaries lease machinery, office and warehouse space, as well as certain data processing equipment and automobiles under operating leases. Rent expense aggregated $177,336, $148,000, and $191,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

         Future minimum annual lease commitments, primarily for office and warehouse space, with respect to noncancellable leases are as follows:
                        1996                                103
                        1997                                104
                        1998                                105
                        1999                                114
                        2000                                118
                  Thereafter                                433

                                                         $  977

         In addition to the above, certain office and warehouse space leases require the payment of real estate taxes and operating expense increases.

         Employment Agreements

         On August 22, 1994 the Company and Mr. Salvatore Zizza entered into an employment agreement providing employment to Mr. Zizza through December 31, 1999 as President, Chairman of the Board and Chief Executive Officer of the Company at an annual salary of $200,000.

         On January 1, 1995 the Company and Mr. Robert Bruno entered into an employment agreement providing employment to Mr. Bruno through December 31, 1999 as Vice President and General Counsel of the

Company at an annual salary of $150,000. The agreement calls for deferral of $50,000 of Mr. Bruno's salary each year until the Company's annual revenues exceed $25 million. The $50,000 deferral has not been accrued due to uncertainty regarding the Company achieving $25 million in sales.

         Litigation

         The State of Maine and Bureau of Labor Standards commenced an action against the Company and Dori Shoe Company (an indirect former subsidiary) to recover severance pay under Maine's plant closing law. The case was tried without a jury on December 12 and 13, 1994 in Maine Superior Court. Under that law, an "employer" who shuts down a large factory is liable to the employees for severance pay at the rate of one week's pay for each year of employment. Although the law did not apply to the Company at the time that the Dori Shoe plant was closed it was amended so as to arguably apply to the Company retroactively.

         In a prior case brought against the Company (then known as Lehigh Valley Industries) and its former subsidiary under the Maine severance pay statute prior to its amendment the Company was successful against the State of Maine (see CURTIS V. LOREE FOOTWEAR AND LEHIGH VALLEY INDUSTRIES, 516 A. 2d 558 (Me. 1986)).

         The Superior Court by decision docketed April 10, 1995 entered judgement in favor of the former employees of Dori Shoe Company against Dori Shoe and the Company in the amount of $260,969. plus prejudgment interest and reasonable attorneys' fees and costs to the Plaintiff upon their application pursuant to Maine Rules of Civil Procedure 54(b) (3) (d). Interest and other fees are approximately $100,000 at December 31, 1995. The Company filed a timely appeal appealing the decision and the matter was argued before the Maine Supreme Judicial Court on December 7, 1995. The Company's attorneys in Maine believe that the application of Maine's amended severance pay statute is unconstitutional under both the Maine and United States constitutions. Since the Company's appeal, no further action has taken place. Approximately $350,000 has been accrued for by the Company relating to this judgement.

9 - Stock Options

         The following table contains information on stock options for the three year period ended December 31, 1995:

                                                                         Exercise price range          Weighted average
                                                  Option shares                per share                    price
- -----------------------------------------------------------------------------------------------------------------------

Outstanding, January 1, 1993                            0                          0                          0

Granted                                                 0                          0                          0

Exercised                                               0                          0                          0
- -----------------------------------------------------------------------------------------------------------------------
Outstanding, December 31, 1993                          0                          0                          0

Granted                                            10,250,000*              $0.50 to $1.00                  $0.72

Exercised                                               0                          0                          0

Forfeited                                               0                          0                          0


Outstanding, December 31, 1994**                   10,250,000               $0.50 to $1.00                  $0.72

Granted                                               295,000                    $0.50                      $0.50

Exercised                                               0                          0                          0

Forfeited                                               0                          0                          0
- -----------------------------------------------------------------------------------------------------------------------
Outstanding, December 31, 1995                        295,000                    $0.50                      $0.50
- -----------------------------------------------------------------------------------------------------------------------

* Excludes warrants to purchase 7,750,000 shares of stock.

Exercisable at year end
         1993                      0
         1994                      4,250,000*
         1995                      4,545,000*

* Excludes warrants to purchase 1,750,000 shares of stock.
**Excludes 402,187 warrants issued to Goldis.

Twelve million of the eighteen million options and warrants granted in 1994 are contingently exercisable pending the occurrence of certain future events. These events include the Company acquiring any business with annual revenues in the year immediately prior to such acquisition of at least $25 million dollars. The occurrence of this event as well as certain other events will constitute the measurement date for those options and the Company will recognize as compensation the difference between measurement date price and the granted price.

10 - Significant Customer

Sales to a customer accounted for approximately 25%, 22%, and 12% for years ended December 31, 1995, 1994 and 1993, respectively. This customer accounted for approximately 21% and 15 % of accounts receivable on December 31, 1995 and 1994, respectively.

11 - Supplementary Information

STATEMENTS OF CASH FLOWS
                                                  YEARS ENDED DECEMBER 31

                                      1995           1994                1993
                                      ----           ----                ----

Cash paid during the year for:
   Interest                            $278          $264                $269
   Income taxes                          12            78                   5


Supplemental disclosure of non-cash financing activities:

DECEMBER 31, 1995

Accounts payable and operating loss were both reduced by approximately $380,000 relating to an adjustment to the value of certain items which relate to the Company's 1991 Restructuring.

DECEMBER 31, 1993

As a result of the 1993 Restructuring, 100% of the Class A Notes and over 97% of the Class B Notes (the "Notes") of NICO Inc., a wholly owned subsidiary of the Company, were surrendered to the Company together with 3 million shares of common stock and, in exchange therefore, participating holders of such Notes acquired through a newly formed corporation, all of the stock of LVI Environmental Services Group Inc. The Company's consolidated indebtedness was thereby reduced from approximately $45.9 million to approximately $3.6 million.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES


                        Valuation and Qualifying Accounts
                  Years Ended December 31, 1995, 1994 and 1993
                          (Dollar Amounts in Thousands)

                                               BALANCE AT      CHARGED TO
                                               BEGINNING       COSTS AND       CHARGED TO         OTHER CHARGES       BALANCE AT
DEC. 31,   DESCRIPTION                         OF YEAR         EXPENSES        OTHER ACCOUNTS      ADD (DEDUCT)       END OF YEAR
- ----------------------------------------------------------------------------------------------------------------------------------

  1995  Allowance for doubtful
                  accounts                        $   275           --                  --                (101)       $    174
            Inventory obsolescence reserve        $   158           --                  --                            $    158


  1994   Allowance for doubtful
                 accounts                         $   300           --                  --                 (25)       $    275
            Inventory obsolescence reserve        $   182           --                  --                 (24)       $    158


  1993   Allowance for doubtful
                  accounts                        $   385              (85)             --                  --        $   300

          Inventory obsolescence reserve          $   406           --                  --                (224)       $   182

                                            ORTHOPEDIC PRODUCTS,  INC.
                                                   BALANCE SHEET
                                                 DECEMBER 31, 1995

                                                                                            UNAUDITED
                                                                                            ---------
                                          ASSETS
Current Assets:
               Accounts receivable (Net of allowance for uncollectible accounts of
               $3,195)                                                                         $  459,645
               Inventories                                                                        593,650
               Prepaid income taxes                                                                43,334
               Deferred income tax benefit                                                         12,600
                                                                                               ----------

                             Total Current Assets                                              $1,109,229

Property and Equipment (Net of accumulated depreciation of $153,874)                               26,427

Other Assets:
               Deposits                                                                             6,230
               Intangible assets (Net of accumulated amortization of $8,201)                       11,799
                                                                                               ----------

                      Total Other Assets                                                           18,029

                      TOTAL ASSETS                                                             $1,153,685

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
               Accounts payable and accrued expenses                                           $  238,631
               Note payable - bank                                                                310,173
               Current portion of long-term debt                                                   42,849
                                                                                               ----------

                      Total Current Liabilities                                                   591,653
Other Liabilities:
               Long-term debt                                                                     225,467
               Due to related parties                                                             149,100

                      Total Other Liabilities                                                     374,567

                      Total Liabilities                                                           966,220

Stockholders' Equity
               Common stock - $1. Par value, 7,500 shares authorized, 1,170 shares
               issued and outstanding                                                               1,170
               Additional paid-in capital                                                          90,308
               Retained earnings                                                                   95,987
                                                                                               ----------

                      Total Stockholders' Equity                                                  187,465

                        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $1,153,685


                            ORTHOPEDIC PRODUCTS, INC.
             UNAUDITED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1995


                                                               UNAUDITED
                                                               ---------

Sales                                                      $     738,823

Cost of Goods Sold                                               481,214


Gross Profit                                                     257,609
Operating Expenses:
    Selling                                                      142,090
    Administrative                                               114,591

        Total Operating Expenses                                 256,681

Income Before Income Taxes                                           928

Provision for Income Taxes                                             0

Net Income                                                           928

Retained Earnings - October 1, 1995                               95,059
                                                            ------------

Retained Earnings - December 31, 1995                       $     95,987
                                                            ============

                            ORTHOPEDIC PRODUCTS, INC.
                       UNAUDITED STATEMENTS OF CASH FLOWS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1995



                                                                                     UNAUDITED
                                                                                     ---------
Cash Flows from Operating Activities:
Net Income                                                                          $     928
    Adjustments to reconcile to net cash
    provided by operating activities:
    Depreciation and amortization                                                       2,958
Changes in Current Assets and Liabilities:
    Increase in accounts receivable                                                   (28,391)
    Increase in inventory                                                              (8,402)
    Decrease in prepaid insurance                                                       8,407
    Increase in accounts payable
    and accrued expenses                                                               36,060
                                                                                     --------

        Net Adjustments                                                                10,632

        Net cash provided by operating activities                                      11,560

Cash Flows from Financing Activities:
    Net bank repayments                                                                (1,454)
    Principal payment on long-term debt                                                (3,940)
    Payment on sales tax audit settlement                                              (6,166)
                                                                                      --------

        Net cash used by financing activities                                         (11,560)
                                                                                      --------

Net Change in Cash                                                                        -0-

Cash - October 1, 1994                                                                    -0-
                                                                                      -------

Cash - December 31, 1995                                                            $     -0-
                                                                                    =========

Cash Paid For:
    Interest                                                                        $  13,559
    Income Taxes                                                                          -0-


                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                       JUNE 30, 1996                      DECEMBER 31, 1995
                                                                       -------------                      -----------------
                                                      ASSETS            (UNAUDITED)
Current Assets
   Cash and cash equivalents                                               $  667,215                           $475,108
   Marketable securities                                                    4,957,327                          1,829,856
   Accounts receivable, less allowance for
   doubtful accounts of $80,695 & $70,000                                   5,560,919                          3,819,571
   Inventories                                                              7,416,015                          7,856,199
   Prepaid expenses and other current assets                                  771,124                            208,510
                                                                           ----------                        -----------
   Total Current Assets                                                    19,372,600                         14,189,244
                                                                           ----------                        -----------

Property, and Equipment, at cost, less accumulated
   depreciation of $433,196 and $325,454                                    1,615,668                          1,077,066
                                                                           ----------                          ---------

Other Assets
   Intangible assets, net                                                     752,067                            721,327
   Investment in non-marketable securities                                  3,816,750                          3,316,750
   Deposits and other assets                                                  439,004                            160,821
                                                                           ----------                        -----------
   Total Other Assets                                                       5,007,821                          4,198,898
                                                                          -----------                        -----------
   Total Assets                                                           $25,996,089                        $19,465,208
                                                                          ===========                        ===========
                                      LIABILITIES AND EQUITY
Current Liabilities
   Note payable                                                            $2,550,000                        $ 2,550,000
   Current Maturities                                                          60,000                                  -
Accounts payable                                                            3,167,347                          2,847,690
   Accrued expenses and other liabilities                                     469,777                            301,068
   Deferred taxes payable                                                      11,100                             23,700
   Income taxes payable                                                       319,916                             50,782
                                                                          -----------                        -----------
   Total Current Liabilities                                                6,578,140                          5,773,240
                                                                          -----------                        -----------
Long Term Debt
   Long Term Debt                                                             168,603                                  -
   Due to shareholder                                                       1,890,000                          1,890,000
                                                                          -----------                        -----------
   Total Long Term Debt                                                     2,058,603                          1,890,000
   Total Liabilities                                                        8,636,743                          7,663,240
                                                                          -----------                        -----------

Stockholders' Equity
   Preferred stock                                                                  -                                219
   Common stock                                                                22,815                             20,762
   Additional paid-in capital                                              16,701,215                         12,116,549
   Common stock subscription receivable                                      (575,000)                          (437,500)
   Retained earnings                                                        1,210,316                            101,938
                                                                          -----------                        -----------
   Total Stockholders' Equity                                              17,359,346                         11,801,968
                                                                          -----------                        -----------
     Total Liabilities and Shareholders' Equity                           $25,996,089                        $19,465,208
                                                                          ===========                        ===========


                 See Accompanying notes to financial statements

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                       FOR THE THREE MONTHS ENDED JUNE 30,


                                                            UNAUDITED             UNAUDITED
                                                              1996                   1995
Net Sales                                                    $6,604,450           $2,617,430

Cost of sales                                                 4,445,807            1,971,651
                                                              ---------            ---------

 Gross Profit                                                 2,158,643              645,779

 Selling, general and administrative expenses                 2,051,217            1,156,454
                                                              ---------            ---------

 Income before other income (expense)                           107,426             (510,675)

 Other Income (Expense)
   Interest expense, net of interest                            (94,072)             (69,666)
   Dividend income                                               14,245                    -
   Realized gain on marketable securities                       108,401               22,234
   Unrealized gain on marketable securities                     578,221              708,952
                                                                -------              -------
     Total Other Income (Expense)                               606,795              661,520
                                                                -------              -------


 Income before income taxes                                     714,221              150,845

   Income taxes                                                 182,000                1,160
                                                                -------              -------

 Net Income                                                     532,221              149,685

 Retained Earnings (Deficit) - Beginning                        678,095             (112,765)
                                                            -----------            ---------

 Retained Earnings (Deficit) - End                          $ 1,210,316            $  36,920
                                                              =========            =========

 Earnings per common share:
   Primary                                                       $0.025               $0.008
   Fully Diluted                                                 $0.024               $0.008


    Weighted average number of common shares outstanding after giving effect to the 50% stock dividend.:

   Primary                                        21,670,790      17,945,700
   Fully Diluted                                  22,192,790      17,945,700


                 See accompanying notes to financial statements.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE SIX MONTHS ENDED JUNE 30,

                                                            UNAUDITED              UNAUDITED
                                                               1996                  1995

 Net Sales                                                  $13,649,078           $5,269,520

 Cost of sales                                                9,540,340            3,488,886
                                                              ---------            ---------

 Gross Profit                                                 4,108,738            1,780,634

 Selling, general and administrative expenses                 3,762,751            2,148,611
                                                              ---------            ---------

   Income before other income (expense)                         345,987             (367,977)

 Other Income (Expense)
   Interest expense, net of interest                          (162,608)              (88,385)
   Dividend income                                               16,135                    -
   Realized gain on marketable securities                        94,416               39,087
   Unrealized gain on marketable securities                   1,126,663              610,392
                                                              ---------             --------
 Total Other Income (Expense)                                 1,074,606              561,094
                                                              ---------              -------


   Income before income taxes                                 1,420,593              193,117

 Income taxes                                                   312,215               13,660
                                                                -------              -------

   Net Income                                                 1,108,378              179,457

   Retained Earnings (Deficit) - Beginning                      101,938             (142,537)
                                                                -------            ---------

   Retained Earnings (Deficit) - End                        $ 1,210,316            $  36,920
                                                              =========            =========

   Earnings per common share:
   Primary                                                       $0.051               $0.010
   Fully Diluted                                                 $0.050               $0.010

   Weighted average number of common shares outstanding after giving effect to 50% stock dividend
 Primary                                   21,670,790         17,945,700
 Fully Diluted                             22,192,790         17,945,700


                See accompanying notes to financial statements.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30,

CASH FLOWS FROM OPERATING ACTIVITIES                                                             1996                    1995
  Net income (loss)                                                                           $1,108,378              $179,457
                                                                                               ---------               -------
Adjustments   to  reconcile  net  income  to  net  cash  provided  by  operating activities:
Depreciation and amortization                                                                    127,967                57,197
Deferred income taxes                                                                                  -                (5,999)
 Changes in assets and liabilities (Increase) Decrease in:
Accounts receivable                                                                           (1,741,348)              280,701
Marketable securities                                                                         (3,127,471)           (1,003,028)
Inventories                                                                                      440,184              (826,515)
Prepaid expenses and other current assets                                                       (562,614)               47,417
Other assets                                                                                    (308,923)             (918,644)
  Increase (Decrease) in:
Accounts payable                                                                                 319,657               551,761
Accrued expenses and other current liabilities                                                   168,710               248,782
Deferred taxes payable                                                                           (12,600)                    -
State income taxes payable                                                                       269,133               (19,500)
                                                                                              ----------            ----------
Net  cash provided (used) by operating activities                                             (3,318,927)           (1,408,371)

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash payments for the purchase of property                                                    (666,569)              (93,954)
  Payments to acquire non-marketable securities                                                 (500,000)             (875,000)
                                                                                               ---------            -----------
 Net  cash provided (used) by investing activities                                            (1,166,569)             (968,954)
                                                                                              ----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long term debt                                                          (14,970)                    -
   Proceeds from the issuance of debt                                                            243,573                     -
   Net proceeds from sale of common stock                                                      4,449,000             2,010,000
   Cost incurred from issuance of common stock                                                         -               (15,000)
                                                                                               ---------             ----------
Net  cash provided (used) by financing activities                                              4,677,603             1,995,000
                                                                                               ---------             ----------

NET INCREASE (DECREASE) IN CASH AND                                                              192,107              (382,325)
EQUIVALENT
CASH AND CASH EQUIVALENTS - BEGINNING                                                            475,108               407,425
                                                                                                 -------               -------
CASH AND CASH EQUIVALENTS - END                                                                 $667,215               $25,100
                                                                                                ========               =======
                                              Supplemental Cash Flow Information
Cash paid for interest and taxes
 Interest                                                                                        285,238                28,923
 Taxes                                                                                            33,301                31,101

 Noncash transactions: The Company had noncash transactions in March 1996 when the Company issued 180,000 shares of their common stock in lieu of a cash payment of $579,000 to acquire OPI and in June 1996 when the Company's preferred stock was converted into two shares of Common Stock for each share of preferred stock outstanding.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION/REPORTING ENTITIES

The  consolidated   financial   statements  of  DHB  Capital  Group,   Inc.  and
Subsidiaries (the "Company") are unaudited and reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period. The consolidated Company includes the following entities:

DHB CAPITAL GROUP, INC.
DHB Capital Group Inc. ("DHB") was incorporated on October 22, 1992 under the laws of the State of New York. DHB was organized to seek, acquire and finance, as appropriate, one or more operating companies. On February 15, 1995, the holders of the common stock approved a re-incorporation of DHB as a Delaware corporation, through a merger with a newly formed Delaware corporation.

PROTECTIVE APPAREL CORPORATION OF AMERICA
Protective Apparel Corporation of America ("PACA") was organized in 1975 and is engaged in the development, manufacture and distribution of bullet and projectile resistant garments, including bullet resistant vests, fragmentation vests, bomb projectile blankets and tactical load bearing vests. In addition, PACA distributes other ballistic protection devices including helmets and shields. PACA is dependent upon a few suppliers for the raw materials utilized to manufacture its products.

On November 6, 1992, PACA became a wholly-owned subsidiary of DHB, when DHB purchased all of the issued and outstanding stock of PACA from PACA's former parent, E.S.C. Industries, Inc, for $800,000. The transaction was accounted for as a purchase and resulted in an excess purchase price over the fair market value of the identifiable assets acquired and liabilities assumed of $465,278, of which $312,086 was allocated to on-going government contracts and $153,192 was allocated to goodwill.

INTELLIGENT DATA CORP.
On April 1, 1994, the Company acquired 4,530,000 common shares (60.4% interest) and 1,100,000 preferred shares of stock in Intelligent Data Corp. ("ID"), in exchange for 425,000 shares of the Company's common stock. ID is engaged in the development of sophisticated telecommunication systems. On July 1, 1994, a put option was exercised by certain shareholders of ID resulting in an increase in the Company's ownership to 89.58%. In December 1994, the Company converted all of its preferred shares to common shares, increasing the Company's ownership to 98.35%. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed of $472,666 which was allocated to patents owned by ID.

DHB MEDIA GROUP, INC.
On April 15, 1994, DHB Media Group, Inc. ("Media"), a wholly-owned subsidiary of the Company acquired all of the outstanding common stock of Royal Acquisition Corp. in exchange for 100,000 shares of the Company's common stock, for a purchase price of $300,000. Subsequent negotiations resulted in the reduction of the acquisition cost by $36,550. Royal Acquisition Corp.'s primary assets were a film library and a loan receivable of $150,000. The transaction was accounted for as a purchase and resulted in the excess purchase price over the fair market value of $113,450, of which $54,000 was allocated to the film library and $59,450 was allocated to goodwill. Media intends to syndicate and market these films. The loan receivable was collected in full during the year ended December 31, 1994.

NDL PRODUCTS, INC.
On December 20, 1994, the Company through a newly organized, wholly-owned subsidiary, DHB Acquisition, Inc., ("Acquisition") purchased certain assets from a debtor-in-possession, N.D.L. Products, Inc. for $3,080,000. Acquisition did not assume any continuing obligations of the debtor-in-possession, nor did the management of the debtor-in-possession continue. On February 21, 1995, Acquisition changed its corporate name to NDL Products, Inc. NDL manufactures and distributes specialized protective athletic apparel and equipment.

DHB ARMOR GROUP, INC.
On August 8, 1995, the Company formed a new Delaware Corporation which is a wholly-owned subsidiary of the Company. The subsidiary, DHB Armor Group, Inc., ("Armor"), now wholly owns PACA and Point Blank Body Armor, Inc., ("Point Blank").

POINT BLANK BODY ARMOR, INC.
In August 1995, the Company, through a wholly-owned subsidiary known as USA Fitness & Protection Corp, a Delaware Corporation, acquired from a trustee in bankruptcy certain assets of Point Blank Body Armor, L.P. and an affiliated company ("Old Point Blank"), for a cash payment of $2,000,000, free of all liabilities. Prior to the filing of the petition in bankruptcy, Old Point Blank had been a leading U.S. manufacturer of bullet-resistant garments and related accessories. After acquiring the Old Point Blank, USA Fitness & Protection Corp., amended its articles of incorporation to change their name to Point Blank Body Armor, Inc. ("Point Blank").

ORTHOPEDIC PRODUCTS, INC.
On March 22 and March 26, 1996, the Company exchanged a total of 180,000 shares of its registered common stock to acquire 100% of the common stock of OPI, a Florida Corporation engaged in the manufacturing and distribution of orthopedic products to the medical industry. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed which was allocated to goodwill. Fifty thousand of these shares are restricted as follows: 25,000 shares cannot be sold until March 22, 1997 and 25,000 shares cannot be sold until March 22, 1998.

PRINCIPLES OF CONSOLIDATION

All material intercompany transactions have been eliminated in the consolidated financial statements.

MARKETABLE/NON-MARKETABLE SECURITIES

Effective for calendar year 1994, the Company adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with this standard, Securities which are classified as "trading securities" are recorded in the Company's balance sheet at fair market value, with the resulting unrealized gain or loss recognized as income in the current period. Securities which are classified as "available for sale" are also reported at fair market value, however, the unrealized gain or loss on these securities is listed as a separate component of shareholder's equity.

Non-marketable securities, such as investments in privately-held companies are carried at historical cost, if necessary, reduced by a valuation allowance to net realizable value.

The Company actively seeks to acquire and finance, as appropriate, additional operating companies or interest therein.

EARNINGS PER SHARE

The computation of earnings per common share is based on the weighted average number of outstanding common shares outstanding during the period. Primary earnings per share and fully diluted earnings per share amounts assume the conversion of the Cumulative Convertible Preferred Stock, and the exercise of the stock warrants.

2. SUBSEQUENT EVENTS

PRIVATE PLACEMENT-COMMON STOCK

During July 1996 the Company sold 50,000 shares of common stock in private placements for proceeds of $350,000. These shares have not been registered with the Securities and Exchange Commission.

DECLARATION OF A 50% STOCK DIVIDEND

On July 1, 1996, the Board of Directors of the Company declared a 50% Stock Dividend payable on July 16, 1996, to shareholders of record as of July 15, 1996. As a result thereof, the number of outstanding shares of the Common Stock has been increased from 15,303,019 to 22,954,529. The weighted average number of shares and earnings per share have been restated to give effect to the 50% stock dividend. The payment of this dividend with the full reserve of the warrants outstanding would exceed the authorized capital. The holder of warrants to purchase 2,500,000 shares of common stock (the wife of the Company's Chairman) released the Company from its obligation to reserve these shares and agreed not to exercise her Warrants until such time as the Company increased its authorized capital.

MERGER WITH THE LEHIGH GROUP

On July 8, 1996, the Company and The Lehigh Group, Inc. entered into a definitive merger agreement whereby the Company would merge into a wholly-owned subsidiary of Lehigh. Lehigh, whose common stock is listed on the New York Stock Exchange, is engaged in the distribution of electrical supplies for export and import through its wholly-owned subsidiary HallMark Electrical Supplies Corp. If the merger is approved by the shareholders of the Company and Lehigh, then upon completion of the proposed transaction, the shareholders of the Company would receive shares of Lehigh which would represent approximately 97% of the issued and outstanding shares of Lehigh, with the balance of Lehigh's shares to be owned by the current shareholders of Lehigh including current officers and directors. There is no assurance this transaction will be consummated.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                   June 30,        December 31,
                                                   1996             1995
                                                   ----             ----
                                                  (Unaudited)     (Audited)
ASSETS

CURRENT ASSETS:

  Cash and cash equivalents                        $    453           $   347
  Accounts receivable, net of allowance
   for doubtful account of $170 and $275              4,469             4,335
  Inventories, net                                    1,593             1,823
  Prepaid expenses and other current assets              50                22
                                                   --------           -------

       Total current assets                           6,565             6,527

  Property, plant and equipment, net of
   accumulated depreciation and
    amortization                                         53                61


  Other assets                                           35                34
                                                   --------           -------

         Total assets                              $  6,653           $ 6,622
                                                   --------           -------





The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                  June 30,            December 31,
                                                                   1996                 1995
                                                                 (Unaudited)              (Audited)

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Current maturities of long-term debt                             $     503              $   510
Notes payable-bank                                                     360                  360
Accounts payable                                                     1,998                1,839
Accrued expenses and other liabilities                               1,536                1,381
Income taxes payable                                                 --                     --
                                                                 ---------              -------

        Total current liabilities                                    4,397                4,090

Long-term debt, net of current maturities                            2,200                2,080
                                                                   -------               -------

Deferred credit applicable to sale of
  discontinued operations                                              250                  250

Commitments and contingencies                                          --                    --
                                                                 ---------              -------

Preferred stock, par value $.001; authorized
 5,000,000 shares none issued

Common  stock,  par value $.001
  authorized  shares  100,000,000
  shares  issued 10,339,250
  in 1995 and 1994; which
  excludes 3,016,249 shares held as
  treasury stock in 1995 and1994,                                       11                   11
Additional paid-in capital                                         106,594              106,594
Accumulated deficit from January 1, 1986                          (105,145)            (104,749)
Treasury stock - at cost                                            (1,654)              (1,654)
                                                                   --------            ---------

        Total shareholders' equity (deficit)                          (194)                 202
                                                                  ---------            --------

        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)       $ 6,653              $ 6,622
                                                                   =======              =======

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     Three Months Ended          Six Months Ended
                                                                          JUNE 30,                   JUNE 30,

                                                                  1996                      1995             1996           1995
                                                                  ----                      ----             ----           ----
Sales                                                          $ 2,868                   $ 3,070             $ 5,988    $ 5,592

Cost of Sales                                                    1,998                     2,144               4,201      3,850
                                                                -------                   -------            -------     ------
Gross profit                                                       870                       926               1,787      1,742

Selling, general and administrative expenses                       970                     1,060               1,969      2,154
                                                                -------                    -------            -------    ------
    Operating loss                                                (100)                     (134)               (182)      (412)


Other income (expense):
    Interest expense                                              (113)                     (108)               (220)      (215)
    Interest and other income                                        4                         5                   7         24
                                                                -------                   -------              ------     ------
                                                                  (109)                     (103)               (213)      (191)
Loss from continuing operations
    before income taxes                                           (209)                     (237)               (395)      (603)

Income taxes                                                         0                         0                   1          2
                                                                -------                   -------              ------     ------

Net loss                                                          (209)                     (237)               (396)      (605)
                                                                =======                   =======             =======      =======

Net loss per common share
 From continuing operations before extraordinary item            $(.02)                    $(.02)              $(.04)     $(.06)


 Net loss per common share                                       $(.02)                    $(.02)              $(.04)     $(.06)
                                                                =======                    ======              ======     ======


Weighted average number of common shares and share equivalents outstanding

 Primary and Fully diluted                                      10,339                    10,339              10,339     10,339
                                                                ======                    ======              ======     ======

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF CHANGES
                        IN SHAREHOLDERS' EQUITY (DEFICIT)
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                   Additional        Accumulated                Treasury
                                  Common           Paid In           Deficit From               Stock
                                   STOCK            CAPITAL          JAN. 1, 1986               AT COST              TOTAL
                                  --------         ----------        ------------               --------             -----
Balance January 1, 1995           $    11          $106,594          $(104,441)                 $(1,654)              $   510


Net loss                                                                  (605)                                          (605)
                                  ----------       ------------      ------------               -----------           --------
Balance June 30, 1995             $    11          $106,594          $(105,046)                 $(1,654)              $   (95)
                                  ========         ========          ==========                 =========             ========



                                                   Additional        Accumulated                Treasury
                                  Common           Paid In           Deficit From               Stock
                                   STOCK            CAPITAL          JAN. 1, 1986               AT COST                TOTAL
                                  --------         ----------        ------------               --------              ------
Balance January 1, 1996           $    11          $106,594           $104,749                   $(1,654)             $  202


Net loss                                                                  (396)                                         (396)
                                  --------         -------------      -----------                ----------            -------
Balance June 30, 1996             $    11          $106,594          $(105,145)                  $(1,654)              $(194)
                                  =======          =========         ==========                  ========              =======



The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


Six Months Ended June 30,                                          1996                    1995
                                                                 --------                ------
                                                                          (in thousands)
Cash flows from operating activities:
  Net loss                                                     $  (396)            $   (605)
Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
  Depreciation and amortization                                     18                   32
  Changes in assets and liabilities:
     Accounts Receivable                                          (134)                 544
     Inventories-net                                               230                  (78)
     Prepaid and other current assets                              (28)                 (10)
     Other assets                                                  -                     -
     Accounts payable                                              159                  (18)
     Accrued expenses                                              155                  (64)
                                                               -------              ---------

     Net cash used in investing activities                           4                 (199)
                                                               -------               --------

Cash flows from investing activities:
  Capital expenditures                                             (11)                 (16)
                                                               --------             ---------

Cash flows from financing activities:
  Net payments under bank debt                                    (180)                (180)
  Repayment of Capital leases                                       (7)                 (10)
  Subordinated Debenture                                           300                    0
                                                               -------              -------
     Net cash provided by (used in) financing activities           113                 (190)
                                                               -------              --------

Net changes in cash and cash equivalents                           106                 (405)
Cash and cash equivalents at beginning of period                   347                  925
                                                               -------              -------
Cash and cash equivalents at end of period                     $   453             $    520
                                                               =======             ========



The accompanying notes to consolidated financial statements are an integral part of these statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  BASIS OF PRESENTATION

     The financial information for the three months and six months ended June 30, 1996 and 1995 is unaudited. However, the information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair statement of results for the interim periods.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's December 31, 1995 Report on Form 10-K.

     The results of operations for the six month period ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

    Loss per common share is calculated by dividing net loss by the weighted average number of common shares and share equivalents outstanding during each period. For the periods presented, there were no common stock equivalents included in the calculation, since they would be anti-dilutive.

2.   SUPPLEMENTARY SCHEDULE
                                             1996                1995
                                             ------------------------
                                                  (in thousands)
Statement of cash flows
Six months ended June 30,

Cash paid during the six months for:
Interest                                     $   134            $  141
Income taxes                                       4                 2

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  INTRODUCTION

         The unaudited pro forma data presented in the unaudited pro forma combined financial statements are included in order to illustrate the effect on the financial statements of Lehigh and DHB of the transactions described below. The pro forma information is based on the historical financial statements of DHB, OPI and Lehigh.

         The unaudited pro forma combined balance sheet data at June 30, 1996 gives effect to the reverse acquisition of Lehigh by DHB. The adjustments are presented as if, at such date, DHB had acquired Lehigh (which is expected to be finalized during the fourth quarter 1996).

         The unaudited pro forma combined statement of operations data for the year ended December 31, 1995 and the six months ended June 30, 1996 present adjustments for two series of transactions to show the effect of two combinations with DHB: OPI, which was purchased March 22, 1996, and Lehigh. All adjustments are presented as if these transactions were consummated as of January 1, 1995.

         In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

         The unaudited pro forma combined financial statements should be read in conjunction with the Consolidated Financial Statements and the Notes thereto of DHB, the Consolidated Financial Statements and the Notes thereto of Lehigh and the Financial Statements and the Notes thereto of OPI, appearing elsewhere in this Prospectus. The pro forma combined statement of income (loss) data are not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor are they indicative of the companies' future results. There can be no assurance that the Lehigh reverse acquisition by DHB will be consummated.

                DHB CAPITAL GROUP INC. AND THE LEHIGH GROUP INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1996
                                 (IN THOUSANDS)

                                    ASSETS                                                                              Pro forma
                                                                DHB          Lehigh Group      Adjustments               Balance
                                                                ---          ------------      -----------               -------
CURRENT ASSETS
   Cash and cash equivalents                                       $667           $  453       $   (300)(1)                  $820
   Marketable securities                                          4,957                                                     4,957
   Accounts receivable, net                                       5,561            4,469                                   10,030
   Note Receivable                                                                                                              0
   Inventories                                                    7,416            1,593                                    9,009
   Prepaid expenses and other current assets                        771               50                                      821
                                                                -------           ------       -------------            ----------
      Total Current Assets                                      $19,372           $6,565          ($300)                  $25,637

PROPERTY AND EQUIPMENT, at cost, net                              1,616               53                                    1,669

OTHER ASSETS
   Intangible assets, net                                           752                           5,290(3),(4),(6),(7)      6,042
   Investments in non-marketable securities                       3,817                                                     3,817
   Deposits and other assets                                        439               35                                      474
                                                                -------           ------       -------------             ---------
       Total Other Assets                                         5,008               35          5,290                    10,333
                                                                -------           ------       -------------             ---------

TOTAL ASSETS                                                    $25,996           $6,653         $4,990                   $37,639
                                                                =======           ======       =============             =========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Note payable                                                  $2,550             $360           (200)(1),(3)            $2,710
   Current maturities of long term debt                              60              503                                      563
   Accounts payable                                               3,167            1,998                                    5,165
   Accrued expenses and other current liabilities                   470            1,536           (300)(2)                 1,706
   Deferred taxes payable                                            11                                                        11
   State income taxes payable                                       320                                                       320
                                                                -------           ------       -------------            ---------
       Total Current Liabilities                                 $6,578           $4,397          ($500)                  $10,475

Long Term Debt                                                    2,059            2,200                                    4,259

Deferred credit Applicable sale of Discontinue Operations                            250                                      250

STOCKHOLDERS' EQUITY
   Common stock                                                      23               11            (10)(2),(4),(5)            24
   Additional paid-in capital                                    16,701          106,594       (101,091)(2),(4),(5)        22,204
   Common stock subscription receivable                            (575)                                (6),(7),(8)          (575)
   Treasury Stock - at cost                                                       (1,654)         1,654(8)                      0
   Retained earnings                                              1,210         (105,145)       104,937(6),(8)              1,002
                                                                -------         ---------      ---------------          ----------

       Total Stockholder's Equity                                17,359             (194)         5,490                    22,655
                                                                -------         ---------      ---------------           ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $25,996           $6,653         $4,990                   $37,639
                                                                =======         ========       ===============           =========


   1 To record the payment of a Lehigh debt by DHB pursuant to the loan agreement

   2   To record the issuance of 30,000 shares of DHB to pay a Lehigh debt

   3   To record the purchase of a warrant from a Lehigh executive.

   4   To record the exercise of the Lehigh warrant

   5   To record the Lehigh reverse stock split

   6 To record the issuance of shares to DHB for the reverse acquisition and the resulting goodwill

   7   To record the goodwill on the issuance of warrants to the Lehigh officers

   8   To retire Lehigh's treasury stock.

   DHB CAPITAL GROUP INC., ORTHOPEDIC PRODUCTS, INC. AND THE LEHIGH GROUP INC.
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                  DHB Capital
                                                      and           Orthopedic    Lehigh Group and                     Pro forma
                                                  Subsidiaries       Products       Subsidiaries      Adjustments    Consolidated
                                               -----------------------------------------------------------------------------------

Net sales                                           $14,494           $3,086          $12,105          $    -          $29,685

Cost of sales                                         9,089            2,087            8,628               -           19,804
                                                    -------           ------          -------          -------------   -------

Gross Profit                                          5,405              999            3,477               0            9,881

Selling, general and administrative expenses          5,140            1,238            3,994             310(1),(2)    10,682
                                                    -------           ------          -------          -------------   -------

Income before other income (expense)                    265             (239)            (517)           (310)            (801)
                                                    -------           -------         --------         -------------   -------

Other Income (Expense)
Interest expense, net of interest income               (304)               -              (41)              -             (345)
Dividend income                                           2                -                -               -                2
Payment to rescind restrictive covenant                (250)               -                -               -             (250)
Write-off of uncollectible loan receivable                -                -                -               -                0
Realized gain on marketable securities                  676                -                -               -              676
Unrealized gain on marketable securities                347                -                -               -              347
                                                    -------           -------         --------         -------------   -------
Total Other Income (Expense)                            471                -             (41)               -              430
                                                    -------           -------         --------         -------------   -------

Income (loss) before discontinued operations            736             (239)           (558)            (310)            (371)

Income from discontinued operations                       -                -              250               -              250
                                                    -------           -------         -------          -------------   -------

Income (loss) before income tax (benefit)               736             (239)            (308)           (310)            (121)

Income taxes (benefit)                                  492              (40)               -               0              452
                                                    -------           -------         --------         -------------   -------

Net Income (loss)                                      $244            ($199)           ($308)          ($310)           ($573)
                                                    =======           =======         ========         =============   =======

1 Assuming DHB acquired Orthopedic Products as of January 1, 1995, the debt would have been repaid as of January 1, 1995 and accordingly, the interest expense of $44,000 pertaining to the debt would have been eliminated. ( The repayment of the debt was a stipulation in the purchase agreement)

2  To amortize the goodwill on the Lehigh and OPI acquisition

   DHB CAPITAL GROUP INC., ORTHOPEDIC PRODUCTS, INC. AND THE LEHIGH GROUP INC.
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)


                                             DHB Capital    Jan 1 - March 22
                                                 and           Orthopedic    Lehigh Group and                         Pro forma
                                             Subsidiaries        Products      Subsidiaries      Adjustments        Consolidated
                                          ----------------------------------------------------------------------    ---------------

Net sales                                     $6,604              $643           $5,988           $    -                   $13,235

Cost of sales                                  4,446               442            4,201                -                     9,089
                                              ------              ----           ------          --------                 ---------

  Gross Profit                                 2,158               201            1,787                0                     4,146

Selling, general and administrative expenses   2,051                75            1,969               72(1),(2),(3)          4,167
                                              ------              ----           ------          --------                 ---------

  Income before other income (expense)           107               126             (182)             (72)                      (21)
                                              ------              ----           -------         --------                 ---------

Other Income (Expense)
  Interest expense, net of interest income       (94)                -             (213)               -                      (307)
  Dividend income                                 14                 -                -                -                        14
  Realized gain on marketable securities         108                 -                -                -                       108
  Unrealized gain on marketable securities       578                 -                -                -                       578
                                              ------              ----           ------          --------                 ---------
     Total Other Income (Expense)                606                 -             (213)               -                       393
                                              ------              ----           ------          --------                 ---------

Income (loss) before discontinued operations     713               126             (395)             (72)                      372

  Income from discontinued operations              -                 -                -                -                         0
                                              ------              ----           -------         --------                 ---------

Income (loss) before income tax (benefit)        713               126             (395)             (72)                      372

     Income taxes (benefit)                      182                22                1                0                       205
                                              ------              ----           -------         --------                 ---------

Net Income (loss)                               $531              $104            ($396)            ($72)                     $167
                                              ======              ====           =======         ========                 =========


  1 When DHB acquired Orthopedic Products, the debt would have been repaid and accordingly, the interest expense of $10,000 pertaining to the debt would have been eliminated. ( The repayment of the debt was a stipulation in the purchase agreement)

  2  To record the goodwill amortization on the OPI acquisition

  3  To amortize the goodwill on the Lehigh acquisition

                                                                      Appendix A

                      AGREEMENT AND PLAN OF REORGANIZATION

                  THIS AGREEMENT made and entered into as of the 8th day of July 1996, by and among The Lehigh Group Inc., a Delaware corporation ("Lehigh"), Lehigh Management Corp., a Delaware corporation and a wholly-owned subsidiary of Lehigh, ("Newco") and DHB Capital Group Inc., a Delaware corporation ("DHB"). Unless the context indicates otherwise, all references herein to Lehigh or DHB refer to Lehigh and DHB and their respective wholly owned subsidiaries.

                          W I T N E S S E T H T H A T:

A. Lehigh has recently organized Newco for the purpose of merging with DHB.

B. Newco and DHB will enter into an Agreement of Merger (hereinafter called the "Merger Agreement") in substantially the form attached hereto and made a part hereof as Exhibit A, which provides, among other things, for the statutory merger of Newco with DHB in accordance with the General Corporation Law of Delaware.

C. It is intended that the transactions contemplated by this Agreement shall constitute a merger conforming to the provisions of Section 368(a)(2)(E) of the Internal Revenue Code of 1986.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements and the benefits to be realized by each of the parties:

1.       The Merger

         (a) Newco has an authorized capital stock, consisting of 100 shares of common stock, no par value, the issued shares of which are owned by Lehigh.

         (b) In accordance with the Merger Agreement, on the Closing Date hereinafter referred to, Newco shall be merged with and into DHB (the "Merger"). DHB shall be the surviving corporation. As part of the Merger, and in exchange for all of the issued and outstanding shares of capital stock of DHB, Lehigh shall issue shares of Lehigh common stock, par value $.001 per share, (the "Shares") in order to permit the Merger to be effected in accordance with the terms of the Merger Agreement. The exact number of Shares to be issued to the shareholders of DHB shall be that number of authorized but unissued shares of Lehigh that would equal 97% of the total number of issued and outstanding shares of Lehigh upon consummation of the Merger contemplated hereby, after giving effect to such issuance.

         (c) Lehigh shall issue and deliver as and when required by the Merger Agreement, certificates representing the Shares for which the shares of capital stock of DHB outstanding immediately prior to the effective time of the Merger shall have been converted.

         (d) Lehigh and DHB shall each submit this Agreement and the Merger Agreement to its shareholders for approval in accordance with the Delaware General Corporation Law, at an annual or special meeting of the shareholders (the "Meeting") called and held on a date to be fixed by their respective Board of

                  Directors and shall use their best efforts to hold such meeting on or before December 15, 1996, or as soon thereafter as practical.

         (e) Lehigh and DHB shall each use their best efforts to obtain the affirmative vote of shareholders required to approve the Merger Agreement and the transactions contemplated thereby, and will recommend to their respective shareholders the approval of the Merger, subject however, in the case of each company's Board of Directors, to its fiduciary obligation to shareholders. Lehigh and DHB shall each mail to all their shareholders entitled to vote at and receive notice of such meeting, the material required in accordance with the Registration Statement and Prospectus provisions specified in paragraph 9 hereof.

         (f) On or before the date of the Meeting, the Board of Directors of Newco shall duly approve the Merger Agreement and Lehigh, as sole shareholder of Newco, shall duly approve the Merger Agreement and the transactions contemplated thereby.

         (g) Following the approval of the Merger by the shareholders of Lehigh, Newco and DHB, and upon execution of the Merger Agreement by the officers of Newco and DHB as required by applicable law, a Certificate of Merger containing the information required by the applicable law shall be executed by the appropriate officers of DHB and Newco.

2.       CLOSING

         (a) The closing of all the transactions contemplated hereby (herein called the "Closing" or the "Closing Date") shall occur at a date and place mutually agreed between the parties and on a date within fifteen (15) business days after all of the of the conditions described in paragraphs 15 and 16 hereof have been satisfied or, to the extent permitted in paragraph 17(c) hereof, their satisfaction has been waived. Lehigh, Newco and DHB will use their best efforts to obtain the approvals specified in paragraph 8 hereof and any other of the consents, waivers, or approvals necessary or desirable to accomplish the transactions contemplated by this Agreement and the Merger Agreement. All documents required to be delivered by each of the parties hereto shall be duly delivered to the respective recipient thereof at or prior to the Closing. Without the consent of DHB and Lehigh to extend such date, the Closing Date shall be no later than December 15, 1996, and if it is delayed beyond said date, or extended date, then either party shall have the right to terminate this Agreement upon notice to that effect.

         (b) At the Closing, Lehigh, Newco and DHB shall jointly direct that the Certificate of Merger be duly filed, and it shall be in accordance with such direction be filed, in the Offices of the Secretary of State of Delaware so that the Merger shall be effective on the Closing Date.

3.       LISTING

                  At a time mutually agreed to by Lehigh and DHB, but in no event later than the date following the approval of shareholders of both Lehigh and DHB, Lehigh agrees, at its expense, to apply for and use is best efforts to obtain additional listings on the New York Stock Exchange, subject to notice of issuance, of the Shares to be delivered to DHB shareholders pursuant to the terms of the Merger Agreement. DHB agrees to render assistance to Lehigh in obtaining such listing, including the furnishing of such financial statements as Lehigh may reasonably request.

4.       INVESTIGATION BY THE PARTIES

                  Lehigh and DHB acknowledge that they have made or cause to be made such investigation of the properties of the other and its subsidiaries and of its financial and legal condition as the party making such investigation deems necessary or advisable to familiarize itself with such properties and other matters. Lehigh and DHB each agree that if matters come to the attention of either party requiring additional due diligence, each agrees to permit the other and its authorized agents or representatives to have, after the date of execution hereof, full access to its premises and to all of its books and records at reasonable hours, and its subsidiaries and officers will furnish the party making such investigation with such financial and operating data and other information with respect to the business and properties of it and its subsidiaries as the party making such investigation shall from time to time reasonably request. No investigation by Lehigh or DHB shall affect the representations and warranties of the other and each such representation and warranty shall survive any such investigation. Each party further agrees that in the event that the transactions contemplated by this Agreement shall not be consummated, it and its officers, employees, accountants, attorneys, engineers, authorized agents and other representatives will not disclose or make available to any other person or use for any purpose unrelated to the consummation of this Agreement any information, whether written or oral, with respect to the other party and its subsidiaries or their business which it obtained pursuant to this Agreement. Such information shall remain the property of the party providing it and shall not be reproduced or copied without the consent of such party. In the event that the transactions contemplated by this Agreement shall not be consummated, all such written information shall be returned to the party providing it.

5.       "AFFILIATES" OF DHB

                  Each shareholder of DHB who is, in the opinion of counsel to Lehigh, deemed to be an "affiliate" of DHB as such term is defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (hereinafter called the "1933 Act"), is listed on Schedule 5 attached hereto and made a part hereof, and will be informed by DHB that: (i) absent an applicable exemption under the 1933 Act, the Shares to be received by such "affiliate" and owned beneficially on consummation of the transactions contemplated hereunder may be offered and sold by him only pursuant to an effective registration statement under the 1933 Act or pursuant to the provisions of paragraph (d) of Rule 145 promulgated under the 1933 Act; (ii) Rule 145 restricts the amount and method of subsequent dispositions by such "affiliate" of such Shares and (iii) a continuity of interests by the "affiliate" must be maintained. Prior to the Closing Date, DHB agrees to obtain from each "affiliate" an agreement to the effect that such affiliate will not publicly sell any of such Shares unless a registration statement under the 1933 Act with respect thereto is then in effect, or such disposition complies with paragraph
         (d) of Rule 145 promulgated under the 1933 Act, or counsel satisfactory to Lehigh has delivered a written opinion to Lehigh and to such "affiliate" that registration under the 1933 Act is not required in connection with such disposition.

6.       STATE SECURITIES LAWS

                  Lehigh will take such steps as may be necessary to comply with any state securities or so-called Blue Sky laws applicable to the action to be taken in connection with the Merger and the delivery by Lehigh to DHB shareholders of the Shares pursuant to this agreement and the Merger Agreement. Costs and expenses of any such Blue-Sky qualifications shall be borne by Lehigh.

7.       CONDUCT OF BUSINESS PENDING THE CLOSING

                  From the date hereof, to and including the Closing Date, except as may be first approved by the other Party or as is otherwise permitted or contemplated by this Agreement or the Merger Agreement:

                  (i) Lehigh and DHB shall each conduct their business only in the usual and ordinary course;

                  (ii) neither Lehigh or DHB shall make any change in its authorized capitalization, unless such change will not dilute the percentage ownership of the shareholders of the other as further set forth in Exhibit 1 annexed hereto and made a part hereof, as constituted in Lehigh immediately after the Effective Date of the Merger.

                  (iii) Except as set forth on their respective Disclosure Statements to be delivered to each other pursuant to paragraphs 12(b) and 13(b) herein, neither Lehigh or DHB shall authorize for issuance or issue or enter any agreement or commitment for the issuance of shares of capital stock;

                  (iv) neither Lehigh or DHB shall create or grant any rights or elections to purchase stock under any employee stock bonus, thrift or purchase plan or otherwise;

                  (v) neither Lehigh or DHB shall amend their Articles of Incorporation or Bylaws unless deemed to be reasonably necessary to consummate the transaction contemplated herein and upon prior notice thereof to each other.

                  (vi) Neither Lehigh or DHB shall make any modification in their employee benefit programs or in their present policies in regard to the payment of salaries or compensation to their personnel and no increase shall be made in the compensation of their personnel, except in the ordinary course of business.

                  (vii)   Neither   Lehigh  or  DHB  shall  make  any  contract,
         commitment, sale or purchase of assets, except in the ordinary course of business.

                  (viii) Lehigh and DHB will use all reasonable and proper efforts to preserve their respective business organization intact, to keep available the services of their present employees and to maintain satisfactory relationships with suppliers, customers, regulatory agencies, and others having business relations with it;

                  (ix) Neither Lehigh or DHB shall create or implement a profit sharing plan; and,

                  (x) Except as set forth on their respective Disclosure Statements to be delivered to each other pursuant to paragraphs 12(b) and 13(b) herein, the Board of Directors of Lehigh and DHB will not declare any dividends on, or otherwise make any distribution in respect of, their outstanding shares of capital stock unless such dividend or distribution will not dilute the percentage ownership of the shareholders of the other, as further set forth in Exhibit 1 annexed hereto and made a part hereof.

8.       EFFORTS TO OBTAIN APPROVALS AND CONSENTS

                  DHB and Lehigh will use all reasonable and proper efforts to obtain, where required, the approval and consent (i) of any governmental authorities having jurisdiction over the transactions contemplated in this

         Agreement and the Merger Agreement, and (ii) of such other persons whose consent is required to the transactions contemplated by this Agreement and the Merger Agreement.

9.       PROXY STATEMENT AND REGISTRATION STATEMENT

         (a) DHB and Lehigh agree that they shall cooperate in the preparation of and the filing with the Securities and Exchange Commission, by DHB and Lehigh of a proxy statement/prospectus (the "Proxy Statement") in accordance with the Securities Exchange Act of 1934 (the "1934 Act") and the applicable rules and regulations thereunder, to be included in the registration statement of Lehigh referred to below and (ii) the filing with the Securities and Exchange Commission, by Lehigh, of a registration statement on form S-4 or such other Form as may be appropriate (the "Registration Statement"), including the DHB Proxy Statement and Lehigh Proxy Statement, in accordance with the 1933 Act and the applicable rules and regulations thereunder covering the Shares to be issued pursuant to this Agreement. Lehigh and DHB thereafter shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act at the earliest practicable date, and shall take such actions as may reasonably be required under applicable state securities laws to permit the transactions contemplated by this Agreement. Lehigh shall advise DHB promptly when the Registration Statement has become effective, and DHB and Lehigh shall thereupon each send a Proxy Statement to their respective shareholders for purposes of the Meeting contemplated by this Agreement. The Proxy Statements shall be mailed not less than 20 days prior to such meetings to all shareholders of record at their address of record on the transfer records of DHB and Lehigh. Each party shall bear their respective out of pocket expenses, and expenses related to preparing their respective Proxy Statement, soliciting proxies, and preparing documents, financial statements, schedules, exhibits, and like materials for inclusion in the Registration Statement. Lehigh shall be responsible for the expenses of filing the Registration Statement.

         (b) Subject to the conditions set forth below, the parties agree to indemnify and hold harmless each other, their respective officers, directors, partners, employees, agents and counsel against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact made by the party against whom indemnification is sought and contained (1) in any Prospectus/Proxy Statement, the Registration Statement, or Proxy Statement (as from time to time amended and supplemented) or any amendment or supplement thereto; or (2) in any application or other document or communication (in this Section 9 collectively called an "application") executed by or on behalf of either party or based upon written information filed in any jurisdiction in order to qualify the Shares under the "Blue Sky" or securities laws thereof or filed with the Securities and Exchange Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; unless such statement or omission was made in reliance upon and in conformity with written information furnished to the indemnifying party from the party seeking indemnification expressly for inclusion in any Prospectus/Proxy Statement, the Registration Statement, or Proxy Statement, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of representation, warranty, covenant, or agreement contained in this Agreement. The foregoing statement to indemnify shall be in addition to any liability each party may otherwise have, including liabilities arising under this Agreement. If any action is brought against either party or any of its officers, directors,  partners,  employees,  agents,  or  counsel  (  an
                  "indemnified party") in respect of which indemnity may be sought pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the other party (the "indemnifying party") in writing of the institution of such action [but the failure to so notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Paragraph 9(b)] and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel and payment of expenses (satisfactory to such indemnified party or parties). Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the other party in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

10.      COOPERATION BETWEEN PARTIES

                  DHB and Lehigh shall fully cooperate with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their obligations under this Agreement, including the preparation of financial statements and the supplying of information in connection with the preparation of the Registration Statement and the Proxy Statement.

11.      TAX RULING AND OTHER ACTIONS

         (a) If deemed necessary or desirable by DHB and Lehigh, DHB and Lehigh will use their best efforts to obtain as promptly as possible rulings from the United States Internal Revenue Service (IRS), satisfactory to their respective counsel, to the effect that for Federal income tax purposes no gain or loss will be recognized to the holders of DHB shares upon the receipt of Shares in exchange for their DHB shares in accordance with the provisions of this Agreement, and as to other matters incident to the transactions contemplated by this Agreement as such counsel may deem appropriate. Lehigh and DHB agree not to take action inconsistent with the representations made by them in such ruling request if such action would result in the inapplicability of any of the rulings given by the Internal Revenue Service. In lieu of a ruling from the Internal Revenue, DHB may request an opinion of counsel to DHB, to the foregoing effect which opinion shall be a condition to both parties obligations to consummate the Merger. All expenses relating to said ruling or opinion of counsel shall be DHB's responsibility.

12.      REPRESENTATIONS OF LEHIGH

         Lehigh represents, warrants and agrees that:

         (a) Lehigh is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which they were incorporated. Lehigh and its subsidiaries have the corporate power and any necessary governmental authority to own or lease their properties now owned or leased and to carry on their business as now being conducted. Lehigh and its subsidiaries are duly qualified to do business and in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary.

         (b) As of March 31, 1996, the capitalization of Lehigh and its subsidiaries is as set forth in financial statements and filings furnished to DHB. The outstanding capital stock, including warrants of Lehigh and its subsidiaries has been duly authorized and issued and is fully paid and nonassessable. Lehigh and its subsidiaries have no commitment to issue, nor will they issue, any shares of their capital stock or any securities or obligations convertible into or exchangeable for, or give any person any right to acquire from Lehigh or its subsidiaries any shares of Lehigh or it subsidiaries capital stock, except for those shares identified in the Disclosure Schedule to be delivered by Lehigh to DHB ("Disclosure Schedule"). Lehigh owns all of the issued and outstanding capital stock of Newco.

         (c) The Shares which are to be issued and delivered to the DHB shareholders pursuant to the terms of this Agreement and the Merger Agreement, when so issued and delivered, will be validly authorized and issued and will be fully paid and nonassessable. Lehigh shall have applied for and used its best efforts to obtain approval for listing all such Shares subject to notice of issuance on the New York Stock Exchange prior to the Effective Date of Merger and no stockholder of Lehigh or other person will have any preemptive rights in respect thereto.

         (d) Lehigh has furnished DHB with copies of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995 which contains consolidated balance sheets of Lehigh and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, shareholders equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995 audited by BDO Seidman, LLP. Lehigh has also furnished DHB with unaudited financial statements as of March 31, 1996 as set forth in its Form 10- Q as filed with the Securities and Exchange Commission. All of the above financial statements present fairly the consolidated financial position of Lehigh and its subsidiaries at the periods indicated, and the consolidated results of operations and cash flows for the periods then ended. The interim financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and in the opinion of Lehigh include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of such interim period. Since March 31, 1996 there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of Lehigh or its consolidated subsidiaries, and no change except in the ordinary course of business or as contemplated by this Agreement.

         (e) Neither Lehigh nor any of its subsidiaries is engaged in or a party to, or to the knowledge of Lehigh, threatened with any material legal action or other proceeding before any court or administrative agency except as set forth on the Disclosure Schedule. Neither Lehigh nor any of its subsidiaries, to the knowledge of Lehigh, has been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, state, or other applicable law or administrative regulations in respect to its business except as set forth on said Disclosure Statement.

         (f) The information to be furnished by Lehigh for use in the material mailed to stockholders of DHB in connection with the Meetings will in all material respects comply with the applicable requirement of the 1933 Act and the 1934 Act, and the rules and regulations promulgated thereunder.

         (g) Lehigh and Newco have the corporate power to enter into this Agreement, the execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action, and this Agreement constitutes the valid and binding obligations of Lehigh and Newco.

         (h) The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by Lehigh and Newco will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of Lehigh, Newco or any of its other subsidiaries pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement) or other instrument to which Lehigh or any of its subsidiaries is a party or by which it or any of its subsidiaries if bound or affected.

         (i) This Agreement, the Disclosure Schedule, documents and financial statements furnished hereunder on behalf of Lehigh do not contain and will not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact known to Lehigh which materially adversely affects or in the future will materially adversely affect the business operations, affairs or condition of Lehigh or any of its subsidiaries or any of its or their properties or assets which has not been set forth in this Agreement the Disclosure Schedule or other documents and material furnished hereunder.

         (j) There are no agreements or contracts between Lehigh and its subsidiaries with any other third party that require approvals or consents that could delay or prevent the Merger of Lehigh and Newco and the other transactions contemplated thereby.

         (k) Neither Lehigh nor any of its subsidiaries use or handle potentially hazardous materials and have not received notification of, and are not aware of, any past or present event, condition or activity of or relating to the business, properties or assets of Lehigh which violates any Environmental or Occupational Safety Law.

13.      REPRESENTATIONS OF DHB

         DHB represents, warrants and agrees that:

         (a) DHB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and its subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which they were incorporated. DHB and its subsidiaries have the corporate power and any necessary governmental authority to own or lease their properties now owned or leased and to carry on their business as now being conducted. DHB and its subsidiaries are duly qualified to do business and in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary.

         (b)      As of  March  31,  1996,  the  capitalization  of DHB  and its subsidiaries is as set forth in financial statements and filings furnished to Lehigh. The outstanding capital stock, of DHB and its subsidiaries has been duly authorized and issued and is fully paid and nonassessable. DHB and its subsidiaries have no commitment to issue, nor will they issue, any shares of their capital stock or any securities or obligations convertible into or exchangeable for, or give any person any right to acquire from DHB or its subsidiaries any shares of DHB or it subsidiaries capital stock, except for those shares identified in the Disclosure Schedule to be delivered by DHB to Lehigh ("DHB Disclosure Schedule").

         (c) DHB has furnished Lehigh with copies of its Annual Reports on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 1995 and 1994 which contains consolidated balance sheets of DHB and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations shareholder equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995 audited by Capraro Centofranchi Kramer & Co., P.C. DHB has also furnished Lehigh with unaudited financial statements as of March 31, 1996 as set forth in its Form 10-QSB as filed with the Securities and Exchange Commission. All of the above financial statements present fairly the consolidated financial position of DHB and its subsidiaries at the periods indicated, and the consolidated results of operations and cash flows for the periods then ended. The interim financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and in the opinion of DHB include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of such interim period. Since March 31, 1996 there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of DHB or its consolidated subsidiaries, and no change except in the ordinary course of business or as contemplated by this Agreement.

         (d) Neither DHB nor any of its subsidiaries is engaged in or a party to, or to the knowledge of DHB, threatened with any material legal action or other proceeding before any court or administrative agency except as set forth in the DHB Disclosure Schedule to be furnished to Lehigh. Neither DHB nor any of its subsidiaries, to the knowledge of DHB, has been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, state, or other applicable law or administrative regulations in respect to its business except as set forth on said DHB Disclosure Statement.

         (e) The information to be furnished by DHB for use in the material mailed to stockholders of DHB in connection with the Meetings will in all material respects comply with the applicable requirement of the 1933 Act and the 1934 Act, and the rules and regulations promulgated thereunder.

         (f) DHB has the corporate power to enter into this Agreement, the execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action, and this Agreement constitutes the valid and binding obligations of DHB.

         (g) The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by DHB will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of DHB or any of its other subsidiaries pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement) or other instrument to which Lehigh or any of its subsidiaries is a party or by which it or any of its subsidiaries if bound or affected.

         (h) This Agreement, the DHB Disclosure Schedule, documents and financial statements furnished hereunder on behalf of DHB do not contain and will not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact known to Lehigh which materially adversely affects or in the future will materially adversely affect the business operations, affairs or condition of DHB or any of its subsidiaries or any of its or their properties or assets which has not been set forth in this Agreement the DHB Disclosure Schedule or other documents and material furnished hereunder.

         (i) There are no agreements or contracts between DHB and its subsidiaries with any other third party that require approvals or consents that could delay or prevent the Merger of DHB and Newco and the other transactions contemplated thereby.

         (j) Neither Lehigh nor any of its subsidiaries use or handle potentially hazardous materials and have not received notification of, and are not aware of, any past or present event, condition or activity of or relating to the business, properties or assets of Lehigh which violates any Environmental or Occupational Safety Law.

14.      SURVIVAL OF WARRANTIES

                  The representations and warranties made herein by DHB and Lehigh shall survive this Agreement for a period of two years from the closing date and shall not expire with, nor be terminated by the Merger of Newco into DHB.

15.      CONDITIONS TO THE OBLIGATIONS OF LEHIGH

                  The obligations of Lehigh hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

         (a)      This Agreement and the transactions  contemplated hereby shall
                  have  been   approved  by  the  vote  of  a  majority  of  the
                  outstanding shares of common stock of Lehigh and DHB.

         (b) Each "affiliate" of DHB will have properly executed and delivered the Affiliate's Agreement described in paragraph five hereof.

         (c) DHB shall have furnished Lehigh with (i) certified copies of resolutions duly adopted by the holders of a majority or more of the issued and outstanding shares of DHB common stock entitled to vote, evidencing approval of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby; (ii) certified copies of resolutions duly adopted by the Board of Directors of DHB approving the execution and delivery of this Agreement and the Merger Agreement and authorizing all necessary or proper corporate action, to enable DHB to comply with the terms hereof and thereof; (iii) an opinion dated the closing date of counsel for DHB in the form and substance satisfactory to DHB and its counsel to the effect that:

                  (1)      DHB and  each of its  subsidiaries  are  corporations
                           duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and to the best of the knowledge of such counsel based on inquiries of responsible officers of DHB, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on DHB's business or consolidated financial condition, and has all corporate and other power and authority, including all governmental licenses and authorizations, necessary to own its properties and to carry on the business as described in the proxy Statement of DHB made a part of the Registration Statement;

                  (2) this Agreement and the Merger Agreement each have been duly authorized and executed by proper corporate action of DHB and each constitutes the valid and legally binding obligation of DHB in accordance with its terms;

                  (3) no provision of the Articles of Incorporation or the By-laws of DHB or of any contract (except those pursuant to which waivers or consents have been obtained) known to such counsel to which DHB is a party, or any law, rule or regulation prevents it from carrying out the transactions contemplated hereby;

                  (4) there is no material action or proceeding known to such counsel, pending or threatened against DHB before a court or other governmental body or instituted or threatened by any public authority or by the holders of any securities of DHB, other than as specifically set forth in the DHB Disclosure Schedule.

                  (5) DHB has adequate title, subject only to liens and other matters set forth on the financial statements furnished to Lehigh pursuant to paragraph 13(c) hereof, to all its real estate properties, except for any lien of taxes not yet delinquent or being contested in good faith by appropriate proceedings and easements and restrictions of record which do not materially adversely affect the use of the property by DHB, and except for minor defects in titles, none of which, based upon information furnished by officers of DHB, does or will materially adversely affect DHB's use of such properties or its operations, and to which the rights of DHB therein have not been questioned. In giving such opinion, counsel may rely upon title policies previously issued to DHB or updated certificates furnished by title insurance companies.

                  (6) to the best knowledge of such counsel and based upon inquiries of responsible officers of DHB and upon searches of Uniform Commercial Code filings in the offices of the appropriate Secretary of State, there are no liens against properties of DHB (excluding real estate) except as to be disclosed by DHB to Lehigh in the DHB Disclosure Schedule. In rendering this opinion with resect to the laws of any jurisdiction other than Delaware, DHB counsel may rely on the opinion of other counsel retained by DHB provided that said opinion shall state that Lehigh is justified in relying on the opinion or opinions of such other counsel.

         (d) The representations and warranties of DHB contained in this Agreement shall be true in all material respect on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Agreement or those incurred in the ordinary course of business and DHB shall have received from DHB at the Closing a certificate dated the Closing Date of the Chairman, President or a Vice President of DHB to that effect.

         (e) Each and all of the respective agreements of DHB to be performed on or before the Closing Date pursuant to the terms hereof shall in all material respects have been duly performed and DHB shall have delivered to DHB a certificate dated the Closing Date, of the Chairman, President or a Vice President of DHB to that effect.

         (f) Rulings and other actions, if desirable or required, to the effect described in paragraph 11 hereof, satisfactory to counsel for DHB and Lehigh, shall have been obtained or filed and the conditions of such rulings or other actions which must be complied with on or prior to the Closing Date shall have been complied with.

         (g) The completion of DHB's Proxy Statement and the effectiveness of Lehigh's Registration on Form S- 4, as each may be amended.

         (h) The approval of this Agreement and the Merger Agreement by the DHB Board of Directors.

         (i) The absence of any material contingent liabilities of DHB not previously disclosed to Lehigh.

         (j) The nonexistence of any agreement or contract that could delay or prevent the completion of the transactions contemplated by this Agreement.

16.      CONDITIONS TO THE OBLIGATIONS OF DHB

                  The   obligations   of  DHB   hereunder  are  subject  to  the
         satisfaction on or before the Closing Date of the following conditions:

         (a)      This Agreement and the transactions  contemplated hereby shall
                  have  been   approved  by  the  vote  of  a  majority  of  the
                  outstanding shares of common stock of Lehigh and DHB.

         (b) Lehigh shall have furnished DHB with (i) certified copies of resolutions duly adopted by the holders of a majority or more of the issued and outstanding shares of Lehigh common stock entitled to vote, evidencing approval of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby; (ii) certified copies of resolutions duly adopted by the Board of Directors of Lehigh approving the execution and delivery of this Agreement and the Merger Agreement and authorizing all necessary or proper corporate action, to enable Lehigh to comply with the terms hereof and thereof;
                  (iii) an opinion dated the closing date of counsel for Lehigh in the form and substance satisfactory to DHB and its counsel to the effect that:

                  (1) Lehigh and each of its subsidiaries are corporations duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and to the best of the knowledge of such counsel based on inquiries of responsible officers of Lehigh, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on Lehigh's business or consolidated financial condition, and has all corporate and other power and authority, including all governmental licenses and authorizations, necessary to own its properties and to carry on the business as described in the Proxy Statement of Lehigh made a part of the Registration Statement;

                  (2) this Agreement and the Merger Agreement each have been duly authorized and executed by proper corporate action of Lehigh and each constitutes the valid and legally binding obligation of Lehigh in accordance with its terms;

                  (3) no provision of the Articles of Incorporation or the By-laws of Lehigh or of any contract (except those pursuant to which waivers or consents have been obtained) known to such counsel to which Lehigh is a party, or any law, rule or regulation prevents it from carrying out the transactions contemplated hereby;

                  (4) there is no material action or proceeding known to such counsel, pending or threatened against Lehigh before a court or other governmental body or instituted or threatened by any public authority or by the holders of any securities of Lehigh, other than as specifically set forth in the Disclosure Schedule;

                  (5) Lehigh has adequate title, subject only to liens and other matters set forth on the financial statements furnished to DHB pursuant to paragraph 12(d) hereof, to all its real estate properties, except for any lien of taxes not yet delinquent or being contested in good faith by appropriate proceedings and easements and restrictions of record which do not materially adversely affect the use of the property by Lehigh, and except for minor defects in titles, none of which, based upon information furnished by officers of Lehigh, does or will materially adversely affect Lehigh's use of such properties or its operations, and to which the rights of Lehigh therein have not been questioned. In giving such opinion, counsel may rely upon title policies previously issued to Lehigh or updated certificates furnished by title insurance companies;

                  (6) to the best knowledge of such counsel and based upon inquiries of responsible officers of Lehigh and upon searches of Uniform Commercial Code filings in the offices of the appropriate Secretary of State, there are no liens against properties of Lehigh (excluding real estate) except as to be disclosed by Lehigh to Lehigh in the Disclosure Schedule.

                           In rendering this opinion with resect to the laws of any jurisdiction other than Delaware, Lehigh counsel may rely on the opinion of other counsel retained by Lehigh provided that said opinion shall state that Lehigh is justified in relying on the opinion or opinions of such other counsel.

         (c) The representations and warranties of Lehigh contained in this Agreement shall be true in all material respect on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Agreement or those incurred in the ordinary course of business and Lehigh shall have received from Lehigh at the Closing a certificate dated the Closing Date of the President or a Vice President of Lehigh to that effect.

         (d) Each and all of the respective agreements of Lehigh to be performed on or before the Closing Date pursuant to the terms hereof shall in all material respects have been duly performed and Lehigh shall have delivered to DHB a certificate dated the Closing Date, of the Chairman, President or a Vice President of Lehigh to that effect.

         (e) Rulings and other actions, if desirable or required, to the effect described in paragraph 11 hereof, satisfactory to counsel for Lehigh and DHB, shall have been obtained or filed and the conditions of such rulings or other actions which must be complied with on or prior to the Closing Date shall have been complied with.

         (f) At the time immediately prior to the closing of this transaction, no more than 473,289 shares of Common Stock of Lehigh shall be issued and outstanding resulting from Lehigh shareholders having voted for a 21.845 for 1 reverse stock split with respect to the 10,339,250 shares of Common Stock presently outstanding; no other class of equity securities will be issued and outstanding, nor will there be any Warrants, Options or other securities outstanding which are convertible into common stock or upon exercise would require common stock to be issued, except as set forth in the Disclosure Schedule.

         (g)      The   completion   of  Lehigh's   proxy   Statement   and  the
                  effectiveness of Lehigh's Registration on Form S-4, as each may be amended.

         (h) The approval of this Agreement and the Merger Agreement by the Lehigh Board of Directors.

         (i) The absence of any material contingent liabilities of Lehigh not previously disclosed to Lehigh.

         (j) The nonexistence of any agreement or contract that could delay or prevent the completion of the transactions contemplated by this Agreement.

         (k) The Board of Directors of Lehigh shall be constituted as set forth on Exhibit B annexed hereto.

         (l) The Employment Agreement shall be entered into with Messrs. Salvatore J. Zizza and Robert A. Bruno in the forms annexed hereto as Exhibit C and D respectively.

         (m) The Board of Directors of Lehigh and the shareholders of Lehigh shall have approved an amendment to Lehigh's Articles of Incorporation changing the name of Lehigh to "The DHB Group, Inc." effective upon the closing of the transactions contemplated hereby.

17.      TERMINATION AND MODIFICATIONS RIGHTS

         (a) This Agreement (except for the last three sentences of paragraph 4 of this Agreement) may be terminated at any time prior to the Closing Date by (i) mutual consent of the parties hereto authorized by their respective Boards of Directors or
                  (ii) upon written notice to the other party, by either party upon authorization of its Board of Directors:

                  (1) if in its reasonably exercised judgment since the date of this Agreement there shall have occurred a material adverse change in the financial condition or business of the other party or the other party shall have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either party come to the attention of the other party; or

                  (2) if any action or proceeding shall have been instituted or threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated by this Agreement or if the consummation of such transactions would subject either of such parties to liability for breach of any law or regulation.

         (b)      As  provided  in  paragraph   2(a),   this  Agreement  may  be
                  terminated by either party upon notice to the other in the event the Closing shall not be held by December 15, 1996.

         (c) Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to the benefit thereof, by action taken by the Board of Directors of such party; and any such term or condition may be amended at any time, by an agreement in writing executed by the Chairman of the Board, the President or any Vice President of each of the parties pursuant to authorization by their respective Boards of Directors provided however that no amendment of any principal term of the Merger shall be affected after approval of this Agreement by the shareholders of Lehigh, DHB and Newco unless such amendment is approved by such shareholders in accordance with applicable law.

18.      INDEMNIFICATION

         (a) Salvatore J. Zizza ("Zizza") and Robert A. Bruno ("Bruno"), solely to the extent and in the manner set forth herein, shall jointly and severally indemnify Lehigh and hold it harmless against and in respect of any and all damage, loss, cost or reasonable expense (which shall also include reasonable attorney's fees) suffered, incurred or required to be paid by Lehigh after the Effective Date of the Merger (herein referred to as "Losses") by reason of any representation or warranty made by Lehigh in or pursuant to this Agreement or in the Disclosure Statement, documents or financial statements delivered pursuant hereto being untrue or incorrect, to the extent not actually known by DHB prior to the Effective Date of the Merger at the date of this Agreement, provided that Zizza and Bruno had actual knowledge that such representation or warranty was untrue or incorrect prior to the Effective Date of the Merger.

         (b) There shall be no indemnification for Losses unless the aggregate amount of such Losses exceeds $25,000, and then only the Losses in excess of $25,000 shall be subject to indemnification in accordance with this paragraph 18. The limitation of liability for Losses above the $25,000 threshold shall in the case of each of Zizza and Bruno be the amount of and shall be paid from the remaining unpaid salary from their respective employment contracts, annexed hereto as Exhibits C and D. In computing the amount of Losses, the indemnification shall be for the net amount of a loss after giving effect to anything which directly mitigates the loss and after taking into account insurance proceeds or any other recovery resulting from the loss. (If, after the payment of any indemnification hereunder, the amount of a loss shall be reduced beyond the amount, if any, previously taken into account by a recovery, settlement, or otherwise, the amount of such reduction which is directly related to the loss less any expenses incurred in connection with such reduction shall promptly be repaid to the party that paid the indemnification hereunder.)

         (c) Notwithstanding anything herein contained, Zizza and Bruno shall not be liable for any Losses referred to in paragraphs 18(a) or 18(b) hereof unless a written notice setting forth in reasonable detail the breach which is being asserted has been given to Zizza and/or Bruno within the applicable period of limitations set forth in paragraph 18(d) hereof and, in addition, if such matter arises out of a claim by a third party, such notice shall be given promptly and in any event (so long as the indemnifying party shall not have been prejudiced by delay) not later than thirty (30) days after the party seeking indemnity shall have become aware thereof. The party from whom indemnification is sought shall be entitled to defend against any such claim as set forth in paragraph 18 hereof.

         (d) No claim may be asserted with respect to indemnification after the period ending two years from the Closing Date.

         (e) In the event that any claim is made by a third party which, if valid, would entitle Lehigh to indemnity under this paragraph 18, Zizza and Bruno shall be given written notice as set forth in paragraph 18(c) hereof within the time hereinabove provided and they, or either of them, may defend against and settle the claim at their own expense and with counsel of their choosing. Lehigh shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of its own choosing, but Zizza and Bruno, or either of them, shall be entitled to control the defense unless Lehigh has relieved them from liability with respect to the particular matter. In the event Zizza or Bruno shall fail timely to defend, contest or otherwise protect against such claim, Lehigh shall have the right, but not the obligation, to defend, contest or otherwise protect against the same or, on not less than thirty (30) days' written notice, to Zizza and Bruno make any compromise or settlement thereof, and such settlement shall be binding on the party from whom indemnification was sought for purposes of indemnification under this paragraph 18 unless such party objects thereto within the thirty (30) day period aforesaid.

19.      BROKERS

                  Each of the parties represents that no broker, finder or similar person has been retained or paid and that no brokerage fee or other commission has been agreed to be paid for or on account of this Agreement.

20.      GOVERNING LAW

                  This Agreement shall be construed in accordance with the laws of the State of Delaware.

21.      NOTICES

                  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

         (a)      If to Lehigh or Newco:

                           Salvatore J. Zizza, President
                           810 Seventh Avenue - #27 F
                           New York, NY 10019

                  With a copy to:

                           Robert A. Bruno, Esq.
                           General Counsel & Vice President
                           810 Seventh Avenue - #27 F
                           New York, NY 10019

         (b)      If the DHB:

                           David H. Brooks, Chairman
                           DHB CAPITAL GROUP, INC.
                           11 Old Westbury Road
                           Old Westbury, New York 11568

                  With a copy to:

                           Peter Landau, Esq.
                           Option Handler Gottlieb Feiler & Katz
                           52 Vanderbilt Avenue
                           New York, NY 10017

22.      ASSIGNMENT

                  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

23.      COUNTERPARTS

                  This Agreement may be executed simultaneously in two or more counterparts, and by the different parties hereto on separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.      HEADINGS AND REFERENCES

                  The headings of the paragraphs of this Agreement are inserted for convenience of reference only.

25.      ENTIRE AGREEMENT: SEVERABILITY

                  This Agreement, including the Disclosure Schedules, documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions of this Agreement or this Agreement as a whole.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized by a majority of their directors as of the date first above written.

ATTEST:                                     DHB CAPITAL GROUP INC.


/S/ MARY KREIDELL                           By  /S/ DAVID H. BROOKS
- ------------------                          -----------------------
AUTHORIZED OFFICER                          David H. Brooks, Chairman
                                            and Chief Executive Officer


ATTEST:                                     THE LEHIGH GROUP INC.


/S/ ROBERT A. BRUNO                         By  /S/ SALVATORE J. ZIZZA
- -------------------                         ---------------------------
AUTHORIZED OFFICER                          Salvatore J. Zizza,
                                            Chairman of the Board and
                                            Chief Executive Officer


ATTEST:                                     LEHIGH MANAGEMENT CORP.


/S/ ROBERT A. BRUNO                         By  /S/ SALVATORE J. ZIZZA
- -------------------                         ---------------------------------
AUTHORIZED OFFICER                          Salvatore J. Zizza, President and
                                            Chief Executive Officer

                               AGREEMENT OF MERGER
                                       OF
                             DHB CAPITAL GROUP INC.
                                       AND
                             LEHIGH MANAGEMENT CORP.

         AGREEMENT OF MERGER made as of the _____ day of ___________, 1996, by and among DHB CAPITAL GROUP INC. a Delaware Corporation ("DHB"), LEHIGH MANAGEMENT CORP. a Delaware Corporation ("NEWCO") AND THE LEHIGH GROUP INC. a Delaware corporation ("LEHIGH"). DHB and Newco are sometimes hereinafter collectively referred to as the "Constituent Corporations".

                                    RECITALS:

         DHB is a Delaware corporation originally organized as a New York Corporation in 1992 and reincorporated in Delaware in 1995, and its authorized capital stock consists of 25,000,000 shares of Common Stock par value $.001 per share ("DHB Common Stock"), of which _________ shares were issued and outstanding as of June 30, 1996.

         Newco is a Delaware corporation organized in July 1996 and its authorized capital stock consists of 2,500 shares of Common Stock, no par value, of which 100 shares are issued and outstanding and all of which are owned by Lehigh.

         Lehigh is a Delaware corporation organized in 1928 and its authorized capital stock consists of 100,000,000 shares of Common Stock par value $.001 per share of which ___________ shares of Common Stock were issued and outstanding as of June 30, 1996

         Lehigh, DHB and Newco have entered into an Agreement and Plan of Reorganization dated as of July 1 1996 (the "Reorganization Agreement") setting forth certain representations, warranties, agreements, and conditions in connection with the merger provided for herein.

         The respective Boards of Directors of Lehigh, DHB and Newco have, by resolutions, duly approved the execution of and the transactions contemplated by the Reorganization Agreement and this Agreement of Merger and directed that they be submitted to the respective shareholders of the two Constituent Corporations and Lehigh for adoption and approval.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                        I

                                     MERGER

1.1 In accordance with the provisions of this Agreement and applicable law, Newco shall be merged with and into DHB (the "Merger"). DHB shall be and is herein sometimes referred to as the "Surviving Corporation".

1.2 Upon the Effective Date of the Merger (as defined in Article III hereof) the separate existence of Newco shall cease and DHB, as the Surviving Corporation, (i) shall continue to possess all of its rights and property as constituted immediately prior to the effective Date of the Merger and shall succeed, without other transfer, to all of the rights and property of Newco and (ii) shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Date of the Merger, and become subject to all the debts and liabilities of Newco in the same manner as if DHB had itself incurred them, all as more fully provided under the Delaware General Corporation law.

1.3 Lehigh hereby agrees that at the time when the Merger shall become effective, Lehigh will issue that number of whole shares of Lehigh into which shares of DHB Common Stock issued and outstanding immediately prior to the Effective Date of the Merger will, as of the Effective Date of the Merger and by virtue of the Merger, be converted as hereinafter provided.

1.4 The Merger shall not become effective until the following actions shall have been completed: (i) this Agreement of Merger shall have been adopted and approved by the shareholders of each of Lehigh, DHB and Newco; (ii) all of the other conditions precedent to the consummation of the Merger specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and (iii) a certificate of merger meeting the requirements of applicable Delaware law shall have been filed with applicable authorities.

                                       II

                        CONVERSION AND EXCHANGE OF SHARES

         The manner and basis of converting shares of DHB Common Stock into Shares of Lehigh and the exchange of certificates therefor, shall be as follows:

2.1 The exact number of Shares to be issued shall be based on the agreed formula used for all the issued and outstanding shares of DHB Common Stock immediately prior to the Effective Date of the Merger. The Shareholders of DHB will receive that number of shares of Lehigh that would equal 97% of the total number of issued and outstanding shares of Lehigh immediately after the Effective Date of the Merger. No fractional DHB shares will be considered in the exchange and no fractional Lehigh shares will be issued. Holders of Options and Warrants to purchase shares of DHB Common Stock immediately prior to the Effective Date of the Merger will have the right to exercise such Options and Warrants after the

         Effective Date of the Merger as to shares of Lehigh Common stock for the term, at the price per share and in the amounts set forth on Schedule A annexed hereto.

2.2 After the Effective Date of the Merger, certificates evidencing outstanding shares of DHB Common Stock shall evidence the right of the holder thereof to receive certificates representing 1 whole share of Lehigh Common Stock for each share of DHB Common Stock. Each holder of DHB Common Stock, upon surrender of the certificates, which prior thereto represented shares of DHB Common stock, to a trust company to be designated by Lehigh which shall act as the exchange agent (the "Exchange Agent") for such shareholders to effect the exchange of certificates on their behalf, shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of Lehigh Common Stock into which the shares of DHB Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted. Until so surrendered, each such outstanding certificate for shares of DHB Common Stock shall be deemed, for all corporate purposes including voting rights, subject to the further provisions of this Article II, to evidence the ownership of the whole shares of Lehigh Common Stock into which such shares have been converted.

2.3 No certificate representing a fraction of Lehigh Common Stock will be issued and no right to vote or receive any distribution or any other right of a shareholder shall attach to any fractional interest of Lehigh Common Stock to which any holder of shares of DHB Common Stock would otherwise be entitled hereunder.

2.4 If any certificate for whole shares of Lehigh Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for whole shares of Lehigh Common stock in any name other than that of the registered holder of the certificate surrendered, paid or is not payable.

2.5 At the Effective Date of the Merger, all shares of DHB Common Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be cancelled.

                                       III

                 EFFECTIVE DATE OF MERGER; ABANDONMENT OF MERGER

3.1 Subject to the provisions of this Article III, this Agreement of Merger shall be submitted to the shareholders of Lehigh, DHB and Newco as provided in the Reorganization Agreement. If adopted and approved by the vote of at least a majority of the shareholders of each of the Constituent Corporations and Lehigh and if all of the conditions precedent to the consummation of the Merger specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof, then unless terminated as provided in this Article III, the Merger Certificate shall be filed with the appropriate governmental authorities. The Effective Date of the Merger is the date upon which a duly executed copy of the Merger Certificate is filed with the Secretary of State of Delaware in accordance with Section 103(c) of the Delaware General Corporation Law. The date when the Merger shall become effective as aforesaid is herein called the "Effective Date of the Merger".

3.2 This Agreement of Merger may be terminated and the proposed Merger abandoned at any time prior to the Effective Date of the Merger, subject to and in the manner provided in the Reorganization Agreement.

                                       IV

                                  MISCELLANEOUS

4.1 For the convenience of the parties hereto and to facilitate the filing of this Agreement of Merger, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

4.2 At any time prior to the Effective Date of the Merger the parties hereto may, by written agreement, (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive (in the manner specified in paragraph 17(c) of the Reorganization Agreement) any breach or inaccuracy in the representations and warranties contained in this Agreement of Merger or in the Reorganization Agreement or in any document delivered pursuant thereto, or (iii) waive (in the manner specified in paragraph 17(c) of the Reorganization Agreement) compliance with any of the covenants, conditions or agreement contained in this Agreement of Merger or in the Reorganization Agreement.

4.3 Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mall, postage prepaid, as follows:

         (a)      If to Lehigh or Newco
                  Salvatore J. Zizza, President
                  810 Seventh Avenue - #27 F
                  New York NY 10019

         With a copy to:

                  Robert A. Bruno, Esq.
                  General Counsel & Vice President
                  810 Seventh Avenue - #27 F
                  New York NY 10019

         (b)      If the DHB

                  David H. Brooks, Chairman
                  DHB CAPITAL GROUP, INC.
                  11 Old Westbury Road
                  Old Westbury, New York 11568

         With a copy to

                  Peter Landau, Esq.
                  Opton Handler Gottlieb Feiler & Katz
                  52 Vanderbilt Avenue
                  New York NY 100l7

         or such other person as may be designated in writing by the parties by a notice given as aforesaid.

4.4 After the Merger becomes effective, Newco, through the persons who were its officers immediately prior to the Merger shall execute or cause to be executed such further assignments assurances or other documents as may be necessary or desirable to confirm title to its properties, assets, and rights in DHB.

4.5 The corporations who are parties to this Agreement are also parties to the Reorganization Agreement. The two agreements are intended to be construed together in order to effectuate their purposes, and said agreements are intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1954 as amended.

         IN WITNESS WHEREOF, each of the undersigned corporations has caused this Agreement of Merger to be signed in its corporate name by its duly authorized officers, all as of the date first above written.

                                            THE LEHIGH GROUP INC.


                                            By:
                                               ---------------------
                                                  Title: Chairman


(Corporate Seal)                    By:
                                       -----------------------------
                                                 Title: Secretary

                                            LEHIGH MANAGEMENT CORP.


                                    By:
                                       -----------------------------
                                                 Title: President

(Corporate Seal)                    By:
                                       -----------------------------
                                                 Title: Secretary


                                    DHB CAPITAL GROUP INC.


                                    By:
                                       -----------------------------
                                                 Title: Chairman


(Corporate Seal)                    By:
                                       -----------------------------
                                                 Title: Secretary

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Restated Certificate of Incorporation and By-laws of Lehigh contain provisions permitted by the Delaware General Corporation Law (under which Lehigh is organized), that, in essence, provide that directors and officers shall be indemnified for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of Lehigh if they meet certain specified conditions. In addition, the Restated Certificate of Incorporation of Lehigh contains provisions that limit the monetary liability of directors of Lehigh for certain breaches of their fiduciary duty of care and provide for the advancement by Lehigh to directors and officers of expenses incurred by them in defending suits arising out of their service as such.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)  Exhibits:

         The following Exhibits are filed as part of this registration statement (references are to Regulation S-K Exhibit Numbers):


*2.1 Agreement and Plan of Reorganization, dated as of July 8, 1996, between the Registrant, the Registrant Acquisition Corp. and DHB Capital Group, Inc. (filed as Appendix A to the Joint Proxy Statement/Prospectus included in this Registration Statement).

3(a) Restated Certificate of Incorporation, By-Laws and Amendments to By-Laws (incorporated by reference to Exhibits A and B to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1970. Exhibits 3 and 1, respectively, to the Registrant's Current Reports on Form 8-K dated September 8, 1972 and May 9, 1973, and Exhibit to the Registrant's Current Report on Form 8-K dated October 10, 1973, and Exhibit 3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1980).

3(b) Certificate of Amendment to Restated Certificate of Incorporation dated September 30, 1983 (incorporated by reference to Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 1985).

3(c) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on October 31, 1985 (incorporated by reference to Exhibit 4(c) to the Registrant's Current Report on Form 8-K dated November 7,
                       1985).

3(d) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on January 2,

                       1986 (incorporated by reference to Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1985).

3(e) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on June 4, 1986 (incorporated by reference to Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1986).

3(f) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on March 15, 1991 (incorporated by reference to Exhibit 3(g) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

3(g) Certificate of Amendment to Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on December 27, 1991 (incorporated by reference to Exhibit 3(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                       1991).

3(h) Certificate of Amendment to Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on January 27, 1995 (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                       1994).

3(i) Amended and Restated By-Laws of the Registrant, as amended to date (incorporated by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K dated July 17, 1996).

4(a) Form of Indenture, dated as of October 15, 1985, among Registrant, NICO, Inc. and J. Henry Schroder Bank & Trust the Registrant, as Trustee, including therein the form of the subordinated debentures to which such Indenture relates (incorporated by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated November 7,
                       1985).

4(b) Amendment to Indenture dated as of March 14, 1991 referenced to in Item 4(b)(1) (incorporated by reference to Exhibit 4(b)(2) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

4(c) Indenture dated as of March 15, 1991 (the "Class B Note Indenture") among the Registrant, NICO, the guarantors signatory thereto, and Continental Stock Transfer and Trust the Registrant, as Trustee, pursuant to which the 8% Class B Senior Secured Redeemable Notes due March 15, 1999 of NICO were issued together with the form of such Notes (incorporated by reference to Exhibit 4(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

4(d) First Supplemental Indenture dated as of May 5, 1993 between NICO and Continental Stock Transfer & Trust the Registrant, as trustee under the Class B

                       Note Indenture (incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

4(e) Form of indenture between the Registrant, NICO and Shawmut Bank, N.A., as Trustee, included therein the form of Senior Subordinated Note due April 15, 1998 (incorporated by reference to Exhibit 4(b) to Amendment No. 2 to the Registrant's Registration Statement on Form S-2 dated May 13, 1988).

**5.1                  Opinion  of  Olshan   Grundman  Frome  &  Rosenzweig  LLP
                       regarding   the   legality   of  the   securities   being
                       registered.

10(a) Guaranty of LVI Environmental dated as of May 5, 1993 (incorporated by reference to Exhibit 10(f) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

10(b) Indemnification Agreement dated as of May 5, 1993 among LVI Environmental, the Registrant and certain directors and officers of the Registrant (incorporated by reference to Exhibit 10(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

10(c) Assumption Agreement dated as of May 5, 1993 among the Registrant, NICO and LVI Holding for the benefit of holders of certain securities of Hold-Out Notes (as defined therein) (incorporated by reference to Exhibit 10(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

10(d) Exchange Offer and Registration Rights Agreement dated as of March 15, 1991 made by the Registrant in favor of those persons participating in the Registrant's exchange offers (incorporated by reference to Exhibit 10(j) to the Registrant's Annual Report on Form 10-K/A Amendment #2 for the year ended December 31, 1993).

10(e)                  Employment Agreement between the Registrant and Salvatore
                       J. Zizza dated August 22, 1994 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(f) Options of Mr. Zizza to purchase an aggregate of 10,250,000 shares of Common Stock of the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(g) Registration Rights Agreement dated as of August 22, 1994 between Mr. Zizza and the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(h) Consulting Agreement dated as of August 22, 1994 between Dominic Bassani and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant's

                       Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(i) Warrants of Mr. Bassani to purchase an aggregate of 7,750,000 shares of Common Stock of the Registrant (incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(j) Registration Rights Agreement dated as of August 22, 1994 between Mr. Bassani and the Registrant (incorporated by reference to Exhibit 10.6 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(k) Form of Registration Rights Agreement dated as of August 22, 1994 among the Registrant and the investors in the Private Placement (incorporated by reference to Exhibit
                       10.7 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September
                       1994).

10(l) Warrant of Goldis Financial Group, Inc. to purchase an aggregate of 386,250 shares of Common Stock of the Registrant (incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September
                       1994).

10(m)                  Employment Agreement between the Registrant and Robert A.
                       Bruno dated January 1, 1995 (incorporated by reference to
                       Exhibit 10(m) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

10(n) Subordinated debenture dated March 28, 1996 between the Registrant and Macrocom Investors, LLC (incorporated by reference to Exhibit 10(n) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

*10(o) Option Letter Agreement, dated July 8, 1996, between Salvatore J. Zizza and DHB Capital Group.

*10(p) $100,000 Promissory Note, dated as of July 8, 1996, from DHB Capital Group, Inc. to Salvatore J. Zizza.

*10(q) Employment Agreement, dated as of June 11, 1996, between the Registrant and Salvatore J. Zizza.

*10(r) Employment Agreement, dated as of June 11, 1996, between the Registrant and Robert A. Bruno.

*10(s) Registration Rights Agreement, as of July 8, 1996, between the Registrant and DHB Capital Group, Inc.

21 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

*23.1                  Consent of BDO Seidman, LLP.

*23.2                  Consent of Capraro, Centofranchi, Kramer & Co., P.C.

*23.3                  Consent of Jay Howard Linn.

**23.4                 Consent  of  Olshan   Grundman  Frome  &  Rosenzweig  LLP
                       (included in Exhibit 5.1).

*99.1 Form of Proxy with respect to the solicitation of the holders of the Registrant's Common Stock.

*99.2 Form of Proxy with respect to the solicitation of the holders of DHB's Common Stock.


- -----------------------------
*  Filed herewith.
** To be filed by Amendment.

ITEM 22.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 13th day of September, 1996.

THE LEHIGH GROUP INC.


                                             By: /S/ SALVATORE J. ZIZZA
                                                 ----------------------
                                                      Salvatore J. Zizza
                                                      President

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints SALVATORE J. ZIZZA and ROBERT A.
BRUNO, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them,or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


/S/ SALVATORE J. ZIZZA       Chairman of the Board            September 13, 1996
- -------------------------    Director and President Chief
Salvatore J. Zizza           Executive Officer (Chief
                             Financial Officer)


/S/ ROBERT A. BRUNO          Vice President, General          September 13, 1996
- -------------------------    Counsel, Secretary and
Robert A. Bruno              Director



/S/ RICHARD L. BREADY        Director                         September 13, 1996
- -------------------------
Richard L. Bready



/S/ CHARLES A. GARGANO       Director                         September 13, 1996
- -------------------------
Charles A. Gargano

/S/ANTHONY F.L. AMHURST      Director                         September 13, 1996
- --------------------------
Anthony F.L. Amhurst



/S/ SALVATORE M. SALIBELLO   Director                         September 13, 1996
- --------------------------
Salvatore M. Salibello

                                  EXHIBIT INDEX

EXHIBIT

*2.1 Agreement and Plan of Reorganization, dated as of July 8, 1996, between the Registrant, the Registrant Acquisition Corp. and DHB Capital Group, Inc. (filed as Appendix A to the Joint Proxy Statement/Prospectus included in this Registration Statement).

3(a) Restated Certificate of Incorporation, By-Laws and Amendments to By-Laws (incorporated by reference to Exhibits A and B to the Registrant's Annual Report on Form 10-K for the year ended
              December 31, 1970. Exhibits 3 and 1, respectively, to the Registrant's Current Reports on Form 8-K dated September 8, 1972 and May 9, 1973, and Exhibit to the Registrant's Current Report on Form 8-K dated October 10, 1973, and Exhibit 3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1980).

3(b) Certificate of Amendment to Restated Certificate of Incorporation dated September 30, 1983 (incorporated by reference to Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 1985).

3(c) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on October 31, 1985 (incorporated by reference to Exhibit 4(c) to the Registrant's Current Report on Form 8-K dated November 7, 1985).

3(d) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on January 2, 1986 (incorporated by reference to Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1985).

3(e) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on June 4, 1986 (incorporated by reference to Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1986).

3(f) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on March 15, 1991 (incorporated by reference to Exhibit 3(g) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

3(g) Certificate of Amendment to Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on December 27, 1991 (incorporated by reference to
              Exhibit 3(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991).

3(h) Certificate of Amendment to Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on January 27, 1995 (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

3(i) Amended and Restated By-Laws of the Registrant, as amended to date (incorporated by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K dated July 17, 1996).

4(a) Form of Indenture, dated as of October 15, 1985, among Registrant, NICO, Inc. and J. Henry Schroder Bank & Trust the Registrant, as Trustee, including therein the form of the subordinated debentures to which such Indenture relates (incorporated by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated November 7, 1985).

4(b)          Amendment to Indenture dated as of March 14, 1991 referenced to in
              Item 4(b)(1) (incorporated by reference to Exhibit 4(b)(2) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

4(c) Indenture dated as of March 15, 1991 (the "Class B Note Indenture") among the Registrant, NICO, the guarantors signatory thereto, and Continental Stock Transfer and Trust the Registrant, as Trustee, pursuant to which the 8% Class B Senior Secured Redeemable Notes due March 15, 1999 of NICO were issued together with the form of such Notes (incorporated by reference to Exhibit 4(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

4(d) First Supplemental Indenture dated as of May 5, 1993 between NICO and Continental Stock Transfer & Trust the Registrant, as trustee under the Class B Note Indenture (incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

4(e) Form of indenture between the Registrant, NICO and Shawmut Bank, N.A., as Trustee, included therein the form of Senior Subordinated Note due April 15, 1998 (incorporated by reference to Exhibit 4(b) to Amendment No. 2 to the Registrant's Registration Statement on Form S-2 dated May 13, 1988).

**5.1 Opinion of Olshan Grundman Frome & Rosenzweig LLP regarding the legality of the securities being registered.

10(a)         Guaranty   of  LVI   Environmental   dated  as  of  May  5,   1993
              (incorporated by reference to Exhibit 10(f) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

10(b) Indemnification Agreement dated as of May 5, 1993 among LVI Environmental, the Registrant and certain directors and officers of the Registrant (incorporated by reference to Exhibit 10(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

10(c) Assumption Agreement dated as of May 5, 1993 among the Registrant, NICO and LVI Holding for the benefit of holders of certain securities of Hold-Out Notes (as defined therein) (incorporated by reference to Exhibit 10(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

10(d) Exchange Offer and Registration Rights Agreement dated as of March 15, 1991 made by the Registrant in favor of those persons participating in the Registrant's exchange offers (incorporated by reference to Exhibit 10(j) to the Registrant's Annual Report on Form 10-K/A Amendment #2 for the year ended December 31, 1993).

10(e) Employment Agreement between the Registrant and Salvatore J. Zizza dated August 22, 1994 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(f) Options of Mr. Zizza to purchase an aggregate of 10,250,000 shares of Common Stock of the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(g) Registration Rights Agreement dated as of August 22, 1994 between Mr. Zizza and the Registrant (incorporated by reference to Exhibit
              10.3 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(h) Consulting Agreement dated as of August 22, 1994 between Dominic Bassani and the Registrant (incorporated by reference to Exhibit
              10.4 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(i) Warrants of Mr. Bassani to purchase an aggregate of 7,750,000 shares of Common Stock of the Registrant (incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(j) Registration Rights Agreement dated as of August 22, 1994 between Mr. Bassani and the Registrant (incorporated by reference to Exhibit 10.6 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(k) Form of Registration Rights Agreement dated as of August 22, 1994 among the Registrant and the investors in the Private Placement (incorporated by reference to Exhibit 10.7 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(l) Warrant of Goldis Financial Group, Inc. to purchase an aggregate of 386,250 shares of Common Stock of the Registrant (incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(m) Employment Agreement between the Registrant and Robert A. Bruno dated January 1, 1995 (incorporated by reference to Exhibit 10(m) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

10(n) Subordinated debenture dated March 28, 1996 between the Registrant and Macrocom Investors, LLC (incorporated by reference to Exhibit 10(n) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

*10(o)        Option Letter Agreement,  dated July 8, 1996, between Salvatore J.
              Zizza and DHB Capital Group.

*10(p) $100,000 Promissory Note, dated as of July 8, 1996, from DHB Capital Group, Inc. to Salvatore J. Zizza.

*10(q) Employment Agreement, dated as of June 11, 1996, between the Registrant and Salvatore J. Zizza.

*10(r) Employment Agreement, dated as of June 11, 1996, between the Registrant and Robert A. Bruno.

*10(s) Registration Rights Agreement, as of July 8, 1996, between the Registrant and DHB Capital Group, Inc.

21 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

*23.1         Consent of BDO Seidman, LLP.

*23.2         Consent of Capraro, Centofranchi, Kramer & Co., P.C.

*23.3         Consent of Jay Howard Linn.

**23.4        Consent of Olshan  Grundman  Frome & Rosenzweig  LLP  (included in
              Exhibit 5.1).

*99.1 Form of Proxy with respect to the solicitation of the holders of the Registrant's Common Stock.

*99.2 Form of Proxy with respect to the solicitation of the holders of DHB's Common Stock.


- --------------------------
*  Filed herewith.

** To be filed by Amendment.